UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Symmetry Surgical Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Fellow Stockholder:	May 31, 2016

You are cordially invited to attend Symmetry Surgical Inc.’s 2016 Special Meeting of Stockholders. The meeting will be held at 9:00 AM M.D.T. on July 1, 2016 at Salt Lake Marriott Downtown at City Creek, 75 South West Temple, Salt Lake City, Utah 84101. At the special meeting you will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of May 2, 2016, which we refer to as the merger agreement, among Symmetry Surgical Inc., which we refer to as the Company or Symmetry, Symmetry Surgical Holdings, Inc., which we refer to as Parent, and Symmetry Acquisition Corp, Inc. (a wholly-owned subsidiary of Parent), which we refer to as Merger Sub. Parent is a newly incorporated company that is owned by RoundTable Healthcare Partners IV, L.P. and RoundTable Healthcare Investors IV, L.P. Pursuant to the terms of the merger agreement, Merger Sub will merge with and into Symmetry, which we refer to as the merger, and Symmetry will become a wholly-owned subsidiary of Parent. At the special meeting, you will also be asked to consider and vote upon a proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

If the merger is completed, you will be entitled to receive $13.10 in cash, without interest, for each share of Symmetry’s common stock you own (unless you have properly exercised your appraisal rights with respect to such shares), which represents a premium of (i) approximately 26% to Symmetry’s closing stock price on May 2, 2016, the last trading day prior to the public announcement of the execution of the merger agreement, and (ii) approximately 39% over the volume weighted average share price of Symmetry’s common stock during the six months ended May 2, 2016.

Symmetry’s Board of Directors, after considering the reasons more fully described in the enclosed proxy statement, unanimously determined that the merger agreement and the transactions contemplated by the merger agreement are advisable, fair to and in the best interests of Symmetry and its stockholders, and approved, adopted and declared advisable the merger agreement and the transactions contemplated by the merger agreement. The Board of Directors unanimously recommends that you vote (i) “FOR” the proposal to adopt the merger agreement and thereby approve the transactions contemplated by the merger agreement, including the merger, and (ii) “FOR” the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

The enclosed proxy statement provides detailed information about the special meeting, the merger agreement and the merger. A copy of the merger agreement is attached as Annex A to the proxy statement. The proxy statement also describes the actions and determinations of our Board of Directors in connection with its evaluation of the merger agreement and the merger. We encourage you to read the proxy statement and its annexes, including the merger agreement, carefully and in their entirety. You may also obtain more information about Symmetry from documents we file with the United States (“U.S.”) Securities and Exchange Commission, which we refer to as the SEC, from time to time. They are available at www.symmetrysurgical.com under the “Investor Relations” tab.

Whether or not you plan to attend the special meeting in person, please complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you attend the special meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted. If you hold your shares in “street name,” you should instruct your broker how to vote in accordance with the voting instruction form you will receive from your broker, bank or other nominee.

Your vote is very important, regardless of the number of shares that you own. We cannot complete the merger unless a quorum is present and the proposal to adopt the merger agreement is approved by the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting. The failure of any stockholder of record to vote in person by ballot at the special meeting, to submit a signed proxy card or to grant a proxy electronically over the Internet or by telephone will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement, but will have no effect on the adjournment proposal. If you hold your shares in “street name,” the failure to instruct your broker, bank or other nominee on how to vote your shares will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement, but will have no effect on the adjournment proposal. Abstentions will have the same effect as a vote “AGAINST” both proposals.

If you have any questions concerning the merger, the special meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of common stock, please contact our proxy solicitor, Okapi Partners LLC, at 1212 Avenue of the Americas, 24th Floor, New York, New York 10036, or by calling (877) 274-8654 toll-free.

On behalf of our Board of Directors, I thank you for your support and appreciate your consideration of this matter.

Sincerely,

/s/ Craig B. Reynolds
Craig B. Reynolds Chairman

May 31, 2016

Neither the SEC nor any state securities regulatory agency has approved or disapproved of the transactions described in this document, including the merger, or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated May 31, 2016 and, together with the enclosed form of proxy card, is first being mailed to Symmetry’s stockholders as of May 31, 2016.

SYMMETRY SURGICAL INC.

3034 Owen Dr.

Antioch, TN 37013

Telephone: (615) 964-5520

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be Held on July 1, 2016

Notice is hereby given that a special meeting of the stockholders of Symmetry Surgical Inc., which we refer to as the Company or Symmetry, will be held on July 1, 2016, beginning at 9:00 AM M.D.T. at Salt Lake Marriott Downtown at City Creek, 75 South West Temple, Salt Lake City, Utah 84101 for the following purposes:

1.          To consider and vote on the proposal to adopt the Agreement and Plan of Merger, dated as of May 2, 2016, which we refer to as the merger agreement, among Symmetry, Symmetry Surgical Holdings, Inc., which we refer to as Parent, and Symmetry Acquisition Corp, Inc., which we refer to as Merger Sub. Parent is a newly incorporated company that is owned by RoundTable Healthcare Partners IV, L.P. and RoundTable Healthcare Investors IV, L.P. Pursuant to the terms of the merger agreement, Merger Sub will merge with and into Symmetry, which we refer to as the merger, and Symmetry will become a wholly-owned subsidiary of Parent. A copy of the merger agreement is attached as Annex A to the proxy statement accompanying this notice.

2.          To consider and vote on the proposal to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

3.          To transact any other business that may properly come before the special meeting or any adjournment or postponement of the special meeting.

The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting is required to approve the proposal to adopt the merger agreement. The affirmative vote of the holders of a majority of the voting power of the issued and outstanding shares of our common stock entitled to vote, present and voting, in person or represented by proxy at the special meeting, is required to approve the proposal to approve one or more adjournments of the special meeting. The failure of any stockholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote in person by ballot at the special meeting will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement, but will have no effect on the adjournment proposal. If you hold your shares in “street name,” the failure to instruct your broker, bank or other nominee on how to vote your shares will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement, but will have no effect on the adjournment proposal. Abstentions will have the same effect as a vote “AGAINST” both proposals.

Only stockholders of record as of the close of business on May 27, 2016 are entitled to notice of the special meeting and to vote at the special meeting or at any adjournment or postponement thereof. On that date there were 10,740,184 shares outstanding and each share is entitled to one vote. A list of stockholders entitled to vote at the special meeting will be available at our offices located at 3034 Owen Drive, Antioch, Tennessee 37013 during regular business hours for a period of at least 10 days before the special meeting and at the place of the special meeting during the special meeting.

Stockholders who do not vote in favor of the proposal to adopt the merger agreement will have the right to seek appraisal of the fair value of their shares of Symmetry common stock if they deliver a demand for appraisal before the vote is taken on the merger agreement and comply with all applicable requirements under Delaware law, which are summarized herein and reproduced in their entirety in Annex C to the accompanying proxy statement.

The Board of Directors unanimously recommends that you vote (i) “FOR” the proposal to adopt the merger agreement and thereby approve the transactions contemplated by the merger agreement, including the merger, and (ii) “FOR” the proposal to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

By Order of the Board of Directors,

/s/ David C. Milne
David C. Milne Chief Administrative Officer, SVP, General Counsel, Corporate Secretary and Chief Compliance Officer

May 31, 2016

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE (1) BY TELEPHONE, (2) THROUGH THE INTERNET OR (3) BY MARKING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED.

You may revoke your proxy or change your vote at any time before the special meeting. If your shares are held in the name of a broker, bank or other nominee, please follow the instructions on the voting instruction card furnished to you by such broker, bank or other nominee, which is considered the stockholder of record, in order to vote. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. Your broker or other agent cannot vote on any of the proposals, including the proposal to adopt the merger agreement, without your instructions.

If you fail to return your proxy card, grant your proxy electronically over the Internet or by telephone, or vote by ballot in person at the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting. If you are a stockholder of record, voting in person by ballot at the special meeting will revoke any proxy that you previously submitted. If you hold your shares through a broker, bank or other nominee, you must obtain from the record holder a valid proxy issued in your name in order to vote in person at the special meeting.

We encourage you to read the accompanying proxy statement, including all documents incorporated by reference into it, and its annexes, carefully and in their entirety. If you have any questions concerning the merger, the special meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact our proxy solicitor, Okapi Partners LLC, at 1212 Avenue of the Americas, 24th Floor, New York, New York 10036, or by calling (877) 274-8654 toll-free.

SUMMARY

This summary highlights selected information from this proxy statement related to the merger of Merger Sub with and into Symmetry, with Symmetry surviving as a wholly-owned subsidiary of Parent, which transaction we refer to as the merger, and may not contain all of the information that is important to you. To understand the merger more fully and for a more complete description of the legal terms of the merger, you should read carefully this entire proxy statement, the annexes to this proxy statement, including the merger agreement, and the documents we incorporate by reference in this proxy statement. You may obtain the documents and information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 100. The merger agreement is attached as Annex A to this proxy statement.

Parties Involved in the Merger (page 40)

Symmetry Surgical Inc.

Symmetry Surgical is a Delaware corporation headquartered in Antioch, Tennessee. We are a global marketer and distributor of medical devices with some limited manufacturing focused on the general surgery market. We offer over 20,000 products and sell primarily to hospitals and surgical centers in the United States and countries worldwide through direct representatives, dealers and distributors. Specifically, our current product portfolio includes a broad range of reusable stainless steel and titanium, hand-held general and specialty surgical instruments, single use and disposable instruments, electro-surgery instruments, retractor systems, ligation clips and appliers, and containers and sterilization devices sold directly to hospitals and other sites of care.

Our business was established in 1976 as Specialty Surgical Instrumentation, Inc. Symmetry Medical, Inc. acquired Specialty Surgical Instrumentation, Inc. in 2007 and added two additional acquisitions, Olsen Medical and the Codman & Shurtleff, Inc. instruments portfolio, to create the Symmetry Surgical division in 2011. Symmetry was incorporated in July 2014 as a wholly-owned subsidiary of Symmetry Medical, Inc. In 2014 Symmetry was spun out of Symmetry Medical, Inc. as a stand-alone public company. Our common stock is currently listed and traded on the NASDAQ Global Market, which we refer to as NASDAQ, under the symbol “SSRG.” Our principal executive offices are located at 3034 Owen Drive, Antioch, Tennessee 37013, and our telephone number is (615) 964-5520.

Parent and Merger Sub

Parent is a newly incorporated company that is owned by RoundTable Healthcare Partners IV, L.P. and RoundTable Healthcare Investors IV, L.P., which we refer to collectively as RoundTable, and Merger Sub is a wholly-owned subsidiary of Parent. Both Parent and Merger Sub were incorporated for the purpose of entering into the merger agreement and completing the merger contemplated by the merger agreement. Upon completion of the merger, Merger Sub will cease to exist and Symmetry will become a wholly-owned subsidiary of Parent.

RoundTable Healthcare Partners IV, L.P. and RoundTable Healthcare Investors IV, L.P. are affiliates of RoundTable Healthcare Partners. RoundTable Healthcare Partners, headquartered in Lake Forest, IL, is an operating-oriented private equity firm focused exclusively on the healthcare industry, which partners with companies that can benefit from its extensive industry relationships and proven operating and transaction expertise. RoundTable Healthcare Partners has established a successful track record of working with owner/founders, family companies, management teams, entrepreneurs, and corporate partners who share a vision and believe in the value creation potential of its partnership model.

RoundTable Healthcare Partners has raised $2.75 billion in committed capital to date, including four equity funds totaling $2.15 billion and three subordinated debt funds totaling $600 million.

The principal executive offices of Parent and Merger Sub are located at 272 East Deerpath Road, Suite 350, Lake Forest, Illinois, 60045, and its telephone number is (847) 739-3200.

Certain Effects of the Merger on Symmetry (page 41)

Upon the terms and subject to the conditions of the merger agreement, Merger Sub will merge with and into Symmetry, with Symmetry continuing as the surviving corporation and a wholly-owned subsidiary of Parent. As a result, Symmetry expects to de-list its common stock from NASDAQ and de-register under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, as soon as reasonably practicable following the effective time of the merger, and thereafter Symmetry will no longer be a publicly traded company or file periodic reports with the SEC. Throughout this proxy statement, we use the term surviving corporation to refer to Symmetry as the surviving corporation following the merger. If the merger is completed, you will not own any shares of the capital stock of the surviving corporation and will, instead, be paid $13.10 in cash, without interest for each share of Symmetry common stock that you own immediately prior to the effective time of the merger (unless you have properly exercised your appraisal rights with respect to such shares).

The time at which the merger will become effective, which we refer to as the effective time of the merger, will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as we and Parent may agree and specify in the certificate of merger).

Effect on Symmetry if the Merger is Not Completed (page 41)

If the merger agreement is not adopted by Symmetry’s stockholders, or if the merger is not completed for any other reason, Symmetry stockholders will not receive any payment for their shares of common stock. Instead, Symmetry will remain a public company, our common stock will continue to be listed and traded on NASDAQ and registered under the Exchange Act and we will continue to file periodic reports with the SEC.

In addition, under specified circumstances, Symmetry may be required to reimburse certain of Parent’s expenses incurred in respect of the transactions contemplated by the merger agreement or pay Parent a termination fee upon the termination of the merger agreement, as described under “Proposal 1: Adoption of the Merger Agreement—Termination Fee” and “—Expense Reimbursement” beginning on page 93.

Merger Consideration (page 41)

At the effective time of the merger, each outstanding share of our common stock (other than shares (i) owned by the Company, Parent, Merger Sub or any direct or indirect subsidiary of any of the Company, Parent or Merger Sub immediately prior to the effective time of the Merger; (ii) with respect to which stockholders have properly exercised and perfected appraisal rights, which we refer to as dissenting shares, under the General Corporation Law of the State of Delaware, which we refer to as the DGCL; (iii) of Company restricted stock or restricted stock units; and (iv) of Company common stock as to which treatment is separately agreed by Parent and the holder thereof; we refer to shares subject to (i) through (iv) collectively as excluded shares) shall be converted automatically into the right to receive $13.10 in cash, without interest, which we refer to as the merger consideration, and, without any action by the holders of such shares, they will cease to be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate formerly representing any of the shares of Symmetry common stock (other than the excluded shares) will thereafter represent only the right to receive the merger consideration.

As described further in “Proposal l: Adoption of the Merger Agreement—Exchange and Payment Procedures” beginning on page 78, at the closing of the merger, Parent will deposit or cause to be deposited, sufficient funds to pay the aggregate merger consideration payable in connection with the merger with the paying agent designated by the parties. Following completion of the merger, once a stockholder has provided the paying agent with his or her stock certificates or book-entry shares, as applicable, and the other items specified by the paying agent, the paying agent will promptly pay the stockholder the merger consideration.

After the merger is completed, under the terms of the merger agreement, each stockholder of Company common stock will have the right to receive the merger consideration, but will no longer have any rights as a Symmetry stockholder (except that holders of dissenting shares will have the right to receive a payment for the “fair value” of their shares as determined pursuant to an appraisal proceeding as contemplated by the DGCL, as described under “The Merger—Appraisal Rights” beginning on page 67).

The Special Meeting (page 35)

Date, Time and Place

The special meeting of our stockholders will be held on July 1, 2016, at the Salt Lake Marriott Downtown at City Creek, 75 South West Temple, Salt Lake City, Utah 84101, beginning at 9:00 AM M.D.T.

Record Date; Shares Entitled to Vote

You are entitled to vote at the special meeting if you owned shares of our common stock at the close of business on May 27, 2016, the record date for the special meeting. You will have one vote at the special meeting for each share of our common stock you owned at the close of business on the record date.

Purpose

At the special meeting, we will ask our stockholders entitled to vote as of the record date to vote on proposals: (i) to adopt the merger agreement, and (ii) to approve one or more adjournments of the special meeting to a later date to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Quorum

As of the record date, there were 10,740,184 shares of our common stock outstanding and entitled to be voted at the special meeting. A quorum of stockholders is necessary to take action on the proposals at a special meeting. The presence (in person or by proxy) of the holders of a majority of the voting power of the issued and outstanding shares of our common stock entitled to vote at the special meeting will constitute a quorum at the special meeting. As a result, 5,370,093 shares must be represented by proxy or by stockholders present and entitled to vote at the special meeting to have a quorum. For purposes of determining whether a quorum is present, shares voted “FOR,” “AGAINST,” or “ABSTAIN,” as well as broker non-votes, will be considered shares that are present.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting is required to approve the proposal to adopt the merger agreement. The affirmative vote of the holders of a majority of the voting power of the issued and outstanding shares of our common stock that is present and voting, in person or represented by proxy at the special meeting, is required to approve the proposal to approve one or more adjournments of the special meeting.

The failure of any stockholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote in person by ballot at the special meeting will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement, but will have no effect on the adjournment proposal. If you hold your shares in “street name,” the failure to instruct your broker, bank or other nominee on how to vote your shares will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement, but will have no effect on the adjournment proposal. Abstentions will have the same effect as a vote “AGAINST” both proposals.

Share Ownership of Our Directors and Executive Officers

As of May 27, 2016, the record date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 1,095,683 shares of our common stock, representing approximately 10.20% of the outstanding shares of our common stock. Our directors and executive officers have informed us that they currently intend to vote all of their shares of Symmetry common stock (i) “FOR” the proposal to adopt the merger agreement, and (ii) “FOR” the proposal to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Voting of Proxies

Any Symmetry stockholder of record entitled to vote at the special meeting may submit a proxy by returning a signed proxy card by mail or voting electronically over the Internet or by telephone, or may vote in person by appearing at the special meeting. If you are a beneficial owner and hold your shares of Symmetry common stock in “street name” through a broker, bank or other nominee, you should instruct your broker, bank or other nominee on how you wish to vote your shares of Symmetry common stock using the instructions provided by your broker, bank or other nominee.

Under applicable stock exchange rules, brokers, banks or other nominees have the discretion to vote your shares on routine matters if you fail to instruct your broker, bank or other nominee on how to vote your shares with respect to such matters. However, both of the proposals included in this proxy statement are non-routine matters, and brokers, banks and other nominees therefore cannot vote on these proposals without your instructions, resulting in what we refer to as a broker non-vote. Therefore, it is important that you cast your vote or instruct your broker, bank or nominee on how you wish to vote your shares.

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy, signing another proxy card with a later date and returning it to us prior to the special meeting or attending the special meeting and voting in person. If you hold your shares of common stock in “street name,” you should contact your broker, bank or other nominee for instructions regarding how to change your vote.

Recommendation of Our Board of Directors and Reasons for the Merger (page 46)

Our Board of Directors, which we refer to as the Board, after considering various factors described in the section entitled “The Merger—Recommendation of Our Board of Directors and Reasons for the Merger,” unanimously determined that the merger agreement and the transactions contemplated by the merger agreement are advisable, fair to and in the best interests of Symmetry and its stockholders, and approved, adopted and declared advisable the merger agreement and the transactions contemplated by the merger agreement. The Board unanimously recommends that you vote (i) “FOR” the proposal to adopt the merger agreement and thereby approve the transactions contemplated by the merger agreement, including the merger, and (ii) “FOR” the proposal to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Opinion of Stifel, Nicolaus & Company, Incorporated (page 51)

On May 2, 2016, Stifel, Nicolaus & Company, Incorporated, which we refer to as Stifel, rendered its opinion to the Board, which we refer to as the fairness opinion, to the effect that, as of that date, based upon and subject to the assumptions, qualifications and other matters set forth in the fairness opinion, the $13.10 per share in cash to be received by the holders of shares of Symmetry’s common stock, other than excluded shares (as defined in the fairness opinion), from Parent in the merger pursuant to the merger agreement was fair to the holders of such shares, from a financial point of view.

The full text of Stifel’s written fairness opinion, dated May 2, 2016, which sets forth the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Stifel in rendering its fairness opinion, is attached to this proxy statement as Annex B, and is incorporated by reference in this proxy statement. Descriptions of the fairness opinion in this proxy statement are qualified by reference to the full text of the fairness opinion. Stifel’s opinion was directed to the Board and addressed only the fairness from a financial point of view, as of the date of the fairness opinion, to the holders of shares of Symmetry common stock, other than excluded shares (as defined in the fairness opinion), of the $13.10 per share in cash to be received by such holders pursuant to the merger agreement. Stifel’s fairness opinion did not address any other aspects of the merger and did not and does not constitute a recommendation as to how holders of Symmetry common stock should vote on the items for consideration at the special meeting.

Financing of the Merger (page 67)

Parent and Merger Sub expect to finance the merger through equity provided by RoundTable, available cash on hand of Symmetry and proceeds from debt financing, and have commitments for such equity and debt financing for the closing of the merger. The obligations of Parent and Merger Sub under the merger agreement are not conditioned upon their ability to obtain financing.

Treatment of Equity and Equity-Based Awards (page 59)

The merger agreement provides that Symmetry’s equity awards that are outstanding immediately prior to the effective time of the merger will be subject to the following treatment at the effective time of the merger. The only currently outstanding Symmetry equity awards are restricted stock and restricted stock units.

Restricted Stock

Unless otherwise agreed by Parent and the holder of Symmetry restricted stock, each share of Symmetry restricted stock granted under Symmetry’s 2014 Equity Incentive Plan, as amended, which we refer to as the Equity Plan, that is outstanding immediately prior to the effective time of the merger will be cancelled at the effective time of the merger and all restrictions on such shares will lapse as of the effective time of the merger, and will be converted automatically into the right of the holder thereof to receive at the effective time an amount in cash equal to the product of the number of shares of restricted stock held by such holder and $13.10, less any applicable withholding or other taxes, or other amounts required to be withheld.

All performance-based vesting criteria applicable to Symmetry restricted stock will be deemed earned at the target level of performance for purposes of calculating the number of shares of restricted stock for which the restrictions will lapse in connection with the merger, as described above.

Restricted Stock Units

Unless otherwise agreed by Parent and the holder of a Symmetry restricted stock unit, each Symmetry restricted stock unit granted under the Equity Plan that is outstanding immediately prior to the effective time of the merger will be cancelled as of the effective time of the merger and will be automatically converted into the right of the holder thereof to receive an amount in cash equal to the product of the number of shares subject to the restricted stock unit held by such holder and $13.10, less any applicable withholding or other taxes, or other amounts required to be withheld.

All performance-based vesting criteria in respect of Symmetry restricted stock units will be deemed earned at the target level of performance for purposes of calculating the number of restricted stock units that will be cancelled in connection with the merger, as described above.

The Equity Plan

As of the effective time of the merger, the Equity Plan will terminate and all rights under any provision of the Equity Plan or any other incentive or benefit plan, program or arrangement providing for the issuance or grant of any other interest in respect of Symmetry capital stock will be cancelled.

Employee Benefits (page 88)

For a period of 12 months following the effective time of the merger, which we refer to as the continuation period, Parent has agreed to provide, or cause the surviving corporation to provide, to each employee of Symmetry and its subsidiaries who is employed immediately prior to the effective time of the merger, whom we refer to as the continuing employees, with an annual base salary or wage level that, in each case, is substantially similar to the base salary or wage level, as applicable, that such continuing employee received from Symmetry as of immediately prior to the effective time of the merger. In addition, during the continuation period, Parent has also agreed to, or to cause the surviving corporation to, provide employee benefits for continuing employees that are no less favorable in the aggregate than the benefits that each such continuing employee was entitled to receive immediately prior to the effective time of the merger.

For all purposes under the employee benefit and compensation plans, programs, agreements and arrangements of Parent or the surviving corporation or any of their respective subsidiaries, which we refer to collectively as the purchaser plans, in which continuing employees are eligible to participate following the effective time of the merger, all periods of service with Symmetry or any of its subsidiaries, as applicable, or any predecessor entity thereto, by any continuing employee prior to the effective time of the merger will be credited for eligibility, participation and vesting purposes (other than for purposes of benefit accrual under any defined benefit pension plan) under such plan, program or policy and for purposes of calculating benefits under any severance, sick leave or vacation plans, except where such crediting would result in duplication of benefits.

Interests of Symmetry’s Directors and Executive Officers in the Merger (page 58)

In considering the recommendation of the Board with respect to the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that may be deemed to be different from, or in addition to, the interests of our stockholders generally. The Board was aware of and considered these interests (to the extent such interests existed at the time), among other matters, in evaluating and overseeing the negotiation of the merger agreement, in approving the merger agreement and the merger and in recommending that the merger agreement be adopted by the stockholders of Symmetry. For a description of the interests of our directors and executive officers in the merger, see “The Merger — Interests of Symmetry’s Directors and Executive Officers in the Merger” beginning on page 58.

Appraisal Rights (page 67)

If the merger agreement is adopted by Symmetry’s stockholders, stockholders who do not vote in favor of the adoption of the merger agreement and who properly exercise and perfect their demand for appraisal of their shares, and do not withdraw such demand, will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL. This means that holders of Symmetry common stock are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of Symmetry common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with interest to be paid upon the amount determined to be fair value, if any, as determined by the court. Stockholders who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares.

To exercise your appraisal rights, you must submit a written demand for appraisal to Symmetry before the vote is taken on the proposal to adopt the merger agreement (and not withdraw such demand), you must not submit a blank proxy or otherwise vote in favor of the proposal to adopt the merger agreement and you must continue to hold the shares of Symmetry common stock of record through the effective time of the merger. Your failure to follow the procedures specified under the DGCL may result in the loss of your appraisal rights. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is reproduced and attached as Annex C to this proxy statement. If you hold your shares of Symmetry common stock through a broker, bank or other nominee and you wish to exercise appraisal rights, you should consult with your broker, bank or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such broker, bank or nominee.

U.S. Federal Income Tax Consequences of the Merger (page 72)

The receipt of cash for shares of Symmetry common stock pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. The receipt of cash by a “U.S. Holder” (as defined in the section entitled “The Merger—U.S. Federal Income Tax Consequences of the Merger”

beginning on page 72) in exchange for such U.S. Holder’s shares of Symmetry common stock in the merger generally will result in the recognition of gain or loss in an amount measured by the difference between the cash such U.S. Holder receives in the merger and such U.S. Holder’s adjusted tax basis in the shares of Symmetry common stock surrendered in the merger. A “Non-U.S. Holder” (as defined in the section entitled “The Merger—U.S. Federal Income Tax Consequences of the Merger” beginning on page 72) generally will not be subject to U.S. federal income tax with respect to the exchange of our common stock for cash in the merger unless such Non-U.S. Holder has certain connections to the United States. Stockholders should refer to the discussion in the section entitled “The Merger—U.S. Federal Income Tax Consequences of the Merger” beginning on page 72 and consult their own tax advisors concerning the U.S. federal income tax consequences relating to the merger in light of their particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Regulatory Approvals Required for the Merger (page 75)

Under the merger agreement, the merger cannot be completed until the applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the HSR Act, and other applicable antitrust and competition laws of other jurisdictions have expired or been terminated or approval has been obtained. Symmetry and Parent filed their respective HSR Act notifications on May 11, 2016.

No Solicitation (page 83)

Except as otherwise provided in the merger agreement, from the date of the merger agreement and continuing until the effective time of the merger or, if earlier, the termination of the merger agreement in accordance with its terms, Symmetry and its subsidiaries will not, and will not instruct, authorize or permit any of their respective representatives to, directly or indirectly:

•	Solicit, initiate, facilitate, assist, induce or knowingly encourage any inquiries regarding, or the making, submission or announcement of any proposal, offer or inquiry that constitutes, or is reasonably expected to lead to, an acquisition proposal (as defined in the section entitled “Proposal 1: Adoption of the Merger Agreement—No Solicitation” beginning on page 83);

•	Furnish to any person (other than to Parent, Merger Sub or any designees of Parent or Merger Sub) any non-public information relating to the Company or its subsidiaries or afford to any person any access to the business, properties, assets, books, records or other non-public information or to any personnel, of the Company or its subsidiaries (other than Parent, Merger Sub or any designees of Parent or Merger Sub), in any such case, with the intent to induce the making, submission or announcement of, or to encourage, facilitate or assist, any proposal, offer or inquiry that constitutes, or is reasonably expected to lead to, an acquisition proposal;

•	Participate or engage in discussions or negotiations with any person with respect to any proposal, offer or inquiry that constitutes, or is reasonably expected to lead to, an acquisition proposal (other than informing such persons of the Company’s non-solicitation obligations);

•	Approve, endorse or recommend any proposal, offer or inquiry that constitutes, or is reasonably expected to lead to, an acquisition proposal;

•	Approve, endorse, recommend, or execute or enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement constituting or relating to an acquisition proposal or any proposal, offer or inquiry that is intended to or would reasonably be expected to lead to an acquisition proposal;

•	Terminate, waive, amend, release or modify any provision of any confidentiality or standstill agreement or anti-takeover provisions to which the Company or any of its affiliates or representatives is a party with respect to any proposal, offer or inquiry that constitutes, or is reasonably expected to lead to, an acquisition proposal, or otherwise fail to enforce any of the foregoing; or

•	Resolve, agree or propose to do any of the foregoing.

The actions described in the sixth bullet set forth above may be taken by the Company at any time prior to the receipt of the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote at the special meeting to adopt the merger agreement, which we refer to as the stockholder approval, solely to the extent that (i) the Board determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law and (ii) the scope of such action is limited to allowing such person to make an unsolicited confidential acquisition proposal to the Board in accordance with and not in violation of the Company’s non-solicitation obligations.

At any time before the stockholder approval is obtained, in the event that (i) the Company receives a written acquisition proposal that the Board believes in good faith to be bona fide and such acquisition proposal has not been withdrawn; (ii) such acquisition proposal was unsolicited and did not otherwise result from a breach of the Company’s non-solicitation obligations; (iii) the Board determines in good faith, after consultation with outside legal counsel and its financial advisor, that such acquisition proposal constitutes or is reasonably likely to lead to a superior proposal (as defined in the section entitled “Proposal 1: Adoption of the Merger Agreement—No Solicitation” beginning on page 83); and (iv) the Board determines in good faith, after consultation with outside legal counsel, that the failure to take actions set forth below would be inconsistent with the directors’ fiduciary duties under applicable law, then Symmetry may:

•	Furnish information with respect to the Company and its subsidiaries to the person making such acquisition proposal pursuant to a confidentiality agreement with terms relating to the Company’s confidential information that are substantially similar to, and no less favorable to the Company than, those set forth in the confidentiality agreement between the Company and RoundTable Healthcare Management IV, LLC; provided, that the Company shall provide Parent a non-redacted copy of such confidentiality agreement and any non-public information provided to any such person shall have been previously provided to Parent or shall be provided to Parent prior to or concurrently with the time it is provided to such person; and

•	Participate in discussions or negotiations with the person making such acquisition proposal regarding such acquisition proposal.

Notwithstanding the foregoing, the Company shall not provide (and shall not instruct, authorize or permit any of its representatives to provide) to any potential strategic buyer any commercially or competitively sensitive non-public information in connection with either of the actions in the immediately preceding bullets, except in accordance with “clean room” or other similar procedures designed to limit any adverse effect of the sharing of such information on the Company.

Adverse Recommendation Changes (page 86)

Except as expressly provided in the merger agreement, at any time after the execution and delivery of the merger agreement, neither the Board nor any committee thereof will:

•	Withhold or withdraw (or publicly propose or resolve to withhold or withdraw) or, in any manner adverse to Parent or Merger Sub, qualify, amend or modify (or publicly propose or resolve to qualify, amend or modify), the Board’s recommendation in favor of the merger;

•	Fail to include the Board’s recommendation in favor of the merger in this proxy statement;

•	Fail to publicly reaffirm the Board’s recommendation in favor of the merger within five business days after Parent so requests in writing or, if the meeting of stockholders is scheduled to be held within five business days of such request, within one business day after such request and in any event, prior to the date of the meeting of stockholders (provided, that Parent may not make such a request on more than three occasions unless any such request relates to the announcement or commencement of an acquisition proposal or any material change thereto);

•	Approve, adopt or recommend or propose (publicly or otherwise) to approve, adopt or recommend, or otherwise declare advisable, any acquisition proposal; or

•	Take or fail to take any formal action or make or fail to make any recommendation or public statement in connection with a tender offer or exchange offer other than a recommendation against such offer or a “stop, look and listen” communication by the Board pursuant to Rule 14D-9(f) of the Exchange Act.

We refer to any action described in the preceding bullets as an adverse recommendation change.

Subject to certain notice obligations and certain obligations to discuss and negotiate in good faith any bona fide revisions proposed by Parent to the merger agreement in response to such notice, at any time before obtaining stockholder approval for the proposal to adopt the merger agreement, the Board may:

•	Make an adverse recommendation change (or terminate the merger agreement, as described below) if the Company receives a bona fide written acquisition proposal that was unsolicited and did not otherwise result from a breach of the Company’s non-solicitation obligations and that has not been withdrawn; or

•	Other than in connection with an acquisition proposal, take any action prohibited by the first three bullets above (which we refer to as an intervening event change of recommendation) in connection with the occurrence of any positive material development or material change in circumstances occurring or arising after the date of the merger agreement that was not known to, or reasonably expected by the Board as of, or prior to, the date of the merger agreement and does not relate to any acquisition proposal or the mere fact that the Company meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date of the merger agreement, or changes after the date of the merger agreement in the market price or trading volume of the Company’s common stock or the credit rating of the Company (it being understood that the underlying cause of any of the foregoing may be considered and taken into account), which such occurrence we refer to as an intervening event, if as a result of such intervening event, the Board determines in good faith, after consultation with outside legal counsel, that such intervening event continues to exist, such intervening event necessitates an adverse recommendation change and failure to make an adverse recommendation change in response to such intervening event would be inconsistent with its fiduciary duties under applicable law, taking into account any revisions to the merger agreement made or proposed in writing by Parent (provided that the Company has complied in all respects with its non-solicitation obligations).

Before the Board may make an adverse recommendation change with respect to an acquisition proposal, (i) the Board must determine in good faith, after consultation with its independent financial advisor and outside legal counsel, that such acquisition proposal constitutes a superior proposal and that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law, (ii) the Company must be in compliance in all respects with its non-solicitation obligations, (iii) the Company must provide prior written notice to Parent at least five business days in advance, which we refer to as the notice period, to the effect that the Board has received a superior proposal and has resolved to effect an adverse recommendation change or to terminate the merger agreement, which notice must specify the basis for such adverse recommendation change or termination, including the identity of the person making the superior proposal and the material terms and conditions thereof, and must include copies of all relevant documents relating to such superior proposal, (iv) the Company must, and must cause its financial and legal advisors to, during the notice period, negotiate with Parent and Parent’s representatives in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of the merger agreement so that such acquisition proposal would cease to constitute a superior proposal, and (v) at or following the end of such notice period, the Board must continue to determine in good faith, after consultation with an independent financial advisor and outside legal counsel, that such acquisition proposal continues to be a superior proposal and that failure to take such action would continue to be inconsistent with the directors’ fiduciary duties under applicable law (in each case taking into account any revisions to the merger agreement made or proposed in writing by Parent).

Before the Board may make an intervening event change of recommendation in response to an intervening event, (i) the Board must determine in good faith, after consultation with outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law (taking into account all adjustments to the terms of the merger agreement that may be offered by Parent), (ii) the Company must be in compliance in all respects with its non-solicitation obligations, (iii) the Company must provide Parent with written notice of and information describing such intervening event promptly after becoming aware of it, and must continue to keep Parent reasonably informed of developments with respect to such intervening event, (iv) the Company must provide a written notice to Parent for at least the notice period to the effect that the Board has determined to effect an intervening event change of recommendation and that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law, which notice must specify the intervening event in reasonable detail, (v) the Company and its representatives must, during the notice period, negotiate with Parent and Parent’s representatives in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of the merger agreement in such a manner that such intervening event no longer necessitates such intervening event change of recommendation, and (vi) at or following the end of such notice period, the Board must continue to determine in good faith, after consultation with outside legal counsel, that such intervening event continues to constitute an intervening event, such intervening event continues to necessitate an intervening event change of recommendation and failure to effect an intervening event change of recommendation would continue to be inconsistent with the directors’ fiduciary duties under applicable law (in each case taking into account any revisions to the merger agreement made or proposed in writing by Parent).

Conditions to the Closing of the Merger (page 90)

The respective obligations of the parties to effect the merger are subject to satisfaction (or waiver by Parent and the Company, if permitted by law) at or prior to the closing of the following conditions:

•	The receipt of stockholder approval;

•	The expiration or termination of the applicable waiting periods (and any extensions thereof) under, and receipt of any approvals pursuant to, the HSR Act and other applicable federal, state and foreign antitrust and competition laws (see “The Merger—Regulatory Approvals Required for the Merger” beginning on page 75); and

•	The absence of any order, restraint or prohibition, and the absence of any pending action seeking any such order, and the absence of any law, that, in all cases, restrains, prohibits or makes illegal the consummation of the merger or any of the other transactions contemplated by the merger agreement.

The obligations of Parent and Merger Sub to effect the merger are also subject to satisfaction (or waiver by Parent) at or prior to the closing of the following conditions:

•	The truth and correctness, at signing and closing (or such earlier date expressly stated in any representation or warranty), of the representations and warranties of the Company set forth in the merger agreement, subject, with respect to specified representations and warranties, to a de minimus or materiality threshold, and, subject, with respect to all other representations and warranties, to a Company Material Adverse Effect (as defined in the section entitled “Proposal 1: Adoption of the Merger Agreement—Representations and Warranties—Symmetry” beginning on page 79) threshold;

•	The Company’s performance of or compliance with the Company’s agreements and covenants under the merger agreement in all material respects;

•	There not having occurred since the date of the merger agreement any Company Material Adverse Effect or any event, change or effect that has had or would reasonably be expected to have a Company Material Adverse Effect;

•	Parent’s receipt of a certificate signed by an executive officer of the Company confirming the satisfaction of the conditions set forth in the bullets above; and

•	Parent’s receipt of (i) the resolution or consent of the Company’s Board approving the merger agreement and (ii) a certificate in customary form and substance reasonably acceptable to Parent executed by a duly authorized officer of the Company certifying that the Company is not and has not been a U.S. real property holding corporation.

The obligation of the Company to effect the merger is also subject to satisfaction (or waiver by the Company) at or prior to the closing of the following conditions:

•	The truth and correctness at signing and closing (or such earlier date expressly stated in any representation or warranty) of the representations and warranties of Parent and Merger Sub set forth in the merger agreement, except for failures to be true and correct which would not, individually or in the aggregate, prevent or materially delay the ability of Parent and Merger Sub to consummate the merger;

•	Parent’s and Merger Sub’s performance of or compliance with Parent’s and Merger Sub’s agreements and covenants under the merger agreement in all material respects; and

•	The Company’s receipt of a certificate signed by an executive officer of Parent confirming the satisfaction of the conditions set forth in the bullets above.

Termination of the Merger Agreement (page 91)

The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after the receipt of stockholder approval, in the following ways:

•	By mutual written consent of Parent and the Company;

•	By either Parent or the Company:

○	If the merger has not been consummated by October 14, 2016, which we refer to as the end date (unless the failure to close the merger prior to the end date was a result of such party’s failure to perform any of its covenants or obligations under the merger agreement);

○	If a final, non-appealable order is entered enjoining any party from consummating the merger (unless the imposition or applicability of such order was the result of such party’s breach of any provision of the merger agreement), or the consummation of the merger is illegal or otherwise prohibited by law; or

○	If stockholder approval is not obtained at the special meeting (unless the failure to obtain stockholder approval at the special meeting was the result of such party’s breach of any provision of the merger agreement).

•	By the Company:

○	If (i) Parent or Merger Sub have breached any of their covenants or agreements under the merger agreement such that the relevant closing condition applicable to Parent’s and Merger Sub’s compliance with covenants fails to be satisfied, or (ii) there exists a breach of any representation or warranty of Parent or Merger Sub contained in the merger agreement such that the relevant closing condition applicable to the accuracy of Parent and Merger Sub’s representations and warranties fails to be satisfied, and (iii) in the event of (i) or (ii), such breach is incapable of being cured by the end date or is not cured by Parent or Merger Sub within 30 days after they receive notice from the Company of the breach and the Company’s intention to terminate the merger agreement for one of these reasons (unless, at the time of such termination, there exists a breach of any covenant, agreement, representation or warranty of the Company under the merger agreement that would result in the analogous closing conditions applicable to the Company (with respect to compliance with the Company’s covenants, and accuracy of the Company’s representations and warranties, respectively) failing to be satisfied;

○	If, prior to receiving stockholder approval (i) so long as the Company has complied with its non-solicitation obligations, the Board has authorized the Company to enter into a definitive agreement to consummate an acquisition transaction contemplated by a superior proposal, (ii) the Company enters into a definitive agreement in connection with such superior proposal substantially concurrently with such termination and (iii) the Company pays to Parent the termination fee of $5.6 million; or

○	If (i) Parent is required to consummate the closing pursuant to the terms and conditions described under “The Merger—Closing and Effective Time of the Merger” beginning on page 67 and Parent and Merger Sub have not done so within three business days after receiving notice of that fact from the Company (as long as such notice is provided at least one business day prior to the date on which Parent is required to consummate the closing) and (ii) the Company stood ready, willing and able to consummate the closing on such date Parent became required to consummate the closing and throughout such three business day notice period.

•	By Parent:

○	If (i) the Company has breached any of its covenants or agreements under the merger agreement (with the exception of certain specified covenants) such that the relevant closing condition applicable to the Company’s compliance with covenants fails to be satisfied, or (ii) there exists a breach of any representation or warranty of the Company contained in the merger agreement such that the relevant closing condition applicable to the accuracy of the Company’s representations and warranties fails to be satisfied, and (iii) in the event of (i) or (ii), such breach is incapable of being cured by the end date or is not cured by the Company within 30 days after it receives notice from Parent or Merger Sub of the breach and Parent’s intention to terminate the merger agreement for one of these reasons (unless, at the time of such termination, there exists a breach of any covenant, agreement, representation or warranty of Parent or Merger Sub under the merger agreement that would result in the analogous closing conditions applicable to Parent and Merger Sub (with respect to compliance with Parent and Merger Sub’s covenants, and accuracy of Parent and Merger Sub’s representations and warranties, respectively) failing to be satisfied;

○	If, prior to receiving stockholder approval, the Company breaches or is deemed to have breached, in any material respect, its obligations with respect to non-solicitation, preparation of this proxy statement or holding the special meeting of stockholders;

○	If, prior to receiving stockholder approval, the Company provides notice to Parent that the Company intends to terminate the merger agreement as a result of a superior proposal;

○	If, prior to receiving stockholder approval, the Board (or any committee thereof) effects an adverse recommendation change or intervening event change of recommendation;

○	If, prior to receiving stockholder approval, the Board fails to publicly recommend against a tender or exchange offer relating to an acquisition proposal within five business days of the commencement of such tender or exchange offer; or

○	If, prior to receiving stockholder approval, and within five business days (or such shorter period prescribed in the merger agreement) following a written request by Parent, the Board fails to publicly reaffirm its recommendation of the merger after any acquisition proposal or any material modification thereto is first commenced, publicly announced, distributed or disseminated to the Company’s stockholders.

In the event that the merger agreement is properly and validly terminated pursuant to the termination rights above, the merger agreement will become void and of no force or effect without liability or obligation (with certain limited exceptions) on the part of Parent, Merger Sub or the Company or their respective representatives, except that certain provisions of the merger agreement relating to the effect of termination of the merger agreement and general provisions regarding matters such as notices, survival, governing law, fees and expenses and assignment will survive any termination of the merger agreement in accordance with their respective terms.

Termination Fee (page 93)

The Company is required to pay Parent a termination fee of $5.6 million (less any Parent expenses previously paid – see “Expense Reimbursement” below), at the times set forth in the merger agreement, if the merger agreement is terminated under the following circumstances:

•	By the Company, as a result of its entry into a definitive agreement in connection with a superior proposal (as further described in the second bullet under “Proposal 1: Adoption of the Merger Agreement—Termination of the Merger Agreement—By the Company” beginning on page 91);

•	By Parent, as a result of (i) the Company’s breach of its obligations with respect to non-solicitation, proxy statement preparation or the special meeting; (ii) receiving notice from the Company of its intent to terminate the merger agreement as a result of a superior proposal; (iii) the Board effectuating an adverse recommendation change or an intervening event change of recommendation; (iv) the Board failing to publicly recommend against a tender or exchange offer relating to an acquisition proposal; or (v) the Board failing to publicly reaffirm its recommendation of the merger following request by Parent in certain circumstances relating to an acquisition proposal (as further described in bullets two through six under “Proposal 1: Adoption of the Merger Agreement—Termination of the Merger Agreement—By Parent” beginning on page 92); or

•	By Parent, as a result of the Company’s breach of its covenants, agreements, representations or warranties (subject to certain exceptions and qualifiers) (as further described in the first bullet under “Proposal 1: Adoption of the Merger Agreement—Termination of the Merger Agreement—By Parent” beginning on page 92), or by either Parent or the Company, as a result of (i) the merger failing to close by the end date or (ii) the failure to obtain stockholder approval (as further described in the first and third bullets, respectively, described under “Proposal 1: Adoption of the Merger Agreement—Termination of the Merger Agreement—By either Parent or the Company” beginning on page 91), in all cases so long as: (i) at or prior to the time of such termination an acquisition proposal or intention to make an acquisition proposal has been made to the Company or its stockholders or Board or otherwise publicly announced or disclosed or otherwise communicated to senior management of the Company, and (ii) after the signing of the merger agreement and prior to the 12 month anniversary of the termination of the merger agreement, the Company consummates the transactions contemplated by any acquisition proposal or enters into a definitive agreement providing for the consummation of the transactions contemplated by any acquisition proposal or the Company recommends or submits an acquisition proposal to the Company’s stockholders for adoption; provided that, for purposes of this bullet only, all percentages in the definition of acquisition proposal contained in the merger agreement are replaced with 50%.

In no event will the Company be required to pay the termination fee more than once, provided that the payment of the termination fee shall not relieve the Company from any liability or damage resulting from a material breach of any of its obligations under the merger agreement.

Expense Reimbursement (page 94)

If the merger agreement is terminated by either Parent or the Company pursuant to the third bullet described under “Proposal 1: Adoption of the Merger Agreement—Termination of the Merger Agreement—By either Parent or the Company” beginning on page 91, under circumstances in which the termination fee is not then payable pursuant to the third bullet described under “Proposal 1: Adoption of the Merger Agreement—Termination Fee” beginning on page 93, the Company has agreed to pay all of the reasonable and documented out-of-pocket fees and expenses incurred by Parent and Merger Sub in connection with the merger agreement and transactions contemplated thereby, up to a maximum amount of $2.75 million. As noted above, the subsequent payment of any termination fee by the Company to Parent would be reduced by any expense reimbursement amount previously paid pursuant to this provision.

Specific Performance (page 94)

The merger agreement provides each party with a right to seek specific performance of the terms and provisions of the merger agreement, in addition to any other remedy to which such party may be entitled under the merger agreement.

Fees and Expenses (page 94)

Except in specified circumstances (as described under “Proposal 1: Adoption of the Merger Agreement—Expense Reimbursement” beginning on page 94), whether or not the merger is consummated, each party to the merger agreement is responsible for all of its respective costs and expenses incurred in connection with the merger agreement and the transactions contemplated thereby.

Market Prices and Dividend Data (page 96)

Our common stock is listed on NASDAQ exchange under the symbol “SSRG.” On May 2, 2016, the last trading day prior to the public announcement of the execution of the merger agreement, the closing price of our common stock was $10.40 per share. On May 27, 2016, the latest practicable trading day before the printing of this proxy statement, the closing price for our common stock on NASDAQ was $13.08 per share. You are encouraged to obtain current market quotations for our common stock.

Under the terms of the merger agreement, from the date of the merger agreement until the earlier of the effective time of the merger and the termination of the merger agreement, we may not declare, set aside, establish a record date for, make or pay any dividends on our common stock without Parent’s prior written consent. Under our current dividend policy, we have never declared or paid any cash dividends on our capital stock and have retained any future earnings to support operations and to finance the growth and development of our business.

QUESTIONS AND ANSWERS REGARDING THE MERGER,

MERGER AGREEMENT AND SPECIAL MEETING

The following questions and answers are intended to address some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that may be important to you as a Symmetry stockholder so we encourage you to read carefully the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement, including the merger agreement (attached as Annex A), and the documents we incorporate by reference in this proxy statement. You may obtain the documents and information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 100.

Q:	Why am I receiving these materials?

A:	The Board is furnishing this proxy statement and form of proxy card to the holders of Symmetry common stock in connection with the solicitation of proxies to be voted at a special meeting of stockholders or at any adjournments or postponements of the special meeting.

Q:	When and where is the special meeting?

A:	The special meeting will take place at 9:00 AM M.D.T., on July 1, 2016 at Salt Lake Marriott Downtown at City Creek, 75 South West Temple, Salt Lake City, Utah 84101.

Q:	Who is entitled to vote at the special meeting?

A:	All stockholders of record as of the close of business on May 27, 2016 are entitled to notice of the special meeting and to vote at the special meeting or at any adjournments or postponements thereof. Each holder of Symmetry common stock is entitled to cast one vote on each matter properly brought before the special meeting for each share of Symmetry common stock that such holder owned as of the record date.

Q:	May I attend the special meeting and vote in person?

A:	Yes. All stockholders as of the record date may attend the special meeting and vote in person. Stockholders will need to present proof of ownership of Symmetry common stock, such as a bank or brokerage account statement, and a form of personal identification to be admitted to the special meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the special meeting. Even if you plan to attend the special meeting in person, we encourage you to complete, sign, date and return the enclosed proxy or vote electronically over the Internet or via telephone to ensure that your shares will be represented at the special meeting. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. If you hold your shares in “street name,” because you are not the stockholder of record, you may not vote your shares in person at the special meeting unless you request and obtain a valid proxy from your broker, bank or other nominee.

Q:	What am I being asked to vote on at the special meeting?

A:	You are being asked to consider and vote on the following proposals:

1.	To adopt the merger agreement, pursuant to which Merger Sub will merge with and into Symmetry, and Symmetry will become a wholly-owned subsidiary of Parent; and

2.	To approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Q:	What is the proposed merger and what effects will it have on Symmetry?

A:	The merger agreement contemplates the proposed merger of Merger Sub with and into Symmetry, whereby Symmetry will be acquired by and become a wholly-owned subsidiary of Parent in accordance with the terms of the merger agreement. If the proposal to adopt the merger agreement is approved by the holders of Symmetry common stock and the other closing conditions under the merger agreement have been satisfied or waived, Merger Sub will merge with and into Symmetry, with Symmetry continuing as the surviving corporation. Symmetry would also de-list its common stock from NASDAQ and de-register it under the Exchange Act as soon as reasonably practicable following the effective time of the merger and would thereafter no longer be a publicly traded company or file periodic reports with the SEC. If the merger is completed, you will not own any shares of the capital stock of the surviving corporation.

Q:	What will I receive if the merger is completed?

A:	Upon completion of the merger, you will be entitled to receive the per share merger consideration of $13.10 in cash, without interest, for each share of common stock that you own, unless you have properly exercised and perfected and not withdrawn a demand for appraisal under the DGCL with respect to such shares. For example, if you own 100 shares of common stock, you will receive $1,310 in cash in exchange for your shares of common stock. In either case, you will not own shares in the surviving corporation.

Q:	How does the per share merger consideration compare to the market price of Symmetry common stock prior to the public announcement of the merger agreement?

A:	The per share merger consideration represents a premium of (i) approximately 26% over Symmetry’s closing stock price on May 2, 2016, the last trading day prior to the public announcement of the execution of the merger agreement, and (ii) approximately 39% over the volume weighted average share price of the common stock during the six months ended May 2, 2016.

Q:	What do I need to do now?

A:	We encourage you to read this proxy statement, the annexes to this proxy statement, including the merger agreement, and the documents we refer to in this proxy statement carefully and consider how the merger affects you, and then to complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope or grant your proxy electronically over the Internet or by telephone, so that your shares can be voted at the special meeting. If you hold your shares in “street name,” please refer to the voting instruction forms provided by your broker, bank or other nominee to vote your shares.

Q:	Should I send in my stock certificates now?

A:	No. Please do not send in your stock certificates now. After the merger is completed, under the terms of the merger agreement, you will receive shortly thereafter the letter of transmittal instructing you to send your stock certificates to the paying agent in order to receive the cash payment of the per share merger consideration for each share of our common stock represented by the stock certificates. You should not send in your Symmetry stock certificates until you receive such transmittal materials after the merger is completed.

Q:	What happens if I sell or otherwise transfer my shares of Symmetry common stock after the record date, but before the special meeting?

A:	The record date for the special meeting is earlier than the date of the special meeting. If you sell or transfer your shares of our common stock after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares and each of you notifies Symmetry in writing of such special arrangements, you will transfer the right to receive the per share merger consideration, if the merger is completed, to the person to whom you sell or transfer your shares of our common stock, but you will retain your right to vote these shares at the special meeting. Even if you sell or otherwise transfer your shares of common stock after the record date, we encourage you to complete, date, sign and return the enclosed proxy or vote via the Internet or telephone.

Q:	How does Symmetry’s Board of Directors recommend that I vote?

A:	The Board, after considering the various factors described under “The Merger—Recommendation of Our Board of Directors and Reasons for the Merger” beginning on page 46 unanimously determined that the merger agreement and the transactions contemplated by the merger agreement are advisable, fair to and in the best interests of Symmetry and its stockholders, and approved, adopted and declared advisable the merger agreement and the transactions contemplated by the merger agreement. The Board unanimously recommends that you vote (i) “FOR” the proposal to adopt the merger agreement and thereby approve the transactions contemplated by the merger agreement, including the merger, and (ii) “FOR” the proposal to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Q:	What happens if the merger is not completed?

A:	If the merger agreement is not adopted by Symmetry stockholders, or if the merger is not completed for any other reason, Symmetry’s stockholders will not receive any payment for their shares of common stock. Instead, Symmetry will remain a public company, our common stock will continue to be listed and traded on NASDAQ and registered under the Exchange Act and we will continue to file periodic reports with the SEC. Under specified circumstances, Symmetry may be required to reimburse certain of Parent’s expenses incurred in respect of the transactions contemplated by the merger agreement or pay a termination fee upon the termination of the merger agreement as described under “Proposal 1: Adoption of the Merger Agreement—Termination Fee” beginning on page 93 and “Proposal 1: Adoption of the Merger Agreement— Expense Reimbursement” beginning on page 94.

Q:	Do any of Symmetry’s directors or executive officers have interests in the merger that may differ from those of Symmetry stockholders generally?

A:	In considering the recommendation of the Board with respect to the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that may be deemed to be different from, or in addition to, the interests of our stockholders generally. The Board was aware of and considered these interests (to the extent such interests existed at the time), among other matters, in evaluating and overseeing the negotiation of the merger agreement, in approving the merger agreement and the merger and in recommending that the merger agreement be adopted by the stockholders of Symmetry. For a description of the interests of our directors and executive officers in the merger, see “The Merger — Interests of Symmetry’s Directors and Executive Officers in the Merger” beginning on page 58.

Q:	What vote is required to adopt the merger agreement?

A:	The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting is required to approve the proposal to adopt the merger agreement. The failure of any stockholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote in person by ballot at the special meeting will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. If you hold your shares in “street name,” the failure to instruct your broker, bank or other nominee on how to vote your shares will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. Abstentions will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

As of the record date for determining who is entitled to vote at the special meeting, there were 10,740,184 shares of Symmetry common stock issued and outstanding. Each holder of Symmetry common stock is entitled to one vote per share of stock owned by such holder as of the record date.

Q:	What vote is required to approve the proposal to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies?

A:	The affirmative vote of the holders of a majority of the voting power of the issued and outstanding shares of our common stock entitled to vote, present and voting, in person or represented by proxy at the special meeting, is required to approve the proposal to approve one or more adjournments of the special meeting. The failure of any stockholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote in person by ballot at the special meeting will have no effect on the adjournment proposal. If you hold your shares in “street name,” the failure to instruct your broker, bank or other nominee on how to vote your shares will have no effect on the adjournment proposal. Abstentions will have the same effect as a vote “AGAINST” the adjournment proposal.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	If your shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares, to be the “stockholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by Symmetry. If your shares are held through a broker, bank or other nominee, you are considered the “beneficial owner” of the shares of Symmetry common stock held in “street name.” In that case, this proxy statement has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by following their instructions for voting. You are also invited to attend the special meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the special meeting unless you request and obtain a valid proxy from your broker, bank or other nominee.

Q:	How may I vote?

A:	If you are a stockholder of record, there are four ways to vote:

1.	By attending the special meeting and voting in person by ballot;

2.	By visiting the Internet at the address on your proxy card;

3.	By calling the toll-free (within the U.S. or Canada) phone number on your proxy card; or

4.	By completing, dating, signing and returning the enclosed proxy card in the accompanying prepaid reply envelope.

A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares of common stock, and to confirm that your voting instructions have been properly recorded when voting electronically over the Internet or by telephone. Please be aware that, although there is no charge for voting your shares, if you vote electronically over the Internet or by telephone, you may incur costs such as telephone and Internet access charges for which you will be responsible.

Even if you plan to attend the special meeting in person, you are strongly encouraged to vote your shares of common stock by proxy. If you are a record holder or if you obtain a valid proxy to vote shares which you beneficially own, you may still vote your shares of common stock in person at the special meeting even if you have previously voted by proxy. If you are present at the special meeting and vote in person, your previous vote by proxy will not be counted.

If your shares are held in “street name” through a broker, bank or other nominee, you may vote through your broker, bank or other nominee by completing and returning the voting form provided by your broker, bank or other nominee, or electronically over the Internet or by telephone through your broker, bank or other nominee if such a service is provided. To vote via the Internet or via telephone through your broker, bank or other nominee, you should follow the instructions on the voting form provided by your broker, bank or nominee.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:	Not without your direction. Your broker, bank or other nominee will be permitted to vote your shares on any proposal only if you instruct your broker, bank or other nominee on how to vote. Under applicable stock exchange rules, brokers, banks or other nominees have the discretion to vote your shares on routine matters if you fail to instruct your broker, bank or other nominee on how to vote your shares with respect to such matters. Both proposals in this proxy statement are non-routine matters, and brokers, banks and other nominees therefore cannot vote on these proposals without your instructions. Therefore, it is important that you instruct your broker, bank or nominee on how you wish to vote your shares.

You should follow the procedures provided by your broker, bank or other nominee regarding the voting of your shares of Symmetry common stock. If you do not follow these procedures, and do not provide voting instructions to your broker, bank or other nominee, a broker non-vote will result, and your shares will not be voted. A broker non-vote will have the same effect as if you voted against the proposal to adopt the merger agreement, but will have no effect on the adjournment proposal.

Q:	May I change my vote after I have mailed my signed proxy card or otherwise submitted my vote by proxy?

A:	Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by:

1.	Submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

2.	Delivering a written notice of revocation to our Secretary;

3.	Signing another proxy card with a later date and returning it to us prior to the special meeting; or

4.	Attending the special meeting and voting in person.

If you hold your shares of common stock in “street name,” you should contact your broker, bank or other nominee for instructions regarding how to change your vote. You may also vote in person at the special meeting if you obtain a valid proxy from your broker, bank or other nominee.

Q:	What is a proxy?

A:	A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of Symmetry common stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of Symmetry common stock is called a “proxy card.” The Board has designated Messrs. Craig B. Reynolds and Francis T. Nusspickel, individually and jointly, with full power of substitution, as proxies for the special meeting.

Q:	If a stockholder submits a proxy, how are the shares voted?

A:	Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted (i) “FOR” the proposal to adopt the merger agreement and the transactions contemplated thereby, and (ii) “FOR” the proposal to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, date, sign and return (or vote via the Internet or telephone with respect to) each proxy card and voting instruction card that you receive.

Q:	Where can I find the voting results of the special meeting?

A:	Symmetry intends to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the special meeting. All reports Symmetry files with the SEC are publicly available when filed and available at www.symmetrysurgical.com under the “Investor Relations” tab. See “Where You Can Find More Information” beginning on page 100 of this proxy statement.

Q:	Will I be subject to U.S. federal income tax upon the exchange of Symmetry common stock for cash pursuant to the merger?

A:	If you are a U.S. Holder, the exchange of Symmetry common stock for cash pursuant to the merger generally will require you to recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash you receive pursuant to the merger and your adjusted tax basis in the shares of our common stock exchanged for cash in the merger. A Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to the exchange of our common stock for cash in the merger unless such Non-U.S. Holder has certain connections to the United States. Because particular circumstances may differ, we recommend that you consult your own tax advisor to determine the U.S. federal income tax consequences relating to the merger in light of your own particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction. A more complete description of the U.S. federal income tax consequences of the merger is provided under “The Merger—US. Federal Income Tax Consequences of the Merger” beginning on page 72 of this proxy statement.

Q:	What will the holders of Symmetry restricted stock and restricted stock unit awards receive in the merger?

A:	Unless otherwise agreed by Parent and the holder of Symmetry restricted stock, each share of Symmetry restricted stock granted under the Equity Plan that is outstanding immediately prior to the effective time of the merger will be cancelled at the effective time of the merger and all restrictions on such shares will lapse as of the effective time of the merger, and will be converted automatically into the right of the holder thereof to receive at the effective time an amount in cash equal to the product of the number of shares of restricted stock held by such holder and the merger consideration, less any applicable withholding or other taxes, or other amounts required to be withheld.

All performance-based vesting criteria applicable to Symmetry restricted stock will be deemed earned at the target level of performance for purposes of calculating the number of shares of restricted stock for which the restrictions will lapse in connection with the merger, as described above.

Unless otherwise agreed by Parent and the holder of a Symmetry restricted stock unit, each Symmetry restricted stock unit granted under the Equity Plan that is outstanding immediately prior to the effective time of the merger will be cancelled as of the effective time of the merger and will be automatically converted into the right of the holder thereof to receive an amount in cash equal to the product of the number of shares subject to the restricted stock unit held by such holder and the merger consideration, less any applicable withholding or other taxes, or other amounts required to be withheld.

All performance-based vesting criteria in respect of Symmetry restricted stock units will be deemed earned at the target level of performance for purposes of calculating the number of restricted stock units that will be cancelled in connection with the merger, as described above.

Q:	When do you expect the merger to be completed?

A:	We are working toward completing the merger as quickly as possible and currently expect to complete the merger in the late second or early third quarter of 2016. However, the exact timing of completion of the merger cannot be predicted because the merger is subject to conditions over which we have limited control, including adoption of the merger agreement by our stockholders and the receipt of regulatory approvals.

Q:	Am I entitled to appraisal rights under the DGCL?

A:	Yes. If the merger is adopted by Symmetry’s stockholders, stockholders who do not vote (whether in person or by proxy) in favor of the adoption of the merger agreement and who properly exercise and perfect, and do not withdraw, their demand for appraisal of their shares will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL. This means that holders of Symmetry common stock who follow the prescribed procedures provided in Section 262 are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of Symmetry common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with interest to be paid upon the amount determined to be fair value, if any, as determined by the court. Stockholders who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is reproduced and attached as Annex C to this proxy statement.

Q:	Who can help answer my questions?

A:	If you have any questions concerning the merger, the special meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of common stock, please contact our proxy solicitor, Okapi Partners LLC, 1212 Avenue of the Americas, 24th Floor, New York, New York 10036 or by calling (877) 274-8654 toll-free.

FORWARD-LOOKING STATEMENTS

This proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us or on our behalf, contain “forward-looking statements” that do not directly or exclusively relate to historical facts. You can typically identify forward-looking statements by the use of forward-looking words, such as “may,” “should,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast,” “goal” and other words of similar import. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including in our most recent filing on Form 10-K and subsequent periodic and interim reports, factors and matters described or incorporated by reference in this proxy statement, and the following factors:

•	The inability to consummate the merger due to the failure to obtain stockholder approval to adopt the merger agreement or failure to satisfy, or obtain waiver of, the other conditions to the completion of the merger, including receipt of required regulatory approvals;

•	The risk that the merger agreement may be terminated in certain circumstances that require us to pay Parent a termination fee of $5.6 million or reimburse Parent’s expenses up to $2.75 million;

•	Risks that the proposed merger disrupts our current plans and operations or affects our ability to retain or recruit key employees;

•	The effect of the announcement of the merger on Symmetry’s business relationships (including, without limitation, dealers, customers, distributors and suppliers), operating results and business generally;

•	The amount of the costs, fees, expenses and charges related to the merger agreement or the merger;

•	Risks related to the proposed merger diverting management’s or employees’ attention from ongoing business operations or financial matters;

•	The risk that our stock price may decline significantly if the merger is not completed;

•	Risks related to obtaining the requisite consents to the merger, including, without limitation, the timing (including possible delays) and expiration or termination of the applicable waiting periods under the HSR Act and other applicable antitrust and competition laws, and the risk that such consents might not be received;

•	The risk that the merger may not be consummated in a timely manner, if at all;

•	The risk that competing offers will be made;

•	Risks related to other business effects, including the effects of industry, economic or political conditions outside of the parties’ control;

•	The nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the merger and instituted against us and others; and

•	The fact that Symmetry’s stockholders would forgo the opportunity to realize the potential long-term value of the successful execution of Symmetry’s current strategy as an independent company.

Consequently, all of the forward-looking statements we make in this proxy statement are qualified by the information contained or incorporated by reference herein, including, but not limited to, (a) the information contained under this heading and (b) the information contained under the heading “Risk Factors” and in our consolidated financial statements and notes thereto included in our most recent filing on Form 10-K and subsequent periodic and interim report filings (see “Where You Can Find More Information” beginning on page 100). No assurance can be given that these are all of the factors that could cause actual results to vary materially from those expressed or implied by the forward-looking statements.

Symmetry stockholders are cautioned not to place undue reliance on the forward-looking statements we make in this proxy statement, which speak only as of the date of this proxy statement. Except as required by applicable law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. Symmetry stockholders are advised, however, to consult any future disclosures we make on related subjects as may be detailed in our other filings made from time to time with the SEC.

THE SPECIAL MEETING

The enclosed proxy is solicited on behalf of the Board for use at the special meeting of stockholders or at any adjournments or postponements thereof.

Date, Time and Place

We will hold the special meeting on July 1, 2016, at 9:00 AM M.D.T., at Salt Lake Marriott Downtown at City Creek, 75 South West Temple, Salt Lake City, Utah 84101.

Purpose of the Special Meeting

At the special meeting, we will ask our stockholders entitled to vote as of the record date to vote on proposals to (i) adopt the merger agreement and the transactions contemplated thereby, and (ii) approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Record Date; Shares Entitled to Vote; Quorum

Only stockholders of record as of the close of business on May 27, 2016 are entitled to notice of the special meeting and to vote at the special meeting or at any adjournments or postponements thereof. A list of stockholders entitled to vote at the special meeting will be available at our offices located at 3034 Owen Drive, Antioch, Tennessee 37013, during regular business hours for a period of at least 10 days before the special meeting and at the location where the special meeting is held during the special meeting.

As of the record date, there were 10,740,184 shares of our common stock outstanding and entitled to be voted at the special meeting.

A quorum of stockholders is necessary to take action on the proposals at a special meeting. The presence (in person or by proxy) of the holders of a majority of the voting power of the issued and outstanding shares of our common stock entitled to vote at the special meeting will constitute a quorum at the special meeting. As a result, 5,370,093 shares must be represented by proxy or by stockholders present and entitled to vote at the special meeting to have a quorum. For purposes of determining whether a quorum is present, shares voted “FOR,” “AGAINST,” or “ABSTAIN,” as well as broker non-votes, will be considered shares that are present. In the event that a quorum is not present at the special meeting, it is expected that the special meeting would be adjourned or postponed to a later date to solicit additional proxies.

Vote Required; Abstentions and Broker Non-Votes

The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting is required to approve the proposal to adopt the merger agreement. The affirmative vote of the holders of a majority of the voting power of the issued and outstanding shares of our common stock that is present and voting, in person or represented by proxy at the special meeting, is required to approve the proposal to approve one or more adjournments of the special meeting.

The failure of any stockholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote in person by ballot at the special meeting will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement, but will have no effect on the adjournment proposal. If you hold your shares in “street name,” the failure to instruct your broker, bank or other nominee on how to vote your shares will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement, but will have no effect on the adjournment proposal. Abstentions will have the same effect as a vote “AGAINST” both proposals.

Shares Held by Symmetry’s Directors and Executive Officers

At the close of business on May 27, 2016, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 1,095,683 shares of our common stock, which represented approximately 10.20% of the shares of our outstanding common stock on that date. The directors and executive officers have informed Symmetry that they currently intend to vote all of their shares of Symmetry common stock (i) “FOR” the proposal to adopt the merger agreement, and (ii) “FOR” the proposal to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Voting of Proxies

If your shares are registered in your name with our transfer agent, Computershare, you may cause your shares to be voted by returning a signed proxy card, or you may vote in person at the special meeting. Additionally, you may submit electronically over the Internet or by phone a proxy authorizing the voting of your shares by following the instructions on your proxy card. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy electronically over the Internet or by telephone. Based on your proxy cards or Internet and telephone proxies, the proxy holders will vote your shares according to your directions.

If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting. If your shares are registered in your name, you are encouraged to vote by proxy even if you plan to attend the special meeting in person. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted.

Voting instructions are included on your proxy card. All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in accordance with the instructions of the stockholder. Properly executed proxies that do not contain voting instructions will be voted (i) “FOR” the proposal to adopt the merger agreement and (ii) “FOR” the proposal to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

If your shares are held in “street name” through a broker, bank or other nominee, you may vote through your broker, bank or other nominee by completing and returning the voting form provided by your broker, bank or other nominee, or by the Internet or telephone through your broker, bank or other nominee if such a service is provided. To vote via the Internet or telephone through your broker, bank or other nominee, you should follow the instructions on the voting form provided by your broker, bank or other nominee. Under applicable stock exchange rules, brokers, banks or other nominees have the discretion to vote your shares on routine matters if you fail to instruct your broker, bank or other nominee on how to vote your shares with respect to such matters. Both proposals in this proxy statement are non-routine matters, and brokers, banks and other nominees therefore cannot vote on these proposals without your instructions. If you do not return your broker’s, bank’s or other nominee’s voting form, do not vote via the Internet or telephone through your broker, bank or other nominee, if applicable, or do not attend the special meeting and vote in person with a proxy from your broker, bank or other nominee, such actions will result in a broker non-vote and will have the same effect as if you voted “AGAINST” the proposal to adopt the merger agreement, but will have no effect on the adjournment proposal.

Revocability of Proxies

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by any of the following methods:

•	Submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

•	Delivering a written notice of revocation to our Secretary;

•	Signing another proxy card with a later date and returning it to us prior to the special meeting; or

•	Attending the special meeting and voting in person.

Please note that to be effective, your new proxy card, Internet or telephonic voting instructions or written notice of revocation must be received by our Secretary prior to the special meeting and, in the case of Internet or telephonic voting instructions, must be received by 11:59 p.m., Eastern time, on June 30, 2016. If you have submitted a proxy, your appearance at the special meeting, in the absence of voting in person or submitting an additional proxy or revocation, will not have the effect of revoking your prior proxy.

If you hold your shares of common stock in “street name,” you should contact your broker, bank or other nominee for instructions regarding how to change your vote. You may also vote in person at the special meeting if you obtain a valid proxy from your broker, bank or other nominee. Any adjournment of the special meeting for the purpose of soliciting additional proxies will allow Symmetry stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting, as adjourned.

Board of Directors’ Recommendation

The Board, after considering various factors described in the section entitled “The Merger—Recommendation of Our Board of Directors and Reasons for the Merger” beginning on page 46 unanimously determined that the merger agreement and the transactions contemplated by the merger agreement are advisable, fair to and in the best interests of Symmetry and its stockholders, and approved, adopted and declared advisable the merger agreement and the transactions contemplated by the merger agreement. The Board unanimously recommends that you vote (i) “FOR” the proposal to adopt the merger agreement and thereby approve the transactions contemplated by the merger agreement, including the merger, and (ii) “FOR” the proposal to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Solicitation of Proxies

The expense of soliciting proxies in the enclosed form will be borne by Symmetry. We have retained Okapi Partners LLC, a proxy solicitation firm, to solicit proxies in connection with the special meeting at a cost anticipated to consist of a cash payment of $10,000 plus expenses. We have agreed to indemnify Okapi Partners LLC against losses arising out of its provision of such services on our behalf. In addition, we will reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by some of our directors, officers and employees, personally or by telephone, facsimile or other means of communication. No additional compensation will be paid for such services.

Anticipated Date of Completion of the Merger

Assuming timely satisfaction of necessary closing conditions, including, but not limited to, the approval by our stockholders of the proposal to adopt the merger agreement, we anticipate that the merger will be consummated in the late second or early third quarter of 2016.

Rights of Stockholders Who Seek Appraisal

If the merger is adopted by Symmetry’s stockholders, stockholders who do not vote in favor of the adoption of the merger agreement and who properly exercise and perfect, and do not withdraw, their demand for appraisal of their shares will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL. This means that holders of Symmetry common stock who follow the prescribed procedures provided in Section 262 are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares of Symmetry common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with interest to be paid upon the amount determined to be fair value, if any, as determined by the court. Stockholders who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares.

To exercise your appraisal rights, you must submit a written demand for appraisal to Symmetry before the vote is taken on the adoption of the merger agreement (and not withdraw such demand), you must not submit a proxy or otherwise vote in favor of the proposal to adopt the merger agreement and you must continue to hold the shares of Symmetry common stock of record through the effective time of the merger. Your failure to follow the procedures specified under the DGCL will result in the loss of your appraisal rights. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is reproduced and attached as Annex C to this proxy statement. If you hold your shares of Symmetry common stock through a broker, bank or other nominee and you wish to exercise appraisal rights, you should consult with your broker, bank or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such broker, bank firm or nominee.

Other Matters

At this time, we know of no other matters to be submitted at the special meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on July 1, 2016

This proxy statement is available at www.symmetrysurgical.com under the “Investor Relations” tab and at www.proxyvote.com. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference herein.

Householding of Special Meeting Materials

We may send a single copy of this proxy statement to any household at which two or more stockholders reside, in accordance with SEC rules, unless we have received contrary instructions. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our expenses in connection with distributing the proxy.

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your broker or direct your written request to: Symmetry Investor Relations, 3034 Owen Drive, Antioch, Tennessee 37013, or contact our Investor Relations department at (615) 964-5520. We will promptly deliver a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered upon their written or oral request. Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request “householding” of their communications should contact their broker.

THE MERGER

This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should read the entire merger agreement carefully, as it is the legal document that governs the merger.

Parties Involved in the Merger

Symmetry Surgical Inc.

Symmetry Surgical is a Delaware corporation headquartered in Antioch, Tennessee. We are a global marketer and distributor of medical devices with some limited manufacturing focused on the general surgery market. We offer over 20,000 products and sell primarily to hospitals and surgical centers in the United States and countries worldwide through direct representatives, dealers and distributors. Specifically, our current product portfolio includes a broad range of reusable stainless steel and titanium, hand-held general and specialty surgical instruments, single use and disposable instruments, electro-surgery instruments, retractor systems, ligation clips and appliers, and containers and sterilization devices sold directly to hospitals and other sites of care.

Our business was established in 1976 as Specialty Surgical Instrumentation, Inc. Symmetry Medical, Inc. acquired Specialty Surgical Instrumentation, Inc. in 2007 and added two additional acquisitions, Olsen Medical and the Codman & Shurtleff, Inc. instruments portfolio, to create the Symmetry Surgical division in 2011. Symmetry was incorporated in July 2014 as a wholly-owned subsidiary of Symmetry Medical, Inc. In 2014 Symmetry was spun out of Symmetry Medical, Inc., as a stand-alone public company. Our common stock is currently listed and traded on the NASDAQ Global Market, which we refer to as NASDAQ, under the symbol “SSRG.” Our principal executive offices are located at 3034 Owen Drive, Antioch, Tennessee 37013, and our telephone number is (615) 964-5520.

Parent and Merger Sub

Parent is a newly incorporated company that is owned by RoundTable Healthcare Partners IV, L.P. and RoundTable Healthcare Investors IV, L.P., and Merger Sub is a wholly-owned subsidiary of Parent. Both Parent and Merger Sub were incorporated for the purpose of entering into the merger agreement and completing the merger contemplated by the merger agreement. Upon completion of the merger, Merger Sub will cease to exist and Symmetry will become a wholly-owned subsidiary of Parent.

RoundTable Healthcare Partners IV, L.P. and RoundTable Healthcare Investors IV, L.P. are affiliates of RoundTable Healthcare Partners. RoundTable Healthcare Partners, headquartered in Lake Forest, IL, is an operating-oriented private equity firm focused exclusively on the healthcare industry, which partners with companies that can benefit from its extensive industry relationships and proven operating and transaction expertise. RoundTable Healthcare Partners has established a successful track record of working with owner/founders, family companies, management teams, entrepreneurs, and corporate partners who share a vision and believe in the value creation potential of its partnership model. RoundTable Healthcare Partners has raised $2.75 billion in committed capital, including four equity funds totaling $2.15 billion and three subordinated debt funds totaling $600 million.

The principal executive offices of Parent and Merger Sub are located at 272 East Deerpath Road, Suite 350, Lake Forest, Illinois, 60045, and its telephone number is (847) 739-3200.

Certain Effects of the Merger on Symmetry

Upon the terms and subject to the conditions of the merger agreement, Merger Sub will merge with and into Symmetry, with Symmetry continuing as the surviving corporation and a wholly-owned subsidiary of Parent. As a result, Symmetry expects to de-list its common stock from NASDAQ and de-register under the Exchange Act as soon as reasonably practicable following the effective time of the merger, and thereafter Symmetry will no longer be a publicly traded company or file periodic reports with the SEC. Throughout this proxy statement, we use the term surviving corporation to refer to Symmetry as the surviving corporation following the merger. If the merger is completed, you will not own any shares of the capital stock of the surviving corporation and will, instead, be paid $13.10 for each share of Symmetry common stock that you own immediately prior to the effective time of the merger.

The time at which the merger will become effective, which we refer to as the effective time of the merger, will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as we and Parent may agree and specify in the certificate of merger).

Effect on Symmetry if the Merger is Not Completed

If the merger agreement is not approved by Symmetry’s stockholders, or if the merger is not completed for any other reason, Symmetry stockholders will not receive any payment for their shares of common stock. Instead, Symmetry will remain a public company, our common stock will continue to be listed and traded on NASDAQ and registered under the Exchange Act and we will continue to file periodic reports with the SEC.

Furthermore, if the merger is not consummated, and depending on the circumstances that would have caused the merger not to be consummated, it is likely that the price of Symmetry’s common stock will decline significantly. If that were to occur, it is uncertain when, if ever, the price of Symmetry’s common stock would return to the price at which it trades as of the date of this proxy statement.

Accordingly, if the merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of Symmetry’s common stock. If the merger is not consummated, the Board will continue to evaluate and review Symmetry’s business operations, properties, dividend policy and capitalization, among other things, make such changes as are deemed appropriate and continue to seek to enhance stockholder value. If the merger agreement is not adopted by Symmetry’s stockholders or if the merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to Symmetry will be offered or that Symmetry’s business, prospects or results of operation will not be adversely impacted.

In addition, under specified circumstances, Symmetry may be required to reimburse certain of Parent’s expenses incurred in respect of the transactions contemplated by the merger agreement or pay Parent a termination fee upon the termination of the merger agreement, as described under “Proposal 1: Adoption of the Merger Agreement—Termination Fee” and “—Expense Reimbursement” beginning on page 93.

Merger Consideration

At the effective time of the merger, each outstanding share of our common stock (other than excluded shares) shall be converted automatically into the right to receive $13.10 in cash, without interest, and, without any action by the holders of such shares, they will cease to be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate formerly representing any of the shares of Symmetry common stock (other than the excluded shares) will thereafter represent only the right to receive the merger consideration.

After the merger is completed, under the terms of the merger agreement, you will have the right to receive the per share merger consideration, but you will no longer have any rights as a Symmetry stockholder (except that stockholders who properly exercise and perfect their demand for appraisal of their shares, and do not withdraw such demand, will have the right to receive a payment for the “fair value” of their shares as determined pursuant to an appraisal proceeding as contemplated by Delaware law, as described below under “Appraisal Rights”).

Background of the Merger

The Board, together with the Company’s management and with assistance from the Company’s outside legal and financial advisors, regularly reviews the Company’s strategic alternatives, including potential opportunities for acquisitions, joint ventures and other transactions designed to maximize stockholder value. Since the spin-out of the Company from Symmetry Medical, Inc. in December 2014, the Company has had periodic, informal discussions with both strategic companies and private equity firms interested in learning more about the Company.

In August 2015, representatives of a private equity firm, Party A, contacted Mr. Thomas J. Sullivan, Chief Executive Officer and a director, to request a meeting with the Company’s management to develop a better understanding of the Company and to discuss Party A’s possible interest in pursuing a strategic transaction involving the Company.

On August 25, 2015, Party A and the Company entered into a confidentiality agreement and Party A was provided access to certain confidential information about the Company. Over the following several weeks, Mr. Sullivan, Mr. Scott D. Kunkel, Senior Vice President and Chief Financial Officer, and Mr. David C. Milne, Chief Administrative Officer, SVP, General Counsel, Corporate Secretary and Chief Compliance Officer responded to a number of due diligence questions and requests from Party A and kept the Company’s Board apprised of the situation as it was developing.

On September 3, 2015, representatives of Party A met with Mr. Sullivan and Mr. Kunkel to learn more about the Company and its prospects.

On September 24, 2015, Party A submitted a non-binding written proposal to acquire 100% of the issued and outstanding common stock of the Company for a purchase price in the range of between $10.50 and $10.80 per share in cash. Party A’s proposal was conditioned on Party A’s ability to simultaneously complete another acquisition, which we refer to as the other acquisition opportunity, and included a request for a 45-day exclusivity period.

On September 25, 2015 the Board held a telephonic meeting to review Party A’s proposal and relevant financial analysis prepared by Stifel. In addition to each member of the Board, representatives of Stifel and Ropes & Gray LLP, the Company’s outside legal counsel, which we refer to as Ropes & Gray, attended the meeting. Mr. Kunkel and Mr. Milne also attended the meeting. During the meeting, the Board reviewed and discussed the proposal and Stifel’s financial analysis. Following discussion and consideration of the valuation and other terms of Party A’s proposal, and following an executive session which excluded Mr. Sullivan and other members of management, the Board directed Stifel to advise Party A that the Company was not willing to grant exclusivity, although it would allow Party A to access confidential information that could lead Party A to increase its proposed cash price. Promptly following the Board meeting, Stifel communicated this message to Party A. In addition, in connection with its review of the proposal from Party A and its determination to continue discussions with Party A, the Board voted during the meeting to approve a transaction committee to take the lead role in the Company’s discussions with Party A with the support and assistance of Stifel and Ropes & Gray. The transaction committee was constituted with two independent directors, Mr. Craig B. Reynolds and Mr. James Burns. The Board also authorized management to negotiate an engagement letter with Stifel to represent the Company in a potential sale transaction including terms and performance incentives outlined and agreed to by the Board. Anticipating the need to share information with Party A more expeditiously, the transaction committee asked management to establish an electronic due diligence data room. Later that day, management established the electronic data room and began populating it with information over the coming weeks.

On September 26, 2015, Party A submitted a revised non-binding proposal to acquire 100% of the outstanding common stock of the Company for a purchase price in the range of between $11.40 and $11.90 per share in cash. The revised proposal from Party A reiterated the need for a 45-day exclusivity period and that Party A’s proposal would be conditioned on Party A’s ability to simultaneously complete the other acquisition opportunity.

On September 28, 2015, the Board held a special telephonic meeting to review the revised proposal and determined the Company should continue discussions with Party A and respond to additional due diligence requests. The Board directed Stifel to communicate to Party A that the Company would be willing to grant a period of exclusive negotiations to Party A in order to allow Party A to advance its development of the other acquisition opportunity and improve its proposal to the Company. The transaction committee directed Stifel to inform Party A that it would need to increase its proposal significantly above the indicated range if a transaction with the Company was going to be ultimately consummated.

On October 3, 2015, the transaction committee held a call with Stifel to review the exclusivity terms proposed by Party A. Later that day, Symmetry executed an exclusivity letter granting Party A a 45-day period of exclusive negotiations.

On October 6, 2015, the Board formally engaged Stifel as financial advisor to the Company to represent the Company in a potential sale transaction.

Throughout October 2015, Party A continued conducting due diligence on the Company, which included several calls and meetings with Company management, access to certain confidential Company information and follow-up requests for additional diligence items.

On October 22, 2015, Party A submitted a revised non-binding proposal to acquire 100% of the outstanding common stock of the Company for a purchase price of $12.25 per share in cash contingent upon being able to close on the other acquisition opportunity as well. Following receipt of the revised proposal, the transaction committee held a call with representatives from each of Stifel and Ropes & Gray. At that time, the transaction committee authorized Stifel to continue negotiations with Party A to seek a further improved proposal.

On October 27, 2015, Party A informed the Company that it had been unsuccessful in negotiating the other acquisition opportunity and, consequently, Party A was withdrawing from further consideration of an acquisition of the Company. Shortly thereafter, Party A waived the remaining restrictions on the Company under the exclusivity agreement.

On January 11, 12 and 13, 2016, Mr. Sullivan met separately with a number of potential investors at the JP Morgan Healthcare Conference, including representatives of RoundTable Healthcare Management IV, LLC, which we refer to as RoundTable Healthcare Management, to discuss general information regarding the industry and publicly available information regarding the Company. Also during the JP Morgan

Healthcare Conference, Stifel met with Party B and learned of its interest in the Company’s industry and its specific segment.

On January 21, 2016, Stifel spoke with a managing director at Party B and set up a meeting between Mr. Sullivan and Party B on January 26, 2016 at Party B’s offices. During this meeting Party B expressed an interest in learning more about the Company and was willing to sign a confidentiality agreement to enable more detailed discussions.

On January 26, 2016 RoundTable Healthcare Management spoke with Mr. Sullivan via telephone and during that call indicated an interest in visiting the Company’s offices to learn more about the Company.

Mr. Sullivan informed the Board of these inquiries and the Board agreed that it was in the Company’s best interest to enable a more complete discussion with each party by executing confidentiality agreements, which it did with RoundTable Healthcare Management on February 10, 2016 and with Party B on February 11, 2016.

On February 22, 2016, Messrs. Sullivan, Milne and Kunkel met with representatives of RoundTable Healthcare Management at the Company’s corporate offices and discussed the Company in greater detail.

On February 29, 2016 Messrs. Sullivan, Milne and Kunkel had a follow-up conversation telephonically with RoundTable Healthcare Management to further discuss the Company.

On March 1, 2016 Messrs. Sullivan, Milne and Kunkel met with representatives of Party B at Party B’s offices, during which Party B reiterated its potential interest in a transaction with the Company. Mr. Sullivan shared this indication of interest with the Board.

On March 18, 2016, Party B submitted an initial indication of interest to acquire 100% of the issued and outstanding common stock of the Company for a purchase price of $11.60 per share in cash.

On March 19, 2016, the Board determined that the previously established transaction committee would take the lead role in managing the Company’s discussions with Party B, as it had in connection with the Party A discussions in late September and October 2015.

On March 21, 2016, the Board held a special telephonic meeting to review Party B’s initial indication of interest and additional financial analyses prepared by Stifel in respect of Party B’s indication of interest.

On March 22, 2016 the transaction committee held a telephonic meeting to further discuss Party B’s indication of interest and concluded at that meeting to direct Stifel to inform Party B that the proposed price of $11.60 per share was insufficient.

On March 30, 2016, RoundTable Healthcare Management submitted an initial written indication of interest to acquire 100% of the issued and outstanding common stock of the Company for a purchase price of $12.25 per share in cash.

On April 1, 2016, Party B, following the communication from Stifel on March 22, submitted a revised written indication of interest to acquire 100% of the issued and outstanding common stock of the Company for a purchase price of $12.50 per share in cash.

On April 1, 2016, the Company opened the electronic due diligence data room and RoundTable Healthcare Management began accessing it.

On April 4, 2016, the transaction committee held a telephonic meeting to review the indications of interest received from RoundTable Healthcare Management and Party B, during which it was determined by the committee that neither indication of interest included a price per share that the committee viewed as sufficient relative to their analysis of the Company’s value. At the direction of the transaction committee, Stifel communicated to each party that it was not the only bidder interested in acquiring the Company and that the Company would continue to respond to due diligence requests from each interested party over the following few weeks until each had completed its due diligence process. The transaction committee also instructed Stifel and management to reach out to two potential strategic acquirers that were considered capable of realizing financial and operational synergies in a sale transaction. Both potential strategic buyers were subsequently contacted, and each declined the opportunity to sign a confidentiality agreement and pursue a potential transaction.

On April 5, 2016, Party B submitted requests for access to the electronic due diligence data room and began accessing it.

During the week of April 11, 2016, at the transaction committee’s direction, Stifel communicated to both RoundTable Healthcare Management and Party B that the Company would be holding a Board meeting on April 26, 2016, and therefore requested revised written non-binding proposals by April 25, 2016. Stifel also communicated, at the Board’s direction, that given the comprehensiveness of diligence materials made available by the Company in the data room and in response to the parties’ requests, the Board expected such proposals to reflect the parties’ acknowledgment of substantial completion of due diligence.

On April 15, 2016, the Company provided a draft merger agreement to both RoundTable Healthcare Management and Party B for their review and consideration.

On April 22, 2016, RoundTable Healthcare Management reconfirmed in writing its non-binding proposal to acquire 100% of the issued and outstanding common stock of the Company for a purchase price of $12.25 per share in cash.

On April 25, 2016, Party B submitted a revised indication of interest to acquire 100% of the issued and outstanding common stock of the Company for a purchase price of $12.75 per share in cash.

On April 26, 2016, the Board held its regularly scheduled Board meeting, at which each director and Messrs. Milne and Kunkel, along with representatives from each of Stifel and Ropes & Gray were present, and reviewed and evaluated the proposals received to date from each of RoundTable Healthcare Management and Party B, as well as additional financial analyses prepared by Stifel. The members of the Board then met in executive session without Mr. Sullivan or other members of management present, and following that discussion the Board directed Stifel to communicate to RoundTable Healthcare Management that their revised indication of interest was no longer competitive given the purchase price reflected in another indication of interest received from Party B. During Stifel’s discussion with RoundTable Healthcare Management, the representative of RoundTable Healthcare Management indicated verbally that it was still interested in acquiring the Company and would like to submit a revised proposal for the Board’s consideration. At the direction of the transaction committee, Stifel communicated to RoundTable Healthcare Management that the Board would evaluate best and final proposals the following morning. At the Board’s direction, Stifel then communicated to Party B that the Board would be considering best and final proposals the following morning and that another interested party had indicated verbally to Stifel that it would likely submit a further revised proposal including a purchase price per share in excess of the $12.75 per share purchase price Party B had included in the proposal it submitted in advance of the April 26, 2016 meeting.

Later in the evening on April 26, 2016, RoundTable Healthcare Management submitted a revised written non-binding proposal to acquire 100% of the issued and outstanding common stock of the Company for a purchase price of $13.10 per share in cash.

On the morning of April 27, 2016, Party B submitted a revised written proposal to acquire 100% of the issued and outstanding common stock of the Company for a purchase price of $0.05 per share in cash higher than the most recent bid submitted by the other bidder, subject to a maximum price per share of $13.00 per share in cash. Following receipt of the revised proposal from Party B, the Board, during its regularly scheduled meeting, authorized Stifel to communicate to RoundTable Healthcare Management that the Company was prepared to begin negotiating the definitive merger agreement and allow RoundTable Healthcare Management to complete confirmatory due diligence. Later that evening, at RoundTable Healthcare Management’s request and in accordance with the terms of its proposal, the Company executed an exclusivity letter agreement granting RoundTable Healthcare Management and its affiliates exclusive negotiation rights through May 6, 2016.

On April 29, 2016, Gibson, Dunn & Crutcher LLP, outside legal counsel to RoundTable Healthcare Management with respect to the proposed transaction, returned a revised draft merger agreement to Ropes & Gray with proposed revisions to the draft circulated by the Company to interested parties on April 15, 2016, RoundTable Healthcare Management and the Company thereafter negotiated the terms of the merger agreement through its execution on May 2, 2016.

At 8:00 a.m. New York City time on May 2, 2016, the Board held a special telephonic meeting. Supporting materials, including a substantially final version of the merger agreement and Stifel’s financial analyses, were distributed prior to the meeting. Stifel reviewed with the Board the history of the sale process, including its market check activities and its updated financial analysis, and responded to questions from the Board. Stifel then delivered to the Board its oral opinion, which opinion was confirmed by delivery of a written opinion dated May 2, 2016, to the effect that the purchase price of $13.10 per share in cash to be received by the holders of shares of Symmetry’s common stock, other than excluded shares (as defined in the fairness opinion), from Parent in the merger pursuant to the merger agreement was fair to the holders of such shares, from a financial point of view. The full text of Stifel’s written opinion is attached as Annex B to this proxy statement. Throughout the meeting, Ropes & Gray responded to questions from the Board. Following discussion, the Board called for a vote on the approval of, among other matters, the merger agreement and the transactions contemplated by the merger agreement, and unanimously adopted resolutions approving and declaring advisable the merger agreement and the transactions contemplated by the merger agreement, declaring that it is in the best interests of the Company and its stockholders that the Company enter into the merger agreement and consummate the transactions contemplated by the merger agreement, directing that the merger agreement be submitted to a vote at a special meeting of stockholders of the Company and recommending that the stockholders of the Company vote in favor of adopting the merger agreement and consummating the transactions contemplated by the merger agreement.

Parent, Merger Sub and the Company executed the merger agreement and finalized and executed other documentation related to the transaction during the afternoon of May 2, 2016, and the parties publicly announced the transaction after market close on May 2, 2016.

Recommendation of Our Board of Directors and Reasons for the Merger

Our Board, after considering various factors described herein and below, unanimously determined that the merger agreement and the transactions contemplated by the merger agreement are advisable, fair to and in the best interests of Symmetry and its stockholders, and approved, adopted and declared advisable the merger agreement and the transactions contemplated by the merger agreement. The Board unanimously recommends that you vote (i) “FOR” the proposal to adopt the merger agreement and thereby approve the transactions contemplated by the merger agreement, including the merger, and (ii) “FOR” the proposal to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

In evaluating the merger agreement, the merger and the other transactions contemplated by the merger agreement, the Board consulted with Symmetry’s senior management, Ropes & Gray and Stifel. In recommending that Symmetry’s stockholders vote their shares of common stock in favor of the proposal to adopt the merger agreement, the Board also considered a number of factors that it believed supported its decision to enter into the merger agreement and consummate the proposed merger, including, but not limited to, the following material factors (not necessarily in order of relative importance):

•	The fact that the negotiating process was managed by a transaction committee comprised of independent directors.

•	Symmetry’s business and operations, and its current and historical financial condition and results of operations, as well as its prospects as an independent entity.

•	Symmetry’s business plan and related financial projections and the ability to execute long-term, high-potential opportunities, and the risks and uncertainties in executing on the business plan and achieving such financial projections and opportunities, including risks in relation to consolidation in the marketplace, Symmetry’s larger and better resourced competition, pricing pressure put on suppliers by customers, development and production of new products that will be accepted in the marketplace, risks related to Symmetry’s ongoing regulatory compliance, uncertainty regarding future regulatory developments in the industry, as well as the additional risks described in the “Risk Factors” set forth in Symmetry’s Annual Report on Form 10-K for the fiscal year ended January 2, 2016 and subsequent reports filed with the SEC.

•	The historic trading ranges of the common stock and the potential trading range of the common stock absent announcement of the merger agreement, as well as the thinly traded nature of the stock, resulting in large fluctuations in price.

•	The relationship of the $13.10 per share merger consideration to the trading price of Symmetry’s common stock, including that the per share merger consideration constituted a premium of:

○	Approximately 26% to Symmetry’s closing stock price on May 2, 2016, the last trading day prior to the public announcement of the execution of the merger agreement; and

○	Approximately 39% over the volume weighted average share price of the common stock during the six months ended May 2, 2016.

•	Stifel’s financial analysis and opinion, dated as of May 2, 2016 and delivered to the Board, to the effect that, as of such date, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Stifel as set forth therein, the $13.10 per share in cash to be paid to the holders of shares of Symmetry’s common stock (other than excluded shares) pursuant to the merger agreement was fair from a financial point of view to the holders of Symmetry’s common stock, as more fully described below under the heading “Opinion of Stifel, Nicolaus & Company, Incorporated.”

•	The Board’s analysis of the aggregate, risk adjusted, value of the Company as a going concern, as informed by historical trading prices of Symmetry’s common stock as shown by Stifel’s financial analysis, among other factors.

•	The fact that the all-cash merger consideration would provide a significant premium and liquidity to Symmetry’s stockholders, while eliminating long-term business and execution risk.

•	The fact that the company negotiated with another party during its discussions with RoundTable and believes that the competitive tension between the two parties contributed to producing a favorable outcome.

•	The fact that the company proactively contacted two potential strategic acquirers who were considered capable of realizing financial synergies in a sale transaction, neither of which indicated an interest in pursuing discussions.

•	The perceived risks of continuing as a standalone public company and the assessment that no other internally developed alternatives were reasonably likely in the near term to create greater value for Symmetry’s stockholders than the merger, taking into account business, competitive, industry and market risk.

•	The Board’s view that the terms of the merger agreement, including the termination fee of $5.6 million, are reasonable in light of, among other things, the benefits of the merger to Symmetry’s stockholders and the typical size of such fees in similar transactions, and would not preclude or unreasonably restrict interested third parties from making a superior proposal.

•	Symmetry’s right under the merger agreement to respond to third parties submitting acquisition proposals by providing information subject to a confidentiality agreement, and to engage in negotiations or discussions with such persons, if the Board, prior to taking any such actions, determines in good faith that such acquisition proposal either constitutes a superior proposal or is reasonably likely to constitute a superior proposal and complies with procedures set forth in the merger agreement.

•	The Board’s right, under certain circumstances, to withdraw, qualify or modify its recommendation that our stockholders adopt the merger agreement, subject to payment by Symmetry of a $5.6 million termination fee to Parent under circumstances as described in “Proposal 1: Adoption of the Merger Agreement—Termination Fee” beginning on page 93.

•	Symmetry’s ability to terminate the merger agreement in order to enter into an alternative acquisition agreement that the Board determines to be a superior proposal, subject to satisfaction of certain conditions (including Parent’s right to have an opportunity to match or improve upon the terms of the superior proposal) and payment by Symmetry of a $5.6 million termination fee to Parent under certain circumstances as described in “Proposal 1: Adoption of the Merger Agreement—Termination Fee” beginning on page 93.

•	The conditions to closing provided in the merger agreement and the fact that there is no pending litigation condition and no financing condition.

•	The likelihood that the merger and related transactions would be completed, including the Board’s knowledge of RoundTable’s ability to fund the cash merger consideration in accordance with the terms of its equity commitment letter, and the commitment by Parent to obtain applicable consents and approvals under antitrust and similar laws.

•	The fact that the merger agreement was the product of arms-length negotiations and contained terms and conditions that were, in the Board’s view, favorable to Symmetry and its stockholders.

•	The fact that the RoundTable proposal was higher than recent or contemporaneous proposals from two similarly situated private equity firms.

•	Symmetry’s ability to specifically enforce Parent’s obligations under the merger agreement, including Parent and Merger Sub’s obligations to consummate the merger, and Symmetry’s ability to seek damages upon any breach by Parent or Merger Sub of the merger agreement.

•	The availability of appraisal rights to Symmetry’s stockholders who comply with specified procedures under Delaware law.

The Board also considered a number of uncertainties, risks and other factors in its deliberations concerning the merger and the other transactions contemplated by the merger agreement, including the following (not necessarily in order of relative importance):

•	The fact that Symmetry’s stockholders would forgo the opportunity to realize the potential long-term value of the successful execution of Symmetry’s current strategy as an independent company.

•	The fact that the non-solicitation covenant in the merger agreement would impose restrictions on Symmetry’s ability to solicit other potential buyers after signing.

•	The amount and terms of the $5.6 million termination fee payable under the merger agreement in the event the merger agreement is terminated under certain circumstances and the effect this could have on potential interested third-party bidders and Symmetry.

•	The amount and terms of the requirement under the merger agreement that Symmetry reimburse Parent for up to $2.75 million in expenses incurred by Parent and Merger Sub in connection with the merger agreement if the merger agreement is terminated under certain circumstances in which the termination fee is not then payable and the effect this could have on potential third-party bidders and Symmetry.

•	The fact that if the merger is not consummated, Symmetry will generally be required to pay its own expenses associated with the merger agreement and the transactions contemplated thereby.

•	The fact that receipt of the all-cash merger consideration would be taxable to Symmetry’s stockholders that are treated as U.S. holders for U.S. federal income tax purposes.

•	The significant costs involved in connection with entering into and completing the merger and the substantial time and effort of management required to consummate the merger, which could adversely affect Symmetry’s business operations.

•	The fact that the announcement and pendency of the merger, or the failure to complete the merger, may cause harm to Symmetry’s relationships with its employees (including making it more difficult to attract and retain key personnel and the possible loss of key management, technical, sales and other personnel), vendors and customers.

•	The restrictions in the merger agreement on Symmetry’s conduct of business prior to completion of the merger, which could delay or prevent Symmetry from undertaking business opportunities that may arise, or taking other actions with respect to its operations that the Board and management might consider appropriate or desirable.

•	The fact that, while Symmetry expects the merger to be consummated if the proposal to adopt the merger agreement is approved by Symmetry’s stockholders, there can be no assurance that all conditions to the parties’ obligations to consummate the merger will be satisfied.

•	The fact that the market price of our common stock could be affected by many factors, including:

○	If the merger agreement is terminated, the reason or reasons for such termination and whether such termination resulted from factors adversely affecting Symmetry;

○	The possibility that, in the event of the termination of the merger agreement, possible acquirers may consider Symmetry to be a less attractive acquisition candidate; and

○	The possible sale of our common stock by short-term investors and material fluctuation in the market price of our common stock in response to an announcement of the merger or in the event that the merger agreement is terminated.

•	The fact that Symmetry’s directors and executive officers may have interests in the merger that may be deemed to be different from, or in addition to, those of Symmetry’s stockholders. For more information about such interests, see below under the heading “Interests of Symmetry’s Directors and Executive Officers in the Merger.”

•	The fact that the completion of the merger would require approval or expiration or termination of the applicable waiting periods under the HSR Act and other applicable antitrust laws and the likelihood of such clearance and the amount of time required to obtain such clearance.

The Board believed that, overall, the potential benefits of the merger to Symmetry’s stockholders outweighed the risks and uncertainties of the merger.

The foregoing discussion of factors considered by the Board is not intended to be exhaustive, but includes the material factors considered by the Board. In light of the variety of factors considered in connection with its evaluation of the merger, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations.

Moreover, each member of the Board applied his own personal business judgment to the process and may have given different weight to different factors. The Board did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The Board based its recommendation on the totality of the information presented.

Opinion of Stifel, Nicolaus & Company, Incorporated

Symmetry retained Stifel on October 6, 2015 to act as Symmetry’s financial advisor in connection with a potential sale transaction. On May 2, 2016, Stifel rendered its opinion to the Board, which we refer to as the fairness opinion, to the effect that, as of that date, based upon and subject to the assumptions, qualifications and other matters set forth in such fairness opinion, the $13.10 per share in cash to be received by the holders of shares of Symmetry’s common stock, other than excluded shares (as defined in the fairness opinion), from Parent in the merger pursuant to the merger agreement was fair to the holders of such shares, from a financial point of view.

Symmetry did not impose any limitations on Stifel with respect to the investigations made or procedures followed in rendering its fairness opinion. In selecting Stifel, the Board considered, among other things, the fact that Stifel is a reputable investment banking firm with substantial experience advising companies in the healthcare and medtech sectors and in providing strategic advisory services in general. Stifel, as part of its investment banking business, is continuously engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of its business, Stifel and its affiliates may transact in the equity securities of Symmetry for its own account and for the account of its customers and, accordingly, may at any time hold a long or short position in such securities.

The full text of the written fairness opinion that Stifel delivered to the Board is attached to this proxy statement as Annex B and is incorporated herein. Descriptions of the fairness opinion in this proxy statement are qualified by reference to the full text of the fairness opinion. Stockholders are urged to read the fairness opinion carefully and in its entirety for a discussion of the procedures followed, assumptions made, other matters considered and limits of the review undertaken by Stifel in connection with the fairness opinion.

Stifel’s fairness opinion was for the information of, and directed to, the Board for its information and assistance in connection with its consideration and addressed only the fairness from a financial point of view, as of the date of the opinion to the holders of Symmetry common stock (other than excluded shares (as defined in the fairness opinion)) of the merger consideration to be received by such holders pursuant to the merger agreement. The fairness opinion did not and does not constitute a recommendation to the Board as to whether the Board should approve the merger or to any Symmetry stockholder as to how any such stockholder should vote at the special meeting to be held in connection with the merger or whether any such stockholder should exercise any appraisal rights that may be available to such stockholder. In addition, the fairness opinion did not compare the relative merits of the merger with any alternative transactions or business strategies which may have been available to Symmetry and did not address the underlying business decision of the Board or Symmetry to proceed with or effect the merger.

In connection with its fairness opinion, Stifel, among other things:

•	Discussed the merger and related matters with Symmetry’s counsel and reviewed a draft copy of the merger agreement dated May 2, 2016;

•	Reviewed the audited consolidated financial statements of Symmetry contained in its Annual Report on Form 10-K for the year ended January 2, 2016;

•	Reviewed and discussed with Symmetry’s management certain other publicly available information concerning Symmetry;

•	Reviewed certain non-publicly available information concerning Symmetry, including internal financial analyses and forecasts prepared by Symmetry’s management and held discussions with Symmetry’s senior management regarding recent developments;

•	Reviewed and analyzed certain publicly available information concerning the terms of selected merger and acquisition transactions that Stifel considered relevant to its analysis;

•	Reviewed and analyzed certain publicly available financial and stock market data relating to selected public companies that Stifel deemed relevant to its analysis;

•	Participated in certain discussions and negotiations between representatives of Symmetry and RoundTable;

•	Reviewed the reported prices and trading activity of the equity securities of Symmetry;

•	Considered the results of Stifel’s efforts, at the direction of Symmetry, to solicit indications of interest from selected third parties with respect to a merger or other transaction with Symmetry;

•	Conducted such other financial studies, analyses and investigations and considered such other information as Stifel deemed necessary or appropriate for purposes of its fairness opinion; and

•	Took into account Stifel’s assessment of general economic, market and financial conditions and its experience in other transactions, as well as our experience in securities valuations and its knowledge of Symmetry’s industry generally.

In rendering its fairness opinion, Stifel relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information that was provided to Stifel by or on behalf of Symmetry, or that was otherwise reviewed by Stifel, and has not assumed any responsibility for independently verifying any of such information. With respect to the financial forecasts supplied to Stifel by Symmetry, Stifel assumed, at the direction of Symmetry, that they were reasonably prepared on the basis reflecting the best currently available estimates and judgments of Symmetry management as to the future operating and financial performance of Symmetry and that they provided a reasonable basis upon which Stifel formed its fairness opinion. Such forecasts and projections were not prepared with the expectation of public disclosure. All such projected financial information is based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projected financial information. Stifel has relied on this projected information without independent verification or analyses and does not in any respect assume any responsibility for the accuracy or completeness thereof.

Stifel also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of Symmetry since the date of the last financial statements of Symmetry made available to Stifel. Stifel did not make or obtain any independent evaluation, appraisal or physical inspection of Symmetry’s assets or liabilities, nor was Stifel furnished with any such evaluation or appraisal. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, Stifel assumes no responsibility for their accuracy.

Stifel assumed, with the consent of Symmetry, that there were no factors that would delay or subject to any adverse conditions any necessary regulatory or governmental approval and that all conditions to the merger would be satisfied and not waived. In addition, Stifel assumed that the definitive merger agreement would not differ materially from the draft Stifel reviewed. Stifel also assumed that the merger would be consummated substantially on the terms and conditions described in the merger agreement, without any waiver of material terms or conditions by Symmetry or any other party and without any anti-dilution or other adjustment to the merger consideration, and that obtaining any necessary regulatory approvals or satisfying any other conditions for consummation of the merger would not have an adverse effect on Symmetry or the merger. Stifel assumed that the merger would be consummated in a manner that complies with the applicable provisions of the Exchange Act, and all other applicable federal and state statutes, rules and regulations. Stifel further assumed that Symmetry relied upon the advice of its counsel, independent accountants and other advisors (other than Stifel) as to all legal, financial reporting, tax, accounting and regulatory matters with respect to Symmetry, the merger and the merger agreement.

Stifel’s fairness opinion was limited to whether the merger consideration was fair to the holders of shares of Symmetry common stock, other than the excluded shares (as defined in the fairness opinion), from a financial point of view, and does not address any other terms, aspects or implications of the merger, including, without limitation, the form or structure of the merger, any consequences of the merger on Symmetry, its stockholders, creditors or otherwise, or any terms, aspects or implications of any voting, support, stockholder or other agreements, arrangements or understandings contemplated or entered into in connection with the merger or otherwise. Stifel’s fairness opinion also did not consider, address or include: (i) any other strategic alternatives currently (or which have been or may be) contemplated by the Board or Symmetry; (ii) the legal, tax or accounting consequences of the merger on Symmetry or the holders of Symmetry common stock; (iii) the fairness of the amount or nature of any compensation to any of Symmetry’s officers, directors or employees, or class of such persons, relative to the compensation to the holders of Symmetry’s securities; (iv) the effect of the merger on, or the fairness of the consideration to be received by, holders of any class of securities of Symmetry other than the common stock, or any class of securities of any other party to any transaction contemplated by the merger agreement; (v) whether the Buyer has sufficient cash, available lines of credit or other sources of funds to enable it to pay the merger consideration to the holders of shares of Symmetry common stock at the closing of the merger; or (vi) any advice or opinions provided by any other advisor to Symmetry. Furthermore, Stifel did not express any opinion herein as to the prices, trading range or volume at which Symmetry’s securities would trade following public announcement or consummation of the merger.

Stifel’s fairness opinion was necessarily based on economic, market, financial and other conditions as they existed on, and on the information made available to Stifel by or on behalf of Symmetry or its advisors, or information otherwise reviewed by Stifel, as of the date of the fairness opinion. It is understood that subsequent developments may affect the conclusion reached in the fairness opinion and that Stifel does not have any obligation to update, revise or reaffirm its fairness opinion, except in accordance with the terms and conditions of Stifel’s engagement letter agreement with Symmetry. Stifel’s fairness opinion was for the information of, and was directed to, the Board for its information and assistance in connection with its consideration of the financial terms of the merger. Stifel’s fairness opinion did not constitute a recommendation to the Board as to how the Board should vote on the merger or to any stockholder of Symmetry as to how any such stockholder should vote at any stockholders’ meeting at which the merger is considered, or whether or not any stockholder of Symmetry should enter into a voting, stockholders’ or affiliates’ agreement with respect to the merger, or exercise any dissenters’ or appraisal rights that may be available to such stockholder. In addition, the fairness opinion does not compare the relative merits of the merger with any other alternative transactions or business strategies which may have been available to Symmetry and does not address the underlying business decision of the Board or Symmetry to proceed with or effect the merger.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its conclusions set forth in the fairness opinion, Stifel considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Stifel believes that the summary provided and the analyses described above must be considered as a whole and that selecting portions of these analyses, without considering all of them, would create an incomplete view of the process underlying Stifel’s analyses and fairness opinion; therefore, the range of valuations resulting from any particular analysis described above should not be taken to be Stifel’s view of the actual value of Symmetry’s business.

Summary of Stifel Financial Analysis

The summary set forth below does not purport to be a complete description of the analyses performed by Stifel, but describes, in summary form, the material elements of the presentation that Stifel made to the Board on May 2, 2016, in connection with the fairness opinion. In accordance with customary investment banking practice, Stifel employed generally accepted valuation methods and financial analyses in reaching the conclusions set forth in the fairness opinion. The following is a brief summary of the material financial analyses performed by Stifel in arriving at the conclusions set forth in the fairness opinion. These summaries of financial analyses alone do not constitute a complete description of the financial analyses Stifel employed in reaching its conclusions. None of the analyses performed by Stifel were assigned a greater significance by Stifel than any other, nor does the order of analyses described represent relative importance or weight given to those analyses by Stifel.

The summary text describing each financial analysis does not constitute a complete description of Stifel’s financial analyses, including the methodologies and assumptions underlying the analyses, and if viewed in isolation could create a misleading or incomplete view of the financial analyses performed by Stifel. The summary text set forth below does not represent and should not be viewed by anyone as constituting conclusions reached by Stifel with respect to any of the analyses performed by it in connection with the fairness opinion. Rather, Stifel made its determination as to the fairness of the cash merger consideration to be paid to the holders of Symmetry common stock in connection with the merger, from a financial point of view, on the basis of its experience and professional judgment after considering the results of all of the analyses performed.

Except as otherwise noted, the information utilized by Stifel in its analyses, to the extent that it is based on market data, is based on market data as it existed on or before May 2, 2016, and is not necessarily indicative of current market conditions. The analyses described below do not purport to be indicative of actual future results, or to reflect the prices at which any securities may trade in the public markets, which may vary depending upon various factors, including changes in interest rates, dividend rates, market conditions, economic conditions and other factors that influence the price of securities.

No individual methodology was given a specific weight, nor can any methodology be viewed individually. Additionally, no company or transaction used in any analysis as a comparison is identical to the merger, and they all differ in material ways. Accordingly, an analysis of the results described below involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the selected companies or transactions to which they are being compared. Stifel used these analyses to determine the impact of various operating metrics on Symmetry’s implied enterprise and per-share equity values. Each of these analyses yielded a range of implied enterprise and per-share equity values, and therefore, such implied enterprise and per-share equity value ranges developed from these analyses were viewed by Stifel collectively and not individually.

Implied Premiums Paid Analysis.

Stifel analyzed the premiums implied by the $13.10 purchase price per share relative to the Company’s closing share price on NASDAQ one trading day, two trading days, five trading days, one month, two months and three months prior to announcement of the merger on May 2, 2016, as well as the closing prices on December 31, 2015 and December 5, 2014, which was the date of the closing of the spin-out of the Company from Symmetry Medical, Inc. Information regarding the historical share prices and implied premiums paid is set forth in the following table:

Period	Reference Closing Price	Premium
1-Day	$10.39	26.1%
5-Day	$9.98	31.3%
1 Month	$10.45	25.4%
2 Months	$9.54	37.3%
3 Months	$8.82	48.5%
YTD (December 31, 2015)	$9.20	42.4%
6 Months	$8.54	53.4%
1 Year	$7.72	69.7%
Since Spin-Out (December 5, 2014)	$7.74	69.3%

Selected Publicly Traded Companies Analysis.

Stifel reviewed certain publicly available financial information for the following nine selected publicly traded companies. Stifel included (i) selected companies in the surgical instruments business and (ii) selected profitable medtech companies with market capitalizations between $50 million and $1 billion, less than $750 million in revenue, single digit revenue growth and gross margins between 40% - 70%:

Selected Surgical Instruments Companies
Bovie Medical Corporation
CONMED Corporation
Integra LifeSciences Holdings Corporation
MISONIX, INC.

Selected Profitable Medtech Companies
AngioDynamics, Inc.
CryoLife, Inc.
Exactech, Inc.
Merit Medical Systems, Inc.
RTI Surgical, Inc.

Stifel reviewed the ranges of enterprise values based on enterprise value / EBITDA (earnings before interest, taxes, depreciation and amortization) multiples for the years of 2015, 2016 and 2017 based on the closing stock prices on April 29, 2016 of the selected companies (enterprise value calculated as equity value based on closing stock prices on April 29, 2016, plus the book value of debt and minority interests, plus the liquidation value of preferred stock, less cash and equivalents) as converted into equity value, utilizing Symmetry’s capital structure as of March 31, 2016, as provided by Symmetry management. Information for 2016 and 2017 is based on estimates and projections available to Stifel. This analysis resulted in the following ranges of implied equity value per share of Symmetry:

Analysis	Implied Equity Value Per Share of Symmetry (in $/share)
2015 EBITDA Multiples	$10.07 – $11.78
2016 EBITDA Multiples	$11.87 – $13.93
2017 EBITDA Multiples	$12.25 – $14.61

Stifel selected the companies on the basis of various factors, although, as noted above, no company used in this analysis is identical to Symmetry. Accordingly, these analyses are not purely mathematical, but also involve complex considerations and judgments concerning the differences in financial and operating characteristics of the selected companies and other factors.

Selected Precedent Transactions Analysis.

Stifel reviewed certain publicly available information for the following 16 selected business combinations, announced subsequent to January 1, 2011, involving targets in the surgical instruments business and with an enterprise value under $500 million:

Date	Target	Acquiror
11/15/15	SurgiQuest, Inc.	CONMED Corporation
09/01/15	Synergetics USA, Inc.	Valeant Pharmaceuticals International, Inc.
06/18/15	Lumenis Ltd.	XIO Fund I LP
09/12/14	Medtronic Xomed Instrumentation, SAS	Integra LifeSciences Holdings Corporation
06/24/14	Medical Action Industries Inc.	Owens & Minor, Inc.
06/13/14	TRUMPF International Beteiligungs-GmbH	Hill-Rom Holdings, Inc.
02/18/14	Berchtold Holding, AG	Stryker Corporation
08/05/13	Theragenics Corporation	Juniper Investment Company, LLC
06/17/13	Péters Surgical	Eurazeo PME
12/18/12	MicroSurgical Technology, Inc.	Halma p.l.c.
07/23/12	Aspen Surgical Products Holding, Inc.	Hill-Rom Holdings, Inc.
03/22/12	Newport Medical Instruments, Inc.	Covidien public limited company
01/30/12	NM Holding Company, Inc.	AngioDynamics, Inc.
12/12/11	Synovis Life Technologies Inc.	Baxter International Inc.
12/11/11	Codman & Shurtleff, Inc.	Symmetry Medical Inc.
07/07/11	PEAK Surgical, Inc.	Medtronic, Inc.

Stifel reviewed the ranges of enterprise values based on enterprise value / EBITDA multiples on an LTM (last 12 months) basis at the time of announcement of the targets (enterprise value calculated as equity value based on the purchase consideration, plus the book value of debt and minority interests, plus the liquidation value of preferred stock, less cash and equivalents) as converted into equity value, utilizing Symmetry’s capital structure as of March 31, 2016, as provided by Symmetry management. This analysis resulted in the following ranges of implied equity value per share of Symmetry:

Analysis	Implied Equity Value Per Share of Symmetry (in $/share)
LTM EBITDA Multiples	$10.93 – $12.64

Because the market conditions, rationale and circumstances surrounding each of the combinations analyzed were specific to each combination and because of the inherent differences between Symmetry’s businesses, operations and prospects and those of the acquired companies above, Stifel believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis. Accordingly, Stifel also made qualitative judgments concerning the differences between the characteristics of these combinations (including market conditions, rationale and circumstances surrounding each of the combinations, and the timing, type and size of each of the combinations) and the merger that could affect Symmetry’s acquisition value.

Discounted Cash Flow Analysis.

Stifel used Symmetry projections for calendar years 2016 (beginning in the second quarter of 2016) through 2020, as provided by Symmetry management, to perform a discounted cash flow analysis. In conducting this analysis, Stifel calculated the present value of Symmetry’s projected unlevered free cash flows for calendar years 2016 (beginning in the second quarter of 2016) through 2020. Stifel also calculated the present value of the estimated terminal value of the projected cash flows by multiplying a range of EBITDA multiples of 10.5x to 12.5x, based on the EBITDA multiples observed in the selected publicly traded companies analysis described above, by the projected 2020 EBITDA for Symmetry. Stifel discounted both the projected cash flows and the estimated terminal value to present value using discount rates ranging from 13% to 17%, which were based on a weighted average cost of capital analysis using the companies included in the selected publicly traded companies analysis described above and Stifel’s estimates for Symmetry. This analysis resulted in implied equity value per share range from $12.47 to $15.81.

This analysis did not purport to be indicative of actual future results and did not purport to reflect the prices at which Symmetry common stock might trade in the public markets. A discounted cash flow analysis was included because it is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, including terminal multiples and discount rates as well as Symmetry projections for calendar years 2016 (beginning in the second quarter of 2016) through 2020, as provided by Symmetry management.

Leveraged Buyout Analysis.

Stifel used Symmetry projections for calendar years 2016 (beginning in the second quarter of 2016) through 2020, as provided by Symmetry management, to perform a leveraged buyout analysis to determine the amount a financial sponsor might be expected to pay in a transaction. In conducting this analysis, Stifel calculated the expected equity value of Symmetry in 2020 based on a multiple of 11.5x 2020 EBITDA, the midpoint of the range produced in its publicly traded companies analysis, and the projected capital structure at the end of 2020, as indicated by Company projections. Stifel assumed a financial sponsor would be able to lever Symmetry to 5.5x on trailing 12 months EBITDA at the close of the transaction and that the interest on said debt would be 8.0%. Stifel then calculated an implied equity value per share range based on the purchase prices necessary to deliver an internal rate of return of 20% and 25%, respectively. This analysis resulted in implied equity value per share range from $11.62 to $12.85.

This analysis did not purport to be indicative of actual future results and did not purport to reflect the prices at which Symmetry common stock may trade in the public markets. A leveraged buyout analysis was included because it is applicable to the likely methods of evaluation by the bidders, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, including, but not limited to, leverage ratios, interest rate on debt and terminal multiples.

Conclusion

Based upon the foregoing analyses and the assumptions and limitations set forth in full in the text of the fairness opinion, Stifel was of the opinion, as investment bankers, that, as of the date of the fairness opinion, the merger consideration to be received by the holders of shares of Symmetry’s common stock, other than excluded shares (as defined in the fairness opinion), from Parent in the merger pursuant to the merger agreement was fair to the holders of such shares, from a financial point of view.

Miscellaneous

As compensation for its services relating to the merger, Symmetry has agreed to pay Stifel a fee of approximately $3.1 million in the aggregate, $1.0 million of which was payable upon the rendering of its fairness opinion and approximately $2.1 million of which is contingent upon the consummation of the merger. Symmetry has also agreed to reimburse Stifel for its expenses incurred in performing its services. In addition, Symmetry has agreed to indemnify Stifel and its affiliates, their respective directors, officers, agents and employees and any persons controlling Stifel or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Stifel’s engagement.

In the two years prior to the date of Stifel’s fairness opinion, except for the current engagement, no material relationships existed between Stifel and any party to the merger or are mutually understood to be contemplated in which any compensation was received or is intended to be received as a result of the relationship between Stifel and any party to the merger agreement, except that Stifel acted as a financial advisor to Symmetry and its former parent company in 2014 in the parent company’s sale to Tecomet, Inc., and Symmetry’s spin-out as a stand-alone public company, for which Stifel received a fee of approximately $6.5 million. Stifel may seek to provide investment banking services to Symmetry, Parent or their respective affiliates in the future, for which Stifel would seek customary compensation.

Interests of Symmetry’s Directors and Executive Officers in the Merger

When considering the recommendation of the Board that you vote to approve the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that may be deemed to be different from, or in addition to, your interests as a stockholder. The Board was aware of and considered these interests (to the extent such interests existed at the time), among other matters, in evaluating and overseeing the negotiation of the merger agreement, in approving the merger agreement and the merger and in recommending that the merger agreement be adopted by the stockholders of Symmetry. These interests may include any or all of the following:

•	Accelerated vesting of restricted stock or restricted stock units in connection with the merger, and the cancellation of such equity awards in exchange for cash in the amounts specified in this proxy statement;

•	Accelerated vesting of cash payments in connection with the merger;

•	Continued indemnification and directors’ and officers’ liability insurance to be provided by the surviving corporation; and

•	The possible employment of certain of Symmetry’s executive officers by Parent or the surviving corporation after the merger.

Arrangements with Parent and Merger Sub

As of the date of this proxy statement, each of Messrs. Sullivan, Milne and Kunkel, our named executive officers, has entered into an agreement with the Company, Parent and Merger Sub under which each has waived his right to resign from employment for good reason as a result of a change in duties related to the

Company not being publicly traded following the effective time of the merger, and Mr. Sullivan has also waived his right to certain enhanced severance payments in connection with a qualifying termination of employment in connection with a change in control, as described under “—Payments to Executives upon Termination Following a Change in Control” beginning on page 62.

Other than the agreements described above, none of our executive officers has entered into any agreement with Parent, Merger Sub or any of their affiliates regarding employment with, or the right to purchase or participate in the equity of, the surviving corporation or one or more of its affiliates. Following the closing, however, some or all of our executive officers may discuss or enter into agreements with Parent or Merger Sub or any of their respective affiliates regarding employment with, or the right to purchase or participate in the equity of, the surviving corporation or one or more of its affiliates.

Insurance and Indemnification of Directors and Executive Officers

All rights of indemnification existing in favor of the current or former directors and officers of Symmetry and its subsidiaries, whom we refer to as indemnitees, as provided in the Symmetry certificate of incorporation and bylaws or under any indemnification agreements between any indemnitee and Symmetry or any subsidiary, in each case as in effect on the date of the merger agreement and previously delivered and made available to Parent prior to the date of the merger agreement, shall survive the merger and continue in full force and effect in accordance with their respective terms to the extent permitted by applicable law.

For a period of six years from and after the effective time of the merger, the certificate of incorporation and bylaws of the surviving corporation shall contain provisions no less favorable in any material respect with respect to indemnification and limitation of liabilities of the indemnitees and advancement of expenses than those set forth in the Symmetry certificate of incorporation and bylaws as of the date of the merger agreement, except as required by applicable law.

The merger agreement provides that the surviving corporation shall continue to maintain in effect, for a period of six years from and after the effective time of the merger, directors’ and officers’ liability insurance, which we refer to as D&O insurance, for each director and officer covered by Symmetry’s D&O insurance as of the date of the merger agreement, for acts or omissions occurring prior to the effective time of the merger with respect to any matter claimed against such person by reason of such person serving in such capacity, on terms with respect to such coverage and amounts no less favorable in any material respect in the aggregate than those provided under Symmetry’s existing policies as of the date of the merger agreement; provided, that, the surviving corporation shall not be required to pay an annual premium for the D&O insurance in excess of 300% of the annual premium currently paid by Symmetry for its D&O insurance (although the surviving corporation remains obligated to provide such coverage as may be obtained at a cost equal to such amount). In lieu of the foregoing insurance coverage, prior to the effective time, Symmetry may (following reasonable consultation with Parent), or Symmetry will, if requested by Parent, obtain a prepaid D&O insurance policy, the material terms of which, including coverage and amount, are no less favorable in the aggregate than the insurance coverage set forth above; provided, that, the aggregate cost of such prepaid D&O insurance policy in respect of the entire six-year period shall not exceed 600% of the annual premium currently paid by Symmetry for its D&O insurance.

Treatment of Equity and Equity-Based Awards

Unless otherwise agreed by Parent and the holder of Symmetry restricted stock, each share of Symmetry restricted stock granted under the Equity Plan that is outstanding immediately prior to the effective time of the merger will be cancelled at the effective time of the merger and all restrictions on such shares will lapse as of the effective time of the merger, and will be converted automatically into the right of the holder thereof to receive at the effective time an amount in cash equal to the product of the number of shares of restricted stock held by such holder and $13.10, less any applicable withholding or other taxes, or other amounts required to be withheld. All performance-based vesting criteria applicable to Symmetry restricted stock will be deemed earned at the target level of performance for purposes of calculating the number of shares of restricted stock for which the restrictions will lapse in connection with the merger, as described above.

Unless otherwise agreed by Parent and the holder of a Symmetry restricted stock unit, each Symmetry restricted stock unit granted under the Equity Plan that is outstanding immediately prior to the effective time of the merger will be cancelled as of the effective time of the merger and will be automatically converted into the right of the holder thereof to receive an amount in cash equal to the product of the number of shares of stock subject to the restricted stock unit held by such holder and $13.10, less any applicable withholding or other taxes, or other amounts required to be withheld. All performance-based vesting criteria in respect of Symmetry restricted stock units will be deemed earned at the target level of performance for purposes of calculating the number of restricted stock units that will be cancelled in connection with the merger, as described above.

As of the effective time of the merger, the Equity Plan will terminate and all rights under any provision of the Equity Plan or any other incentive or benefit plan, program or arrangement providing for the issuance or grant of any other interest in respect of Symmetry capital stock will be cancelled.

The following table shows the estimated amounts that each Symmetry executive officer and director would be eligible to receive (without subtraction of applicable withholding or other taxes) in connection with the merger in respect of outstanding unvested restricted stock awards granted under the Equity Plan. Further information regarding the named executive officers may be found below under “—Payments to Executives upon Termination Following a Change in Control” beginning on page 62.

Name	Restricted Stock(1)	Total Value(2)
Named Executive Officers
Thomas J. Sullivan	259,816	$ 3,403,590
David C. Milne	128,250	$ 1,680,075
Scott D. Kunkel	67,500	$ 884,250
Other Executive Officers
Ronda Harris	46,594	$ 610,381
Jose Fernandez	52,206	$ 683,899
Non-Employee Directors
Craig B. Reynolds	30,278	$ 396,642
James S. Burns	30,278	$ 396,642
Robert G. Deuster	30,278	$ 396,642
John S. Krelle	30,278	$ 396,642
Francis T. Nusspickel	30,278	$ 396,642

(1)	This column includes shares of restricted stock held by our executive officers and directors that will be cancelled at the effective time of the merger. These amounts have been calculated using a per share price of $13.10 and assume that the effective time is on July 1, 2016.

(2)	In the event that any benefits payable to the executive as a result of a change in control constitute “parachute payments” within the meaning of Section 280G of the Code, the executive will be entitled to the total amount of such payments or a reduced amount such that no portion of the payments would be subject to an excise tax under the applicable provisions of the Code, whichever results in a greater amount on an after-tax basis. The total value of the restricted stock for each executive has been quantified for purposes of this table assuming that this cut-back does not apply.

The following table shows the estimated amounts that each Symmetry executive officer and director would be eligible to receive (without subtraction of applicable withholding or other taxes) in connection with the merger in respect of common stock owned by such individual. Further information regarding the named executive officers may be found below under “—Payments to Executives upon Termination Following a Change in Control” beginning on page 62.

Name	Common Stock(1)	Value
Named Executive Officers
Thomas J. Sullivan	182,139	$ 2,386,021
David C. Milne	32,840	$ 430,204
Scott D. Kunkel	7,456	$ 97,674
Other Executive Officers
Jose Fernandez	10,006	$ 131,079
Ronda Harris	18,002	$ 235,826
Non-Employee Directors
Craig B. Reynolds	34,506	$ 452,029
James S. Burns	26,631	$ 348,866
Robert G. Deuster	23,931	$ 313,496
John S. Krelle	25,893	$ 339,198
Francis T. Nusspickel	28,523	$ 373,651

(1)	This column includes shares of common stock held by each of our executive officers and directors. For information on estimated amounts that these individuals will receive in respect of unvested restricted stock held by them in connection with the merger please see the table immediately above. These amounts have been calculated using a per share price of $13.10 and assume that the effective time is on July 1, 2016.

The following table shows the estimated amounts that each executive officer (other than the named executive officers, for whom such information may be found below under “—Payments to Executives upon Termination Following a Change in Control” beginning on page 62) would receive upon a termination of employment without cause or a resignation for good reason at the effective time of the merger. These amounts assume that the effective time is on July 1, 2016.

Name	Cash ($)(1)	Equity ($)(2)	Perquisites / Benefits ($)(3)	Total ($)(4)
Ronda Harris	$ 277,500	$ 610,395	$ 23,625	$ 911,520
Jose Fernandez	$ 345,000	$ 683,899	$ 27,439	$ 1,056,338

(1)	The amounts shown in this column are based on assumptions of the compensation and benefit levels to be in effect on July 1, 2016, which are assumed to be the same as those in effect on the date of this proxy statement; therefore, if compensation and benefit levels are changed after the date of this proxy statement, actual payments to an executive officer may be different than those provided for above. The cash severance payments in this column are double-trigger in nature, and will only be payable in the event of a termination of employment without cause or for good reason within six months prior to, or 12 months following, completion of the merger.

(2)	The amounts in this column reflect the value of the executive officer’s restricted stock awards that will be cancelled at the effective time of the merger; these are single-trigger payments.

(3)	Represents (a) the estimated value of COBRA continuation, assumed to be paid for 18 months for Ms. Harris ($17,153) and Mr. Fernandez ($26,839), and (b) the estimated value of possession of a Symmetry cellular phone for Ms. Harris ($600) and Mr. Fernandez ($600), and for Ms. Harris, continued use of a company automobile ($5,872), in each case, until the earlier of six months following the qualifying termination or the date on which a subsequent employer provides a replacement.

(4)	In the event that any benefits payable to the executive as a result of a change in control constitute “parachute payments” within the meaning of Section 280G of the Code, the executive will be entitled to the total amount of such payments or a reduced amount such that no portion of the payments would be subject to an excise tax under the applicable provisions of the Code, whichever results in a greater amount on an after-tax basis. The amounts included in the chart above have been calculated assuming that the executive receives the full amount, without any cut-back under the Section 280G-related provisions of his or her employment or restricted stock agreement. If the 280G cut-back provisions in the executive’s employment and restricted stock agreements were applied to the payments described above, the amounts set forth in the “total” column are estimated to be $905,169 for Mr. Fernandez and to remain unchanged for Ms. Harris.

Payments to Executives upon Termination Following a Change in Control

Executive Agreements Regarding Change in Control

Each of Symmetry’s named executive officers and each of Symmetry’s other executive officers is party to an employment agreement that includes provisions that provide for potential payments depending on the circumstances of the executive’s departure from the Company. These agreements also provide enhanced benefits generally in the event an executive officer who is party thereto experiences a qualifying termination of employment without cause or resigns for good reason within six months preceding or up to 24 months following a change in control transaction such as the merger. Each of Messrs. Sullivan, Milne and Kunkel have waived their right to resign from employment for good reason and claim an entitlement to payment of severance benefits as a result of a change in duties related to the Company not being traded publicly following the effective time of the merger. In addition, Mr. Sullivan waived his right to claim a qualifying termination and claim an entitlement to payment of severance benefits as a result of changes in his reporting structure related to the transaction and also waived his right to claim an enhancement to his severance benefits on a qualifying termination in connection with the merger. The following are descriptions of the material provisions of each agreement.

Thomas J. Sullivan – Pursuant to Mr. Sullivan’s employment agreement, as amended, in the event Mr. Sullivan’s employment is terminated by the Company without “cause” or Mr. Sullivan resigns for “good reason” (each as defined in his employment agreement and referred to as a “qualifying termination”), Mr. Sullivan would be entitled to receive severance benefits equal to the greater of: (i) 2.99 times the average of his annual cash compensation over the prior four calendar years (or such shorter period should he not have been employed by Company for such four calendar year period at the time of a qualifying termination and service for a predecessor employer if so allowed under applicable laws and regulations) and, as a fifth component of the average, his then current annual target cash compensation (calculated using a target bonus level of 100% of base salary or such higher percentage as is subsequently implemented), or (ii) 2.99 times his then current annual target cash compensation (calculated using a target bonus level of 100% of base salary or such higher percentage as is subsequently implemented). These amounts would be paid over the 12 months following the qualifying termination. Further, he would receive (x) a lump sum cash payment equal to the product of $1,250 multiplied by the number of whole calendar months measured from the date on which his COBRA continuation coverage subsidy (described in (y) below) ceases until attainment of age 65 (which payment is intended to defray the cost of health insurance coverage for Mr. Sullivan and his eligible dependents following the exhaustion of any such COBRA continuation coverage) and (y) reimbursement of COBRA continuation coverage until the earlier of 12 months following the qualifying termination, or until he obtains subsequent coverage from another employer, which we refer to as the “post-termination health care benefit.” Mr. Sullivan will also be entitled to retain possession and use of any Symmetry cellular phone and automobile until the earlier of six months following the qualifying termination or the date on which a subsequent employer provides a replacement.

Mr. Sullivan’s agreement provides that if a qualifying termination occurs within six months prior to or 24 months following a change in control (as defined in his employment agreement), then his severance benefits would consist of a lump sum amount equal to $4,500,000. Further, he would receive the post-termination health care benefit (except that the COBRA continuation coverage reimbursement period would be 24 months, instead of 12). Mr. Sullivan will also be entitled to retain possession and use of any Symmetry cellular phone and automobile until the earlier of six months following the qualifying termination or the date on which a subsequent employer provides a replacement. Mr. Sullivan has waived this provision as it relates to the merger and he has also waived any right he has to resign for “good reason” and claim an entitlement to payment of severance benefits as a result of a change in his duties resulting from the Company no longer being a publicly traded company following the merger.

As a condition to his receipt of any severance benefits, Mr. Sullivan is required to execute a release agreement releasing and waiving any and all claims he may have against the Company. Mr. Sullivan would also be required: (a) not to compete with the Company, nor to solicit customers or employees of the Company for a period of 12 months after his termination; (b) to maintain the confidentiality of the Company’s proprietary information; and (c) to provide to the Company ownership of any developments made or conceived by Mr. Sullivan during his employment. In the event that any payments or benefits payable to Mr. Sullivan as a result of a change in control constitute “parachute payments” within the meaning of Section 280G of the Code, Mr. Sullivan will be entitled to the greater, on an after-tax basis, of the total amount of such payments or benefits or a reduced amount thereof such that no portion of the payments or benefits would be subject to an excise tax under the applicable provisions of the Code.

David C. Milne – Mr. Milne’s employment agreement provides for certain severance benefits in the event of a termination of employment by the Company without “cause” or a resignation by Mr. Milne for “good reason” (each as defined in his employment agreement and referred to as a “qualifying termination”). The benefits are conditioned upon Mr. Milne’s execution of a release agreement, and consist of the payment of 150% of his then-current base salary and a pro rata amount of any incentive bonus program then in effect, each paid over an 18-month period, and COBRA assistance for up to 18 months (or payment of the cost of COBRA should it expire or be unavailable). If a qualifying termination occurs within six months prior to or 12 months following a change in control, then the COBRA assistance would be for a period of 24 months (or payment for the cost of COBRA otherwise paid by the Company should COBRA expire prior to that time) and the severance amount would be equal to 200% of his then-current base salary. On a qualifying termination, Mr. Milne will also be entitled to retain possession and use of any Symmetry cellular phone and automobile until the earlier of six months following the qualifying termination or the date on which a subsequent employer provides a replacement. Mr. Milne has waived any right he has to resign for “good reason” and claim an entitlement to payment of severance benefits as a result of a change in his duties resulting from the Company no longer being a publicly traded company following the merger.

As a condition to his receipt of any severance benefits, Mr. Milne is required to execute a release agreement releasing and waiving any and all claims he may have against the Company. Mr. Milne would also be required: (a) not to compete with the Company, nor to solicit customers or employees of the Company for a period of 12 months after his termination; (b) to maintain the confidentiality of the Company’s proprietary information; and (c) to provide to the Company ownership of any developments made or conceived by Mr. Milne during his employment. In the event that any payments or benefits payable to Mr. Milne as a result of a change in control constitute “parachute payments” within the meaning of Section 280G of the Code, Mr. Milne will be entitled to the greater, on an after-tax basis, of the total amount of such payments or benefits or a reduced amount thereof such that no portion of the payments or benefits would be subject to an excise tax under the applicable provisions of the Code.

Scott D. Kunkel – Mr. Kunkel’s employment agreement provides for certain severance benefits in the event of a termination of employment by the Company without “cause” or a resignation by Mr. Kunkel for “good reason” (each as defined in his employment agreement and referred to as a “qualifying termination”). The benefits are conditioned upon Mr. Kunkel’s execution of a release agreement, and consist of the payment of 100% of his then-current base salary, a pro rata amount of any incentive bonus program then in effect, each paid over a 12-month period, and COBRA assistance for up to 12 months (or payment of the cost of COBRA should it expire or be unavailable). If a qualifying termination occurs within six months prior to or 12 months following a change in control, then the COBRA assistance would be for a period of 18 months (or payment for the cost of COBRA otherwise paid by the Company should COBRA expire prior to that time) and the severance amount would be equal to 150% of his then-current base salary. On a qualifying termination, Mr. Kunkel will also be entitled to retain possession and use of any Symmetry cellular phone until the earlier of six months following the qualifying termination or the date on which a subsequent employer provides a replacement. Mr. Kunkel has waived any right he has to resign for “good reason” and claim an entitlement to payment of severance benefits as a result of a change in his duties resulting from the Company no longer being a publicly traded company following the merger.

As a condition to his receipt of any severance benefits, Mr. Kunkel is required to execute a release agreement releasing and waiving any and all claims he may have against the Company. Mr. Kunkel would also be required: (a) not to compete with the Company, nor to solicit customers or employees of the Company for a period of 12 months after his termination; (b) to maintain the confidentiality of the Company’s proprietary information; and (c) to provide to the Company ownership of any developments made or conceived by Mr. Kunkel during his employment. In the event that any payments or benefits payable to Mr. Kunkel as a result of a change in control constitute “parachute payments” within the meaning of Section 280G of the Code, Mr. Kunkel will be entitled to the greater, on an after-tax basis, of the total amount of such payments or benefits or a reduced amount thereof such that no portion of the payments or benefits would be subject to an excise tax under the applicable provisions of the Code.

Other Executive Officers – The employment agreements for Ms. Harris and Mr. Fernandez provide for certain severance benefits in the event of a termination of employment by the Company without “cause” or a resignation by the executive for “good reason” (each as defined in the employment agreement and referred to as a “qualifying termination”). The benefits are conditioned upon the executive’s execution of a release agreement, and consist of the payment of 100% of the executive’s then-current base salary, a pro rata amount of any incentive bonus program then in effect, each paid over a 12-month period, and COBRA assistance for up to 12 months (or payment of the cost of COBRA should it expire or be unavailable). If a qualifying termination occurs within six months prior to or 12 months following a change in control, then the COBRA assistance would be for a period of 18 months (or payment for the cost of COBRA otherwise paid by the Company should COBRA expire prior to that time) and the severance amount would be equal to 150% of the executive’s then-current base salary. On a qualifying termination, the executives will also be entitled to retain possession and use of any Symmetry cellular phone and, for Ms. Harris, automobile, until the earlier of six months following the qualifying termination or the date on which a subsequent employer provides a replacement. In the event that any payments or benefits payable to an executive as a result of a change in control constitute “parachute payments” within the meaning of Section 280G of the Code, the executive will be entitled to the greater, on an after-tax basis, of the total amount of such payments or benefits or a reduced amount thereof such that no portion of the payments or benefits would be subject to an excise tax under the applicable provisions of the Code.

Treatment of Restricted Stock Award Agreements

Our restricted stock agreements (including any cash awards issued in connection with such restricted stock award) provide that in the event of a change in control (as defined in such agreement) the entire award will become fully vested with respect to both performance (at target) and time-based vesting requirements.

Potential Change in Control Payments

Symmetry is an “emerging growth company” under applicable U.S. federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, as amended, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Exchange Act.

The table below, entitled “Potential Change in Control Payments to Named Executive Officers,” along with its footnotes, sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation payable to Symmetry’s chief executive officer and its two other most highly compensated executive officers, as determined for purposes of its most recent annual proxy statement, each of whom we refer to as a named executive officer.

For purposes of the table below, Symmetry assumed the following:

•	The effective time is July 1, 2016, which is the assumed effective time of the merger for purposes of this transaction-related compensation disclosure;

•	The relevant price per share of Symmetry common stock is equal to $13.10, which is the price per share payable in connection with the merger;

•	Each named executive officer is terminated by Symmetry without “cause” or resigns for “good reason” (as such terms are defined in the relevant plans and agreements), in each case, at the effective time;

•	Quantification of outstanding equity awards is calculated based on the outstanding Symmetry equity awards held by each named executive officer that are anticipated to be outstanding as of July 1, 2016;

•	For purposes of the agreements and plans described below, the consummation of the merger as contemplated by the merger agreement will constitute a “change in control” or “change of control”; and

•	No amounts are reduced as a result of the 280G-related provisions described above.

The calculations in the tables below do not include amounts the named executive officers were already entitled to receive or that were vested as of July 1, 2016, or amounts under contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation in favor of executive officers and that are available generally to all of the salaried employees of Symmetry. In addition to the assumptions regarding the consummation date of the merger and termination of the employment of the named executive officers, these estimates are based on certain other assumptions that are described in the footnotes accompanying the tables below. Accordingly, the ultimate values to be received by a named executive officer in connection with the merger may differ from the amounts set forth below.

Potential Change in Control Payments to Named Executive Officers

Named Executive Officers	Cash ($)(1)	Equity ($)(2)	Perquisites / Benefits ($)(3)	Total ($)(4)
Thomas J. Sullivan	$ 4,630,263	$ 3,403,590	$ 225,786	$ 8,259,639
David C. Milne	$ 620,000	$ 1,680,075	$ 40,237	$ 2,340,312
Scott D. Kunkel	$ 412,500	$ 884,250	$ 27,439	$ 1,324,189

(1)	The amounts shown in this column are based on assumptions of the compensation and benefit levels to be in effect on July 1, 2016, which are assumed to be the same as those in effect on the date of this proxy statement; therefore, if compensation and benefit levels are changed after the date of this proxy statement, actual payments to a named executive officer may be different than those provided for above. The amounts shown in this column reflect cash severance payments to Messrs. Sullivan ($3,063,790), Milne ($620,000) and Kunkel ($412,000) and, for Mr. Sullivan, a cash bonus payment under the Equity Plan of $1,566,473. The cash severance payments in this column for Messrs. Sullivan, Milne and Kunkel are double-trigger in nature, meaning they will only be payable in the event of a termination of employment without cause or for good reason within six months prior to, or 24 months following, with respect to Mr. Sullivan, and 12 months following, with respect to Messrs. Milne and Kunkel, the completion of the merger. Mr. Sullivan waived his right to enhanced severance payments in connection with the merger and, as a result, the amounts in this column reflect his entitlement on a qualifying termination of employment (without regard to a change in control). See “Executive Agreements Regarding Change in Control” on page 62 above for additional information regarding the determination of such amounts. The cash bonus payment to Mr. Sullivan is “single-trigger” in nature, as it will become payable immediately upon the completion of the merger.

(2)	The amounts in this column reflect the value of the named executive officer’s restricted stock awards that will be cancelled at the effective time of the merger; these are single-trigger payments.

(3)	Represents (a) the estimated value of COBRA continuation, assumed to be paid for 12 months for Mr. Sullivan ($17,892), 24 months for Mr. Milne ($35,785) and 18 months for Mr. Kunkel ($26,839), (b) for Mr. Sullivan, a lump sum cash payment equal to the product of $1,250 multiplied by the number of whole calendar months measured from the date on which his COBRA continuation coverage subsidy (described in (a) above) ceases until attainment of age 65 (which payment is intended to defray the cost of health insurance coverage for Mr. Sullivan and his eligible dependents following the exhaustion of any such COBRA continuation coverage) ($202,500), and (c) the estimated value of possession of a Symmetry cellular phone (for Mr. Sullivan ($600), for Mr. Milne ($600), and for Mr. Kunkel ($600)) and automobile (for Mr. Sullivan ($4,794) and for Mr. Milne ($3,852)), in each case, until the earlier of six months following the qualifying termination or the date on which a subsequent employer provides a replacement. The amounts in this column payable to Messrs. Sullivan, Milne and Kunkel are double-trigger in nature, as they will only be payable in the event of a termination of employment without cause or for good reason within six months prior to, and 24 months following with respect to Mr. Sullivan and 12 months following with respect to Messrs. Milne and Kunkel, the completion of the merger. Mr. Sullivan waived his right to enhanced cash severance payments in connection with the merger and, as a result, the amounts in this column reflect his entitlement on a qualifying termination of employment (without regard to a change in control).

(4)	No executive is entitled to a tax gross-up payment in respect of the payments and benefits described above. Pursuant to each executive’s employment agreement and restricted stock agreement, in the event that any payments or benefits payable as a result of a change in control constitute “parachute payments” within the meaning of Section 280G of the Code, the executive will be entitled to the greater, on an after-tax basis, of the total amount of such payments or benefits or a reduced amount thereof such that no portion of the payments or benefits would be subject to an excise tax under the applicable provisions of the Code. The amounts included in the chart above have been calculated assuming that the executive officer receives the full amount, without any cut-back under the Section 280G-related provisions of his employment or restricted stock agreement. The actual payments and benefits to our named executive officers may be less as a result of these provisions. If the 280G cut-back provisions in the named executive officer’s employment and restricted stock agreements were applied to the payments described above, the amounts set forth in the “total” column are estimated to be as follows: $5,912,144 for Mr. Sullivan; $1,712,035 for Mr. Milne; and $798,739 for Mr. Kunkel.

Financing of the Merger

Parent and Merger Sub expect to finance the merger through cash on hand and proceeds from debt financing, and have commitments for financing for the closing of the merger, which we refer to as the closing. The obligations of Parent and Merger Sub under the merger agreement are not conditioned upon their ability to obtain financing.

Closing and Effective Time of the Merger

Unless another date is agreed by the parties, the closing will take place no later than 10:00 a.m. Eastern time on the third business day following the day on which all of the conditions to closing are satisfied or waived (other than conditions which, by their terms, are to be satisfied at closing, but subject to the satisfaction or waiver of such conditions at the closing) (as described under “Proposal 1: Adoption of the Merger Agreement—Conditions to the Closing of the Merger” beginning on page 90). Concurrently with the closing, the parties will file a certificate of merger with the Secretary of State for the State of Delaware as provided under the DGCL. The merger will become effective upon the filing of the certificate of merger, or at such later time as is agreed by the parties and specified in the certificate of merger.

Appraisal Rights

If the merger agreement is adopted by Symmetry stockholders, stockholders who do not vote in favor of the proposal to adopt the merger agreement and who properly exercise and perfect their demand for appraisal of their shares, and do not withdraw such demand, will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL, which we refer to as Section 262.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex C. The following summary does not constitute any legal or other advice nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262. Only a holder of record of shares of Symmetry common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A person having a beneficial interest in shares of common stock of Symmetry held of record in the name of another person, such as a bank, broker, fiduciary, depositary or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. If you hold your shares of Symmetry common stock through a broker, bank or other nominee and you wish to exercise appraisal rights, you should consult with your broker, bank or the other nominee.

Under Section 262, holders of shares of common stock of Symmetry who do not vote in favor of the proposal to adopt the merger agreement, who continuously are the record holders of such shares through the effective time of the merger, and who otherwise follow the procedures set forth in Section 262 will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares of Symmetry common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest to be paid upon the amount determined to be fair value, if any, as determined by the court.

Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes Symmetry’s notice to its stockholders that appraisal rights are available in connection with the merger, and the full text of Section 262 is attached to this proxy statement as Annex C. In connection with the merger, any holder of common stock of Symmetry who wishes to exercise appraisal rights, or who wishes to preserve such holder’s right to do so, should review Annex C carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner will result in the loss of appraisal rights under the DGCL. A stockholder who loses his, her or its appraisal rights will be entitled to receive the per share merger consideration described in the merger agreement. Given the complexity of the procedures for exercising the right to seek appraisal of shares of common stock, Symmetry recommends that if a stockholder considers exercising such rights, such stockholder should seek the advice of legal counsel.

Stockholders wishing to exercise the right to seek an appraisal of their shares of Symmetry common stock must do ALL of the following:

•	The stockholder must not vote in favor of the proposal to adopt the merger agreement. Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the merger agreement, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the proposal to adopt the merger agreement or abstain.

•	The stockholder must deliver to Symmetry (and not withdraw) a written demand for appraisal before the vote on the proposal to adopt the merger agreement at the special meeting (and not withdraw such demand).

•	The stockholder must continuously hold the shares from the date of making the demand through the effective time of the merger. A stockholder will lose appraisal rights if the stockholder transfers the shares before the effective time of the merger.

•	The stockholder or the surviving company must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the effective time of the merger. The surviving company is under no obligation to file any petition and has no intention of doing so.

Filing Written Demand

Any holder of shares of common stock of Symmetry wishing to exercise appraisal rights must deliver to Symmetry, before the vote on the adoption of the merger agreement at the special meeting at which the proposal to adopt the merger agreement will be submitted to the stockholders, a written demand for the appraisal of the stockholder’s shares (and not withdraw such demand), and that stockholder must not submit a blank proxy or vote in favor of the proposal to adopt the merger agreement. A holder of shares of common stock of Symmetry wishing to exercise appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective time of the merger. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the proposal to adopt the merger agreement, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the proposal to adopt the merger agreement or to abstain from voting on the proposal to adopt the merger agreement. Neither voting against the proposal to adopt the merger agreement nor abstaining from voting, in person or by proxy, or failing to vote on the proposal to adopt the merger agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the proposal to adopt the merger agreement. A stockholder’s failure to make the written demand prior to the taking of the vote on the proposal to adopt the merger agreement at the special meeting of Symmetry’s stockholders will constitute a waiver of appraisal rights.

Only a holder of record of shares of Symmetry common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A demand for appraisal in respect of shares of common stock of Symmetry should be executed by or on behalf of the holder of record, and must reasonably inform Symmetry of the identity of the holder and state that the person intends thereby to demand appraisal of the holder’s shares in connection with the merger. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners.

STOCKHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE OR BANK ACCOUNTS OR OTHER NOMINEE FORMS, AND WHO WISH TO EXERCISE APPRAISAL RIGHTS, SHOULD CONSULT WITH THEIR BROKERS, BANKS AND NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BROKER, BANK OR OTHER NOMINEE HOLDER TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER, BANK OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

Symmetry Surgical Inc.

3034 Owen Dr.

Antioch, TN 37013

Attention: Corporate Secretary

Any holder of common stock of Symmetry may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the merger agreement by delivering to Symmetry a written withdrawal of the demand for appraisal within 60 days after the effective date of the merger. However, any such attempt to withdraw the demand made more than 60 days after the effective time of the merger will require written approval of the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just.

Notice by the Surviving Corporation

If the merger is completed, within 10 days after the effective time of the merger, the surviving corporation will notify each holder of common stock of Symmetry who has made a written demand for appraisal pursuant to Section 262 (and not withdrawn such demand), and who has not voted in favor of the proposal to adopt the merger agreement, that the merger has become effective and the effective date thereof.

Filing a Petition for Appraisal

Within 120 days after the effective time of the merger, but not thereafter, the surviving corporation or any holder of common stock of Symmetry who has complied with Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. The surviving corporation is under no obligation to and has no present intention to file a petition, and holders should assume that the surviving corporation will not file a petition or initiate any negotiations with respect to the fair value of shares of common stock of Symmetry. Accordingly, any holders of common stock of Symmetry who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of shares of common stock of Symmetry within the time and in the manner prescribed in Section 262. The failure of a holder of common stock of Symmetry to file such a petition within the period specified in Section 262 could nullify the stockholder’s previous written demand for appraisal.

Within 120 days after the effective time of the merger, any holder of common stock of Symmetry who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the proposal to adopt the merger agreement and with respect to which Symmetry has received demands for appraisal, and the aggregate number of holders of such shares. The surviving corporation must mail this statement to the requesting stockholder within 10 days after receipt of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition seeking appraisal, or request from the surviving corporation the foregoing statements. As noted above, however, the demand for appraisal can only be made by a stockholder of record.

If a petition for an appraisal is duly filed by a holder of shares of common stock of Symmetry and a copy thereof is served upon the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded payment for their shares to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss such stockholder from the proceedings.

Determination of Fair Value

After determining the holders of common stock of Symmetry entitled to appraisal, the Delaware Court of Chancery will appraise the “fair value” of the shares of common stock of Symmetry, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL. Although Symmetry believes that the per share merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the per share merger consideration. Neither Symmetry nor Parent anticipates offering more than the per share merger consideration to any stockholder of Symmetry exercising appraisal rights, and each of Symmetry and Parent reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of common stock of Symmetry is less than the per share merger consideration. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to be appraised.

If any stockholder who demands appraisal of shares of common stock of Symmetry under Section 262 fails to perfect, or loses or successfully withdraws, such holder’s right to appraisal, the stockholder’s shares of common stock of Symmetry will be deemed to have been converted at the effective time of the merger into the right to receive the per share merger consideration applicable to the shares. A stockholder will fail to perfect, or effectively lose or withdraw, the holder’s right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the merger or if the stockholder delivers to the surviving corporation a written withdrawal of the holder’s demand for appraisal and an acceptance of the per share merger consideration in accordance with Section 262.

From and after the effective time of the merger, no stockholder who has demanded appraisal rights will be entitled to vote the common stock of Symmetry for any purpose, or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder’s shares of common stock of Symmetry, if any, payable to stockholders of Symmetry of record as of a time prior to the effective time of the merger; provided, however, that if no petition for an appraisal is filed within 120 days after the effective time of the merger, or if the stockholder delivers to the surviving corporation a written withdrawal of the demand for an appraisal and an acceptance of the merger, either within 60 days after the effective time of the merger or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any stockholder of Symmetry without the approval of the court.

FAILURE TO COMPLY STRICTLY WITH ALL OF THE PROCEDURES SET FORTH IN SECTION 262 MAY RESULT IN THE LOSS OF A STOCKHOLDER’S STATUTORY APPRAISAL RIGHTS. CONSEQUENTLY, ANY STOCKHOLDER OF SYMMETRY WISHING TO EXERCISE APPRAISAL RIGHTS IS ENCOURAGED TO CONSULT LEGAL COUNSEL BEFORE ATTEMPTING TO EXERCISE THOSE RIGHTS.

U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of the U.S. federal income tax consequences of the merger that are relevant to holders of shares of Symmetry common stock whose shares are converted into the right to receive cash pursuant to the merger. This discussion is not a complete analysis of all potential U.S. federal income tax consequences and does not address any tax consequences arising under any state, local or foreign tax laws or any other U.S. federal tax laws, including the estate and gift tax laws and the tax on certain net investment income imposed under Section 1411 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code. This discussion is based upon the Code, regulations promulgated by the U.S. Department of the Treasury under the Code, which we refer to as Treasury, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service, which we refer to as the IRS, all as in effect on the date of this proxy statement. These authorities are subject to change, possibly retroactively, which may result in tax consequences different from those discussed below. No rulings have been or will be sought from the IRS with respect to the matters discussed below, and there can be no assurance that the IRS will not take a different position concerning the tax consequences of the merger or that any such position would not be sustained by a court. For purposes of this discussion, a “holder” means either a U.S. Holder or a Non-U.S. Holder (each as defined below) or both, as the context may require.

This discussion is limited to holders who hold their shares of Symmetry common stock as “capital assets” within the meaning of the Code (generally, property held for investment purposes). This discussion does not address all of the tax consequences that may be relevant to holders in light of their particular circumstances or to holders subject to special rules under the U.S. federal income tax laws (including banks or other financial institutions; tax-exempt entities or organizations; pension plans; individual retirement accounts; partnerships or pass-through entities for U.S. federal income tax purposes; insurance companies; “controlled foreign corporations”; “passive foreign investment companies”; dealers in securities or currencies; traders in securities that elect to use the mark-to-market method of accounting for their securities; regulated investment companies, real estate investment trusts; holders holding the shares as part of a hedging, integrated transaction, constructive sale or conversion, straddle, or other integrated investment; certain expatriates or former long-term residents of the United States; U.S. Holders (as defined below) whose “functional currency” for U.S. federal income tax purposes is not the U.S. dollar; and persons subject to the alternative minimum tax). In addition, this summary does not address the U.S. federal income tax consequences to holders of shares who exercise appraisal rights under Delaware law, holders that own an equity interest (actually or constructively) in Parent or the surviving corporation, or holders that received their shares of Symmetry common stock in a compensatory transaction (including holders of restricted shares).

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of Symmetry common stock, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships and other entities that are treated as partnerships for U.S. federal income tax purposes holding the shares of Symmetry common stock and partners therein should consult their tax advisors regarding the consequences of the merger.

A HOLDER SHOULD CONSULT ITS OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION.

U.S. Holders

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of Symmetry common stock who or that is for U.S. federal income tax purposes:

•	An individual who is a citizen or resident of the United States;

•	A corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, or any state thereof or the District of Columbia;

•	An estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	A trust if (i) a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons as defined in the Code have the authority to control all substantial decisions of that trust or (ii) the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

The receipt of cash by a U.S. Holder in exchange for shares of Symmetry common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder’s gain or loss will be equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares surrendered pursuant to the merger. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares. Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one year at the time of the completion of the merger. A reduced tax rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. Holder. There are limitations on the deductibility of capital losses.

The receipt of cash in exchange for shares of Symmetry common stock pursuant to the merger generally will be subject to information reporting and may be subject to backup withholding (currently at a rate of 28%). To avoid backup withholding, a U.S. Holder that does not otherwise establish an exemption must provide the paying agent with its correct taxpayer identification number, which we refer to as a TIN, certify that such TIN is correct and that it is not currently subject to backup withholding by completing and returning the IRS Form W-9 to be included in the letter of transmittal and otherwise comply with applicable requirements of the backup withholding rules. A U.S. Holder that does not provide its correct TIN may be subject to penalties imposed by the IRS. Certain holders (including corporations) generally are not subject to information reporting and backup withholding. Backup withholding is not an additional tax. U.S. Holders may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund of any excess amounts withheld by timely filing a claim for refund with the IRS.

Non-U.S. Holders

For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of shares of Symmetry common stock who or that, for U.S. federal income tax purposes, is an individual, corporation, estate or trust and that is not a U.S. Holder.

Any gain realized by a Non-U.S. Holder pursuant to the merger generally will not be subject to U.S. federal income tax unless:

•	The gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States);

•	Such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other specified conditions are met; or

•	Symmetry is or has been a “U.S. real property holding corporation” as such term is defined in the Code, which we refer to as a USRPHC, at any time within the shorter of the five-year period preceding the merger and such Non-U.S. Holder’s holding period with respect to the applicable shares of Symmetry common stock.

Gain described in the first bullet generally will be subject to U.S. federal income tax on a net income basis in the same manner as if the Non-U.S. Holder were a resident of the United States. Non-U.S. Holders that are foreign corporations also may be subject to a 30% branch profits tax (or applicable lower treaty rate). A Non-U.S. Holder described in the second bullet point above generally will be subject to U.S. federal income tax at a rate of 30% (or applicable lower treaty rate) on any gain realized pursuant to the merger, which may be offset by certain U.S. source capital losses.

With respect to the third bullet point, in general, a corporation is a USRPHC if the fair market value of its “U.S. real property interests” (as defined in the Code and applicable Treasury regulations) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We do not believe that Symmetry is or was a USRPHC at any time during the five-year period preceding the anticipated date of completion of the merger.

Non-U.S. Holders generally will not be subject to information reporting or backup withholding with respect to the receipt of cash in exchange for shares of Symmetry common stock pursuant to the merger if they provide our paying agent with a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable, certifying the holder’s non-U.S. status or otherwise establish an exemption. Backup withholding is not an additional tax. Non-U.S. Holders may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund of any excess amounts withheld by timely filing a claim for refund with the IRS.

Regulatory Approvals Required for the Merger

General

Symmetry, Parent and Merger Sub have agreed to use their commercially reasonable efforts to comply with all regulatory notification requirements and obtain all regulatory approvals required or advisable to consummate the merger and the other transactions contemplated by the merger agreement. These approvals include approval under the HSR Act. Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained, obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the merger, including the requirement to divest assets, or require changes to the terms of the merger agreement.

HSR Act and U.S. Antitrust Matters

Under the HSR Act and the rules promulgated thereunder by the U.S. Federal Trade Commission, which we refer to as the FTC, the merger cannot be completed until Symmetry and Parent each file a notification and report form with the FTC and the Antitrust Division of the U.S. Department of Justice, which we refer to as the DOJ, under the HSR Act and the applicable waiting period (and any extensions thereof) has expired or been terminated. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30-day waiting period following the parties’ filing of their respective HSR Act notification forms or the early termination of that waiting period. Symmetry and Parent filed their respective HSR Act notifications on May 11, 2016, requesting early termination.

At any time before or after consummation of the merger, notwithstanding the termination of the waiting period under the HSR Act, the Antitrust Division of the DOJ or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger, seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the merger, and notwithstanding the termination of the waiting period under the HSR Act, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the merger or seeking divestiture of substantial assets of the parties. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

The following summary describes certain material provisions of the merger agreement. This summary is not complete and is qualified by reference to the merger agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We encourage you to read the merger agreement carefully in its entirety because this summary may not contain all the information about the merger agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.

The representations, warranties, covenants and agreements described below and included in the merger agreement were made only for purposes of the merger agreement and as of specific dates, were solely for the benefit of the parties to the merger agreement except as expressly stated therein and may be subject to important qualifications, limitations and supplemental information agreed to by Symmetry, Parent and Merger Sub in connection with negotiating the terms of the merger agreement. In addition, the representations and warranties were included in the merger agreement for the purpose of allocating contractual risk between Symmetry, Parent and Merger Sub rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Investors and security holders are not third-party beneficiaries under the merger agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of Symmetry, Parent or Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement. The merger agreement is described below, and attached as Annex A hereto, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding Symmetry or our business. Accordingly, the representations, warranties, covenants and other agreements in the merger agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding Symmetry and our business. Please see “Where You Can Find More Information” beginning on page 100.

Vote Required and Board Recommendation

The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting is required to approve the proposal to adopt the merger agreement.

The Board believes that it is in the best interests of Symmetry and its stockholders to adopt the merger agreement, for the reasons described in the section entitled “The Merger—Recommendation of Our Board of Directors and Reasons for the Merger” beginning on page 46.

The Board unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement.

Effects of the Merger; Directors and Officers; Certificate of Incorporation; Bylaws

The merger agreement provides that, subject to the terms and conditions of the merger agreement, and in accordance with the DGCL, at the effective time of the merger, Merger Sub will be merged with and into Symmetry, with Symmetry becoming a wholly-owned subsidiary of Parent. From and after the effective time of the merger, the surviving corporation will possess all property, rights, privileges, powers and franchises of Symmetry and Merger Sub, and all debts, liabilities and duties of Symmetry and Merger Sub will become the debts, liabilities and duties of the surviving corporation.

Effective as of, and immediately following, the effective time of the merger, the board of directors of the surviving corporation will consist of the directors of Merger Sub, each to hold office in accordance with the certificate of incorporation and bylaws of the surviving corporation until the earlier of their death, resignation or removal or until their successors are duly elected or appointed and qualified, as the case may be. From and after the effective time of the merger, the officers of Symmetry at the effective time will be the officers of the surviving corporation, until the earlier of their death, resignation or removal or until their successors have been duly elected or appointed and qualified, as the case may be. At the effective time of the merger, the certificate of incorporation of Symmetry as the surviving corporation will be amended and restated in its entirety to read identically to the certificate of incorporation of Merger Sub as in effect immediately prior to the effective time (except that the name of the surviving corporation as used therein will be “Symmetry Surgical Inc.”) until amended in accordance with applicable law and the applicable provisions of such certificate, and the bylaws of Merger Sub will be the bylaws of the surviving corporation as amended and restated in their entirety to read identically to the bylaws of Merger Sub as in effect immediately prior to the effective time (except that the name of the surviving corporation as used therein will be “Symmetry Surgical Inc.”) until amended in accordance with applicable law and the applicable provisions of such bylaws (subject to Parent’s and the surviving corporation’s obligations described in “The Merger—Interests of Symmetry’s Directors and Executive Officers in the Merger—Insurance and Indemnification of Directors and Executive Officers” beginning on page 59).

Closing and Effective Time of the Merger

Unless another date, time or place is agreed by the parties, the closing will take place at 10:00 a.m. Eastern time on the third business day following the day on which all of the conditions to closing are satisfied or waived (other than conditions which, by their terms, are to be satisfied at closing, but subject to the satisfaction or waiver of such conditions at the closing). Concurrently with the closing, the parties will file a certificate of merger with the Secretary of State for the State of Delaware as provided under the DGCL. The merger will become effective upon the filing of the certificate of merger, or at such later time as is agreed by the parties and specified in the certificate of merger.

Merger Consideration

Common Stock

At the effective time of the merger, each outstanding share of our common stock (other than excluded shares) shall be converted automatically into the right to receive $13.10 in cash, without interest, and, without any action by the holders of such shares, they will cease to be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate formerly representing any of the shares of Symmetry common stock (other than the excluded shares) will thereafter represent only the right to receive the merger consideration.

Treatment of Equity and Equity-Based Awards

The merger agreement provides that Symmetry’s equity and equity-based awards that are outstanding immediately prior to the effective time of the merger will be subject to the following treatment at the effective time of the merger:

Restricted Stock

Each share of Symmetry restricted stock granted under the Equity Plan that is outstanding immediately prior to the effective time of the merger will generally be cancelled as of the effective time of the merger and, in consideration of such cancellation, the holder thereof shall be entitled to receive an amount in cash equal to the product of the number of shares of restricted stock subject to cancellation and $13.10, less any applicable withholding or other taxes, or other amounts required to be withheld.

All performance-based vesting criteria applicable to Symmetry restricted stock will be deemed earned at the target level of performance for purposes of calculating the number of shares of restricted stock for which the restrictions lapse in connection with the merger, and amounts payable to the holder thereof.

Restricted Stock Units

Each Symmetry restricted stock unit granted under the Equity Plan that is outstanding immediately prior to the effective time of the merger will generally be cancelled as of the effective time of the merger and, in consideration of such cancellation, the holder thereof shall be entitled to receive an amount in cash equal to the product of the number of shares underlying the restricted stock unit subject to cancellation and $13.10, less any applicable withholding or other taxes, or other amounts required to be withheld.

All performance-based vesting criteria in respect of Symmetry restricted stock units will generally be deemed earned at the target level of performance for purposes of calculating the number of shares of restricted stock units earned by, and amounts payable to, the holder thereof.

The Equity Plan

As of the effective time of the merger, the Equity Plan will terminate and all rights under any provision of the Equity Plan shall be cancelled.

Exchange and Payment Procedures

Prior to the closing, Parent will designate a bank or trust company reasonably acceptable to Symmetry, which institution we refer to as the paying agent, to make payments of the per share merger consideration to stockholders. At the closing of the merger, Parent will deposit or cause to be deposited, with the paying agent cash in U.S. dollars sufficient to pay the aggregate per share merger consideration to stockholders.

As soon as practicable after the effective time of the merger, the paying agent will send to each holder of Symmetry common stock a letter of transmittal and instructions advising stockholders how to surrender stock certificates and book-entry shares in exchange for the per share merger consideration. Upon (i) surrender of stock certificates (or affidavits of loss in lieu thereof) or book-entry shares representing the shares of common stock and (ii) receipt of an executed letter of transmittal and such other documents as may be reasonably required pursuant to such instructions, the holder of such shares will be entitled to receive the per share merger consideration in exchange therefor. The amount of any per share merger consideration paid to the stockholders may be reduced by any applicable withholding taxes.

If any cash deposited with the paying agent is not claimed within 12 months following the effective time of the merger, the surviving corporation may require the paying agent to return such cash to the surviving corporation, upon demand, and any holders of common stock who have not complied with the exchange procedures in the merger agreement will thereafter look only to the surviving corporation (subject to applicable abandoned property, escheat or other similar laws) as general creditor for payment of the per share merger consideration, without any interest thereon.

The letter of transmittal will include instructions if a stockholder has lost a stock certificate or if such certificate has been stolen or destroyed. If a stockholder has lost a stock certificate, or if such certificate has been stolen or destroyed, then before such stockholder will be entitled to receive the per share merger consideration, such stockholder will have to make an affidavit of the loss, theft or destruction, and if required by Parent or the paying agent, post a bond in such amount as Parent or the paying agent may determine is reasonably necessary as security for the indemnity against any claim that may be made against it or the surviving corporation with respect to such certificate.

Representations and Warranties

The merger agreement contains representations and warranties of Symmetry, Parent and Merger Sub.

Symmetry

Certain of the representations and warranties in the merger agreement made by Symmetry are qualified as to “materiality” or a “Company Material Adverse Effect.” For purposes of the merger agreement, “Company Material Adverse Effect” means any fact, circumstance, event, occurrence, change or effect that, individually or in the aggregate, together with all other effects (i) is or would reasonably be expected to be materially adverse to the business, operations, results of operations or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or (ii) materially impairs the ability of the Company to consummate, or prevents or materially delays the consummation of the Merger or any of the other transactions contemplated by the merger agreement or otherwise prevents or materially delays the Company and its subsidiaries from performing their obligations under the merger agreement, or in each case would reasonably be expected to do so; provided, that, in the case of clauses (i) and (ii), any event, change or effect will not be deemed to constitute a Company Material Adverse Effect to the extent resulting from any of the following that occurs after the date of the merger agreement:

•	Changes in general economic, political, credit or market conditions or general changes in the industries in which the Company and its Subsidiaries conduct their businesses;

•	The announcement or pendency of the merger agreement or the transactions contemplated by the merger agreement;

•	Any failure by the Company to meet internal or analyst projections or forecasts for any period (it being understood that the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to be, a Company Material Adverse Effect);

•	Acts of war or terrorism (or the escalation of the foregoing) or natural disasters or other acts of God;

•	Changes in any laws applicable to the Company or U.S. generally accepted accounting principles first proposed after the date of the merger agreement;

•	Any action taken as required by the express terms of the merger agreement, at the request of Parent or with Parent’s prior written consent;

•	Any decline in the trading price or change in the trading volume of Company common stock on NASDAQ (it being understood that the facts or occurrences giving rise to or contributing to such decline in the trading price or change in the trading volume may be deemed to constitute, or be taken into account in determining whether there has been or would be, a Company Material Adverse Effect); and

•	Any legal proceedings commenced by or involving any current or former holder of Company common stock (on their own or on behalf of the Company) arising out of or related to the merger agreement or the transactions contemplated by the merger agreement.

The facts, circumstances, events, occurrences, changes or effects set forth in the first, fourth and fifth exclusions above may be taken into account in determining whether there is or would reasonably be expected to be a Company Material Adverse Effect to the extent that such effects have a disproportionate adverse effect on the business, operations, results of operations or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, relative to other persons similarly situated.

In the merger agreement, Symmetry has made customary representations and warranties to Parent and Merger Sub that generally cover Symmetry and its subsidiaries, and are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. These representations and warranties relate to, among other things:

•	Due organization, valid existence, good standing and qualification to conduct business;

•	The capital structure of Symmetry and Symmetry’s ownership of its subsidiaries;

•	Symmetry’s corporate power and authority to execute and deliver the merger agreement and perform its obligations thereunder and the enforceability of the merger agreement;

•	Symmetry’s receipt of a financial advisor fairness opinion from Stifel;

•	The absence of conflicts with laws and required consents and regulatory filings in connection with the merger;

•	Symmetry’s compliance with laws and possession of necessary permits, licenses and approvals;

•	The accuracy of Symmetry’s SEC filings and financial statements;

•	Symmetry’s disclosure controls and procedures;

•	Symmetry’s indebtedness and the indebtedness of Symmetry’s subsidiaries;

•	The absence of specified undisclosed liabilities;

•	Symmetry’s conduct of business in the ordinary course and the absence of any circumstance or event that would reasonably be expected to have a Company Material Adverse Effect;

•	Employee plans and benefits;

•	Labor and employment matters;

•	Symmetry’s top customers and top suppliers;

•	Product warranties;

•	The existence and enforceability of specified categories of Symmetry’s material contracts, and Symmetry’s and its counterparties’ compliance with the terms thereof;

•	Litigation matters;

•	Environmental matters;

•	Intellectual property matters;

•	Tax matters;

•	Insurance matters;

•	Real property matters;

•	Disclosure of affiliate transactions;

•	The inapplicability of anti-takeover statutes;

•	Payment of fees to brokers in connection with the merger agreement; and

•	Policies and procedures regarding data security and privacy.

Parent and Merger Sub

In the merger agreement, Parent and Merger Sub have made customary representations and warranties to Symmetry that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. These representations and warranties relate to, among other things:

•	Due organization, valid existence, good standing and qualification to conduct business with respect to Parent and Merger Sub;

•	Parent and Merger Sub’s corporate power and authority to execute and deliver the merger agreement and perform their obligations thereunder and the enforceability of the merger agreement;

•	The absence of conflicts with laws and required consents and regulatory filings in connection with the merger;

•	The absence of litigation;

•	Parent’s ownership of Merger Sub and absence of prior activities;

•	Financing commitments in favor of Parent and Merger Sub and sufficiency of funds to consummate the merger;

•	Payment of fees to brokers in connection with the merger agreement; and

•	Ownership of common stock of Symmetry.

None of the representations and warranties contained in the merger agreement survive the consummation of the merger.

Conduct of Business Pending the Merger

The merger agreement provides that, except (i) as required or expressly contemplated by the merger agreement, (ii) as required by applicable law or (iii) as consented to in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), between the execution and delivery of the merger agreement and the effective time of the merger or, if earlier, the termination of the merger agreement in accordance with its terms, (x) the Company will, and will cause each subsidiary to, conduct its business in the ordinary course consistent with past practice and use its commercially reasonable efforts to keep available the services of the current officers and key employees of the Company and each subsidiary and to preserve the current relationships of the Company and each subsidiary with each of the customers, suppliers, distributors and other persons with whom the Company or any subsidiary has material business relations, and (y) among other things, the Company shall not, and shall not permit any subsidiary to, directly or indirectly, take any of the following actions (subject in each case to certain exceptions specified in the merger agreement):

•	Amend its organizational documents;

•	Issue, sell, transfer, encumber, modify the terms of or otherwise dispose, or authorize, commit, propose or agree to the issuance, sale, transfer, encumbrance, modification of the terms of or other disposition of, any shares of its capital stock or other equity interests of the Company, or securities convertible into or exchangeable for any shares of any class or series of its capital stock or other equity interests of the Company;

•	Declare, set aside, establish a record date for, make or pay any dividend or other distribution or enter into any voting or registration agreement with respect to its capital stock or other securities;

•	Reclassify, combine, split, adjust, subdivide or redeem, purchase or otherwise acquire or offer to acquire any shares of its capital stock or other securities;

•	Acquire any interest in any person or any division thereof or any assets thereof or enter into any joint venture, legal partnership or similar arrangement with any person;

•	Make any loans, advances or capital contributions to or investments in any person in excess of $50,000 in the aggregate;

•	Redeem, repurchase, prepay, defease, cancel, incur, assume or otherwise acquire, or modify the terms of, any indebtedness or issue or become liable for any debt securities or indebtedness;

•	Grant any encumbrance on any of its assets, tangible or intangible;

•	Sell, transfer, lease, abandon, exchange, mortgage, pledge, guarantee, license, assign or otherwise dispose of or encumber any Company entity, business, assets, rights or properties;

•	Authorize, incur or make any commitment with respect to any single capital expenditure in excess of $150,000 or $350,000 in the aggregate;

•	Enter into any new line of business or materially change any existing line of business;

•	Grant any material refunds, credits, rebates or other allowances to any end user, customer, reseller or distributor or waive, release, grant or transfer any right of material value;

•	Increase the compensation or benefits of, or pay any special bonus or any special remuneration to, any employees, officers, directors, or other service providers;

•	Enter into, adopt, amend, modify or terminate any benefits plan;

•	Hire any new employees having a base salary opportunity in excess of $125,000;

•	Enter into any change in control, severance or similar agreement or any retention or similar agreement with any officer, employee, director or independent contractor;

•	Enter into any collective bargaining contract or agreement to form a work council or other agreement with any labor organization or works council;

•	Change accounting principles, policies, practices or methods or revalue in any material respects any property or assets;

•	Take certain actions with respect to tax matters, including any change in material tax elections or methods;

•	Settle, release, discharge, waive or compromise certain litigation;

•	Enter into, terminate, renew, extent or materially amend or modify or waive any rights or obligations under any material contract;

•	Fail to maintain in full force and effect material insurance policies;

•	Adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, capitalization or other reorganization;

•	Enter into, adopt or implement any “poison pill” or similar stockholder rights plan;

•	Sell, assign or transfer, or grant any license with respect to, its or a subsidiary’s intellectual property, abandon or cease to prosecute or maintain its intellectual property that is material to the conduct of the business, or disclose any trade secrets or other material confidential information;

•	Engage in any transaction or enter into any agreement with any affiliate of the Company that would require disclosure pursuant to Item 404 of Regulation S-K;

•	Effectuate an employee layoff event affecting in whole or in part any site of employment, facility, operating unit or employee; or

•	Commit, authorize or agree to take any of the foregoing actions.

No Solicitation

Under the merger agreement, Symmetry is generally not permitted to solicit or discuss acquisition proposals with third parties, subject to certain exceptions.

For purposes of the merger agreement:

•	An “acquisition proposal” is any inquiry, proposal or offer relating to (i) any purchase or other acquisition by any third party of 15% or more of the equity interests in the Company (by vote or by value), (ii) any merger, consolidation, business combination, reorganization, share exchange or similar transaction involving any third party and the Company or any subsidiary, (iii) any direct or indirect sale of assets, recapitalization, equity investment, joint venture, liquidation, dissolution, purchase, acquisition, license or other transaction that would result in any third party acquiring assets (including capital stock of or interest in any subsidiary or affiliate of the Company) constituting, accounting for or otherwise representing, directly or indirectly, 15% or more of the net revenues, net income or cash flows (for the 12-month period ending on the last day of the Company’s most recently completed fiscal quarter) or total assets (based on fair market value) of the Company and its subsidiaries, taken as a whole, (iv) any tender offer, self-tender or exchange offer or other transaction that, if consummated, would result in any third party beneficially owning 15% or more of the outstanding equity interests in the Company or any subsidiary or any resulting parent company of the Company (by vote or by value) or (v) any combination of the foregoing, in each case whether in one transaction or a series or related transactions and whether directly or indirectly.

•	A “superior proposal” is an unsolicited bona fide written acquisition proposal that is fully financed or has fully committed financing (with all of the percentages included in the definition of “acquisition proposal” increased to 50% for the purposes of this definition) which does not arise out of or result from any violation of the Company’s non-solicitation obligations and which the Board determines in good faith, after consultation with an independent financial advisor and outside legal counsel, and after taking into consideration all of the terms and conditions thereof and all legal, financial, regulatory and other aspects of (including the person making) such acquisition proposal and the merger agreement (in each case taking into account any revisions to the merger agreement made or proposed in writing by Parent prior to the time of determination or in response to such acquisition proposal), including breakup fee and expense reimbursement provisions, (i) is reasonably likely to be consummated in accordance with its terms on a timely basis and (ii) is more favorable to the stockholders of the Company from a financial point of view than the merger and the other transactions provided for in the merger agreement.

Except as otherwise provided in the merger agreement, from the date of the merger agreement and continuing until the effective time of the merger or, if earlier, the termination of the merger agreement in accordance with its terms, Symmetry will not, and will not instruct, authorize or permit any of their respective representatives to, directly or indirectly:

•	Solicit, initiate, facilitate, assist, induce or knowingly encourage any inquiries regarding or the making, submission or announcement of any proposal, offer or inquiry that constitutes, or is reasonably expected to lead to, an acquisition proposal;

•	Furnish to any person (other than to Parent, Merger Sub or any designees of Parent or Merger Sub) any non-public information relating to the Company or its subsidiaries or afford to any person any access to the business, properties, assets, books, records or other non-public information or to any personnel, of the Company or its subsidiaries (other than Parent, Merger Sub or any designees of Parent or Merger Sub), in any such case, with the intent to induce the making, submission or announcement of, or to encourage, facilitate or assist, any proposal, offer or inquiry that constitutes, or is reasonably expected to lead to, an acquisition proposal;

•	Participate or engage in discussions or negotiations with any person with respect to any proposal, offer or inquiry that constitutes, or is reasonably expected to lead to, an acquisition proposal (other than informing such persons of the Company’s non-solicitation obligations);

•	Approve, endorse or recommend any proposal, offer or inquiry that constitutes, or is reasonably expected to lead to, an acquisition proposal;

•	Approve, endorse, recommend, or execute or enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement constituting or relating to an acquisition proposal or any proposal, offer or inquiry that is intended to or would reasonably be expected to lead to an acquisition proposal;

•	Terminate, waive, amend, release or modify any provision of any confidentiality or standstill agreement or anti-takeover provisions to which the Company or any of its affiliates or representatives is a party with respect to any proposal, offer or inquiry that constitutes, or is reasonably expected to lead to, an acquisition proposal, or otherwise fail to enforce any of the foregoing; or

•	Resolve, agree or propose to do any of the foregoing.

The actions described in the sixth bullet set forth above may be taken by the Company at any time prior to the receipt of the stockholder approval, solely to the extent that (i) the Board determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law and (ii) the scope of such action is limited to allowing such person to make an unsolicited confidential acquisition proposal to the Board in accordance with and not in violation of the Company’s non-solicitation obligations.

At any time before the stockholder approval is obtained, in the event that (i) Symmetry receives a written acquisition proposal that the Board believes in good faith to be bona fide and such acquisition proposal has not been withdrawn; (ii) such acquisition proposal was unsolicited and did not otherwise result from a breach of the Company’s non-solicitation obligations; (iii) the Board determines in good faith, after consultation with outside legal counsel and its financial advisor, that such acquisition proposal constitutes or is reasonably likely to lead to a superior proposal; and (iv) the Board determines in good faith, after consultation with outside legal counsel, that the failure to take actions set forth below would be inconsistent with the directors’ fiduciary duties under applicable law, then Symmetry may:

•	Furnish information with respect to the Company and its subsidiaries to the person making such acquisition proposal pursuant to a confidentiality agreement with terms relating to the Company’s confidential information that are substantially similar to, and no less favorable to the Company than, those set forth in the confidentiality agreement between the Company and RoundTable Healthcare Management IV, LLC; provided, that the Company shall provide Parent a non-redacted copy of such confidentiality agreement and any non-public information provided to any such person shall have been previously provided to Parent or shall be provided to Parent prior to or concurrently with the time it is provided to such person; and

•	Participate in discussions or negotiations with the person making such acquisition proposal regarding such acquisition proposal.

Notwithstanding the foregoing, the Company shall not provide (and shall not instruct, authorize or permit any of its representatives to provide) to any potential strategic buyer any commercially or competitively sensitive non-public information in connection with either of the actions in the immediately preceding bullets, except in accordance with “clean room” or other similar procedures designed to limit any adverse effect of the sharing of such information on the Company.

Symmetry will promptly and, in any event, within twenty-four hours of receipt, notify Parent in writing if any inquiries, proposals or offers with respect to, constituting or that are reasonably expected to lead to an acquisition proposal are received by, or any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with Symmetry, any of its subsidiaries or any of Symmetry’s representatives indicating, in connection with such notice, (i) the identity of the person or persons making such inquiry, indication, request for information or discussion, offer or proposal; and (ii) the material terms and conditions of and facts surrounding any requests, inquiries, proposals or offers (including, if applicable, copies of any written requests, inquiries, proposals or offers, including proposed agreements). In addition, Symmetry will keep Parent reasonably informed, on a prompt basis, of the status, terms and details (including, within twenty-four hours after the occurrence of any amendment, modification, development, discussion or negotiation) of any such acquisition proposal, request, inquiry, proposal or offer, including furnishing copies of any written inquiries, correspondence and draft documentation, and written summaries of any material oral inquiries or discussions (including any amendments thereto) and the status of any such discussions or negotiations. Furthermore, Symmetry will (i) promptly (and in any event within twenty-four hours) notify Parent if it determines to begin providing information or to engage in discussions or negotiations concerning an acquisition proposal pursuant to the terms of the merger agreement and (ii) promptly provide to Parent (and in any event within twenty-four hours after receipt or delivery thereof) copies of all draft agreements (and any other written material to the extent such material contains any financial terms, conditions or other material terms relating to any acquisition proposal) sent by or provided to Symmetry or any of its representatives in connection with any acquisition proposal.

Adverse Recommendation Changes

As described in the section entitled “The Merger—Recommendation of Our Board of Directors and Reasons for the Merger” beginning on page 46, and subject to the provisions described below, the Board has made the recommendation that the holders of shares of our common stock vote “FOR” the proposal to adopt the merger agreement and thereby approve the transactions contemplated by the merger agreement. The merger agreement provides that the Board will not make an “adverse recommendation change” except as described below.

Except as expressly provided in the merger agreement, at any time after the execution and delivery of the merger agreement, neither the Board nor any committee thereof will:

•	Withhold or withdraw (or publicly propose or resolve to withhold or withdraw) or, in any manner adverse to Parent or Merger Sub, qualify, amend or modify (or publicly propose or resolve to qualify, amend or modify) the Board’s recommendation in favor of the merger;

•	Fail to include the Board’s recommendation in favor of the merger in this proxy statement;

•	Fail to publicly reaffirm the Board’s recommendation in favor of the merger within five business days after Parent so requests in writing or, if the meeting of stockholders is scheduled to be held within five business days of such request, within one business day after such request and in any event prior to the date of the meeting of stockholders (provided, that Parent may not make such a request on more than three occasions unless any such request relates to the announcement or commencement of an acquisition proposal or any material change thereto);

•	Approve, adopt or recommend or propose (publicly or otherwise) to approve, adopt or recommend, or otherwise declare advisable, any acquisition proposal; or

•	Take or fail to take any formal action or make or fail to make any recommendation or public statement in connection with a tender offer or exchange offer other than a recommendation against such offer or a “stop, look and listen” communication by the Board pursuant to Rule 14D-9(f) of the Exchange Act.

We refer to any action described in the preceding bullets as an adverse recommendation change.

Subject to certain notice obligations and certain obligations to discuss and negotiate in good faith any bona fide revisions proposed by Parent to the merger agreement in response to such notice, at any time before obtaining stockholder approval for the proposal to adopt the merger agreement, the Board may:

•	Make an adverse recommendation change (or terminate the merger agreement, as described below) if the Company receives a bona fide written acquisition proposal that was unsolicited and did not otherwise result from a breach of the Company’s non-solicitation obligations and that has not been withdrawn; or

•	Other than in connection with an acquisition proposal, make any intervening event change of recommendation in connection with the occurrence of any intervening event, if as a result of such intervening event, the Board determines in good faith, after consultation with outside legal counsel, that such intervening event continues to exist, such intervening event necessitates an adverse recommendation change and failure to make an adverse recommendation change in response to such intervening event would be inconsistent with its fiduciary duties under applicable law, taking into account any revisions to the merger agreement made or proposed in writing by Parent (provided that the Company has complied in all respects with its non-solicitation obligations).

Before the Board may make an adverse recommendation change with respect to an acquisition proposal, (i) the Board must determine in good faith, after consultation with its independent financial advisor and outside legal counsel, that such acquisition proposal constitutes a superior proposal and that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law, (ii) the Company must be in compliance in all respects with its non-solicitation obligations, (iii) the Company must provide prior written notice to Parent at least five business days in advance to the effect that the Board has received a superior proposal and has resolved to effect an adverse recommendation change or to terminate the merger agreement, which notice must specify the basis for such adverse recommendation change or termination, including the identity of the person making the superior proposal and the material terms and conditions thereof, and must include copies of all relevant documents relating to such superior proposal, (iv) the Company must, and must cause its financial and legal advisors to, during the notice period, negotiate with Parent and Parent’s representatives in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of the merger agreement so that such acquisition proposal would cease to constitute a superior proposal, and (v) at or following the end of such notice period, the Board must continue to determine in good faith, after consultation with an independent financial advisor and outside legal counsel, that such acquisition proposal continues to be a superior proposal and that failure to take such action would continue to be inconsistent with the directors’ fiduciary duties under applicable law (in each case taking into account any revisions to the merger agreement made or proposed in writing by Parent).

Before the Board may make an intervening event change of recommendation in response to an intervening event, (i) the Board must determine in good faith, after consultation with outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law (taking into account all adjustments to the terms of the merger agreement that may be offered by Parent), (ii) the Company must be in compliance in all respects with its non-solicitation obligations, (iii) the Company must provide Parent with written notice of and information describing such intervening event promptly after becoming aware of it, and must continue to keep Parent reasonably informed of developments with respect to such intervening event, (iv) the Company must provide a written notice to Parent for at least the notice period to the effect that the Board has determined to effect an intervening event change of recommendation and that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law, which notice must specify the intervening event in reasonable detail, (v) the Company and its representatives must, during the notice period, negotiate with Parent and Parent’s representatives in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of the merger agreement in such a manner that such intervening event no longer necessitates such intervening event change of recommendation, and (vi) at or following the end of such notice period, the Board must continue to determine in good faith, after consultation with outside legal counsel, that such intervening event continues to constitute an intervening event, such intervening event continues to necessitate an intervening event change of recommendation and failure to effect an intervening event change of recommendation would continue to be inconsistent with the directors’ fiduciary duties under applicable law (in each case taking into account any revisions to the merger agreement made or proposed in writing by Parent).

Employee Benefits

During the 12-month period commencing on the closing date, Parent has agreed to provide, or cause the surviving corporation to provide, to each continuing employee an annual base salary or wage level that, in each case, is substantially similar to the base salary or wage level, as applicable, that such continuing employee received from Symmetry as of immediately prior to the effective time of the merger. In addition, during such 12-month period, Parent has agreed to, or to cause the surviving corporation to, maintain employee benefits that are no less favorable in the aggregate than the benefits that were in effect immediately prior to the effective time of the merger.

All periods of service with the Company or any Company subsidiary, as applicable, or any predecessor entity thereto, by any continuing employee prior to the closing date will be credited for eligibility, participation and vesting purposes under the employee benefit and compensation plans, programs, agreements and arrangements (other than for purposes of benefit accrual under any defined benefit pension plan) and for purposes of calculating benefits under any severance, sick leave or vacation plans of Parent or its subsidiaries, except where such crediting would result in duplication of benefits. The purchaser plans shall not deny continuing employees’ coverage on the basis of pre-existing conditions to the extent such conditions were waived or satisfied under similar Company plans immediately prior to the closing and shall credit such continuing employees for any deductibles and out-of-pocket expenses paid prior to the closing date in satisfying any deductibles and out-of-pocket expenses in the applicable plan year to which such deductibles and out-of-pocket expenses relate.

The provisions of the merger agreement summarized in this section do not create any right in any person other than the parties to the merger agreement, including any employee, former employee or any participant in or beneficiary of any employee benefit plan or arrangement of the Company, Parent or their respective subsidiaries.

Efforts to Close the Merger

The Company, Parent and Merger Sub agreed to cooperate and use their respective commercially reasonable efforts to consummate the transactions contemplated by the merger agreement and to cause the conditions to the merger to be satisfied.

Indemnification and Insurance

All rights of indemnification existing in favor of the current or former directors and officers of Symmetry and its subsidiaries, whom we refer to as indemnitees, as provided in the Symmetry certificate of incorporation and bylaws or under any indemnification agreements between any indemnitee and Symmetry or any subsidiary, in each case as in effect on the date of the merger agreement and previously delivered and made available to Parent prior to the date of the merger agreement, shall survive the merger and continue in full force and effect in accordance with their respective terms to the extent permitted by applicable law.

For a period of six years from and after the effective time of the merger, the certificate of incorporation and bylaws of the surviving corporation shall contain provisions no less favorable in any material respect with respect to indemnification and limitation of liabilities of the indemnitees and advancement of expenses than those set forth in the Symmetry certificate of incorporation and bylaws as of the date of the merger agreement, except as required by applicable law.

The merger agreement provides that the surviving corporation shall continue to maintain in effect, for a period of six years from and after the effective time of the merger, directors’ and officers’ liability insurance, which we refer to as D&O insurance, for each director and officer covered by Symmetry’s D&O insurance as of the date of the merger agreement, for acts or omissions occurring prior to the effective time of the merger with respect to any matter claimed against such person by reason of such person serving in such capacity, on terms with respect to such coverage and amounts no less favorable in any material respect in the aggregate than those provided under Symmetry’s existing policies as of the date of the merger agreement; provided, that, the surviving corporation shall not be required to pay an annual premium for the D&O insurance in excess of 300% of the annual premium currently paid by Symmetry for its D&O insurance (although the surviving corporation remains obligated to provide such coverage as may be obtained at a cost equal to such amount).  In lieu of the foregoing insurance coverage, prior to the effective time, Symmetry may (following reasonable consultation with Parent), or Symmetry will, if requested by Parent, obtain a prepaid D&O insurance policy, the material terms of which, including coverage and amount, are no less favorable in the aggregate than the insurance coverage set forth above; provided, that, the aggregate cost of such prepaid D&O insurance policy in respect of the entire six-year period shall not exceed 600% of the annual premium currently paid by Symmetry for its D&O insurance.

Other Covenants

Stockholders Meeting

Symmetry has agreed to duly call, convene and hold a meeting of stockholders as promptly as practicable after the date of the merger agreement following the clearance of this proxy statement by the SEC for the purpose of voting upon the proposal to adopt the merger agreement, and has agreed to schedule the special meeting to be held no later than 45 days following the clearance of this proxy statement by the SEC. Unless there has been an adverse recommendation change that is permitted under the merger agreement, Symmetry must use reasonable best efforts to solicit the required stockholder approval. Symmetry may not adjourn, postpone or call a recess of such meeting of stockholders without the prior written consent of Parent. If, on the date for which the meeting of stockholders is scheduled, Symmetry has not received proxies representing sufficient votes to obtain the stockholder approval or a quorum for such meeting, Symmetry will, at Parent’s request, postpone or adjourn the meeting of stockholders solely for the purpose of and for the minimum time reasonably necessary to obtain the stockholder approval.

Conditions to the Closing of the Merger

The respective obligations of the parties to effect the merger are subject to satisfaction (or waiver by Parent and the Company, if permitted by law) at or prior to the closing of the following conditions:

•	The receipt of stockholder approval;

•	The expiration or termination of the applicable waiting periods (and any extensions thereof) under, and receipt of any approvals pursuant to, the HSR Act and other applicable federal, state and foreign antitrust and competition laws (see “The Merger—Regulatory Approvals Required for the Merger” beginning on page 75); and

•	The absence of any order, restraint or prohibition, and the absence of any pending action seeking any such order, and the absence of any law, that, in all cases, restrains, prohibits or makes illegal the consummation of the merger or any of the other transactions contemplated by the merger agreement.

The obligations of Parent and Merger Sub to effect the merger are also subject to satisfaction (or waiver by Parent) at or prior to the closing of the following conditions:

•	The truth and correctness, at signing and closing (or such earlier date expressly stated in any representation or warranty), of the representations and warranties of the Company set forth in the merger agreement, subject, with respect to specified representations and warranties, to a de minimus or materiality threshold, and, subject, with respect to all other representations and warranties, to a Company Material Adverse Effect (as defined in the section entitled “Proposal 1: Adoption of the Merger Agreement—Representations and Warranties—Symmetry” beginning on page 79) threshold;

•	The Company’s performance of or compliance with the Company’s agreements and covenants under the merger agreement in all material respects;

•	There not having occurred since the date of the merger agreement any Company Material Adverse Effect or any event, change or effect that has had or would reasonably be expected to have a Company Material Adverse Effect;

•	Parent’s receipt of a certificate signed by an executive officer of the Company confirming the satisfaction of the conditions set forth in the bullets above; and

•	Parent’s receipt of (i) the resolution or consent of the Company’s Board approving the merger agreement and (ii) a certificate in customary form and substance reasonably acceptable to Parent executed by a duly authorized officer of the Company certifying that the Company is not and has not been a U.S. real property holding corporation.

The obligation of the Company to effect the merger is also subject to satisfaction (or waiver by the Company) at or prior to the closing of the following conditions:

•	The truth and correctness at signing and closing (or such earlier date expressly stated in any representation or warranty) of the representations and warranties of Parent and Merger Sub set forth in the merger agreement, except for failures to be true and correct which would not, individually or in the aggregate, prevent or materially delay the ability of Parent and Merger Sub to consummate the merger;

•	Parent’s and Merger Sub’s performance of or compliance with Parent’s and Merger Sub’s agreements and covenants under the merger agreement in all material respects; and

•	The Company’s receipt of a certificate signed by an executive officer of Parent confirming the satisfaction of the conditions set forth in the bullets above.

Termination of the Merger Agreement

The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after the receipt of stockholder approval, in the following ways:

•	By mutual written consent of Parent and the Company;

•	By either Parent or the Company:

○	If the merger has not been consummated by October 14, 2016, which we refer to as the end date (unless the failure to close the merger prior to the end date was a result of such party’s failure to perform any of its covenants or obligations under the merger agreement);

○	If a final, non-appealable order is entered enjoining any party from consummating the merger (unless the imposition or applicability of such order was the result of such party’s breach of any provision of the merger agreement), or the consummation of the merger is illegal or otherwise prohibited by law; or

○	If stockholder approval is not obtained at the special meeting (unless the failure to obtain stockholder approval at the special meeting was the result of such party’s breach of any provision of the merger agreement).

•	By the Company:

○	If (i) Parent or Merger Sub have breached any of their covenants or agreements under the merger agreement such that the relevant closing condition applicable to Parent’s and Merger Sub’s compliance with covenants fails to be satisfied, or (ii) there exists a breach of any representation or warranty of Parent or Merger Sub contained in the merger agreement such that the relevant closing condition applicable to the accuracy of Parent and Merger Sub’s representations and warranties fails to be satisfied, and (iii) in the event of (i) or (ii), such breach is incapable of being cured by the end date or is not cured by Parent or Merger Sub within 30 days after they receive notice from the Company of the breach and the Company’s intention to terminate the merger agreement for one of these reasons (unless, at the time of such termination, there exists a breach of any covenant, agreement, representation or warranty of the Company under the merger agreement that would result in the analogous closing conditions applicable to the Company (with respect to compliance with the

Company’s covenants, and accuracy of the Company’s representations and warranties, respectively) failing to be satisfied;

○	If, prior to receiving stockholder approval (i) so long as the Company has complied with its non-solicitation obligations, the Board has authorized the Company to enter into a definitive agreement to consummate an acquisition transaction contemplated by a superior proposal, (ii) the Company enters into a definitive agreement in connection with such superior proposal substantially concurrently with such termination and (iii) the Company pays to Parent the termination fee of $5.6 million; or

○	If (i) Parent is required to consummate the closing pursuant to the terms and conditions described under “The Merger—Closing and Effective Time of the Merger” beginning on page 67 and Parent and Merger Sub have not done so within three business days after receiving notice of that fact from the Company (as long as such notice is provided at least one business day prior to the date on which Parent is required to consummate the closing) and (ii) the Company stood ready, willing and able to consummate the closing on such date Parent became required to consummate the closing and throughout such three business day notice period.

•	By Parent:

○	If (i) the Company has breached any of its covenants or agreements under the merger agreement (with the exception of certain specified covenants) such that the relevant closing condition applicable to the Company’s compliance with covenants fails to be satisfied, or (ii) there exists a breach of any representation or warranty of the Company contained in the merger agreement such that the relevant closing condition applicable to the accuracy of the Company’s representations and warranties fails to be satisfied, and (iii) in the event of (i) or (ii), such breach is incapable of being cured by the end date or is not cured by the Company within 30 days after it receives notice from Parent or Merger Sub of the breach and Parent’s intention to terminate the merger agreement for one of these reasons (unless, at the time of such termination, there exists a breach of any covenant, agreement, representation or warranty of Parent or Merger Sub under the merger agreement that would result in the analogous closing conditions applicable to Parent and Merger Sub (with respect to compliance with Parent and Merger Sub’s covenants, and accuracy of Parent and Merger Sub’s representations and warranties, respectively) failing to be satisfied;

○	If, prior to receiving stockholder approval, the Company breaches or is deemed to have breached, in any material respect, its obligations with respect to non-solicitation, preparation of this proxy statement or holding the special meeting of stockholders;

○	If, prior to receiving stockholder approval, the Company provides notice to Parent that the Company intends to terminate the merger agreement as a result of a superior proposal;

○	If, prior to receiving stockholder approval, the Board (or any committee thereof) effects an adverse recommendation change or intervening event change of recommendation;

○	If, prior to receiving stockholder approval, the Board fails to publicly recommend against a tender or exchange offer relating to an acquisition proposal within five business days of the commencement of such tender or exchange offer; or

○	If, prior to receiving stockholder approval, and within five business days (or such shorter period prescribed in the merger agreement) following a written request by Parent, the Board fails to publicly reaffirm its recommendation of the merger after any acquisition proposal or any material modification thereto is first commenced, publicly announced, distributed or disseminated to the Company’s stockholders.

In the event that the merger agreement is properly and validly terminated pursuant to the termination rights above, the merger agreement will become void and of no force or effect without liability or obligation (with certain limited exceptions) on the part of Parent, Merger Sub or the Company or their respective representatives, except that certain provisions of the merger agreement relating to the effect of termination of the merger agreement and general provisions regarding matters such as notices, survival, governing law, fees and expenses and assignment will survive any termination of the merger agreement in accordance with their respective terms.

Termination Fee

The Company is required to pay Parent a termination fee of $5.6 million (less any Parent expenses previously paid – see “Expense Reimbursement” on page 94 below), at the times set forth in the merger agreement, if the merger agreement is terminated under the following circumstances:

•	By the Company, as a result of its entry into a definitive agreement in connection with a superior proposal (as further described in the second bullet under “Proposal 1: Adoption of the Merger Agreement—Termination of the Merger Agreement—By the Company” beginning on page 91);

•	By Parent, as a result of (i) the Company’s breach of its obligations with respect to non-solicitation, proxy statement preparation or the special meeting; (ii) receiving notice from the Company of its intent to terminate the merger agreement as a result of a superior proposal; (iii) the Board effectuating an adverse recommendation change or an intervening event change of recommendation; (iv) the Board failing to publicly recommend against a tender or exchange offer relating to an acquisition proposal; or (v) the Board failing to publicly reaffirm its recommendation of the merger following request by Parent in certain circumstances relating to an acquisition proposal (as further described in bullets two through six under “Proposal 1: Adoption of the Merger Agreement—Termination of the Merger Agreement—By Parent” beginning on page 92); or

•	By Parent, as a result of the Company’s breach of its covenants, agreements, representations or warranties (subject to certain exceptions and qualifiers) (as further described in the first bullet under “Proposal 1: Adoption of the Merger Agreement—Termination of the Merger Agreement—By Parent” beginning on page 92), or by either Parent or the Company, as a result of (i) the merger failing to close by the end date or (ii) the failure to obtain stockholder approval (as further described in the first and third bullets, respectively, described under “Proposal 1: Adoption of the Merger Agreement—Termination of the Merger Agreement—By either Parent or the Company” beginning on page 91), in all cases so long as: (i) at or prior to the time of such termination an acquisition proposal or intention to make an acquisition proposal has been made to the Company or its stockholders or Board or otherwise publicly announced or disclosed or otherwise communicated to senior management of the Company, and (ii) after the signing of the merger agreement and prior to the 12 month anniversary of the termination of the merger agreement, the Company consummates the transactions contemplated by any acquisition proposal or enters into a definitive agreement providing for the consummation of the transactions contemplated by any acquisition proposal or the Company recommends or submits an acquisition proposal to the Company’s stockholders for adoption; provided that, for purposes of this bullet only, all percentages in the definition of acquisition proposal contained in the merger agreement are replaced with 50%.

In no event will the Company be required to pay the termination fee more than once, provided that the payment of the termination fee shall not relieve the Company from any liability or damage resulting from a material breach of any of its obligations under the merger agreement.

Expense Reimbursement

If the merger agreement is terminated either by Parent or the Company pursuant to the third bullet described under “Proposal 1: Adoption of the Merger Agreement—Termination of the Merger Agreement—By either Parent or the Company” beginning on page 91, under circumstances in which the termination fee is not then payable pursuant to the third bullet in the immediately preceding section, the Company has agreed to pay all of the reasonable and documented out-of-pocket fees and expenses incurred by Parent and Merger Sub in connection with the merger agreement and transactions contemplated thereby, up to a maximum amount of $2.75 million. As noted above, the subsequent payment of any termination fee by the Company to Parent would be reduced by any expense reimbursement amount previously paid pursuant to this provision.

Specific Performance

The merger agreement provides each party with a right to seek specific performance of the terms and provisions of the merger agreement, in addition to any other remedy to which such party may be entitled under the merger agreement.

Fees and Expenses

Except as specified in “Expense Reimbursement” above, whether or not the merger is consummated, each party to the merger agreement is responsible for all of its respective costs and expenses incurred in connection with the merger agreement and the transactions contemplated thereby.

Amendment

Generally, the merger agreement may be amended in writing at any time prior to the effective time of the merger. No amendment will be submitted to be approved by stockholders unless required by law.

Governing Law

The merger agreement is governed by Delaware law.

PROPOSAL 2: ADJOURNMENT OF THE SPECIAL MEETING

The Adjournment Proposal

We are asking you to approve a proposal to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. If our stockholders approve the adjournment proposal, we could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against adoption of the merger agreement. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against adoption of the merger agreement such that the proposal to adopt the merger agreement would be defeated, we could adjourn the special meeting without a vote on the adoption of the merger agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the merger agreement. Additionally, we may seek to adjourn the special meeting if a quorum is not present at the special meeting.

Vote Required and Board Recommendation

The affirmative vote of the holders of a majority of the voting power of the issued and outstanding shares of our common stock entitled to vote, present and voting, in person or represented by proxy at the special meeting, is required to approve the proposal to approve one or more adjournments of the special meeting.

The Board believes that it is in the best interests of Symmetry and its stockholders to be able to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies in respect of the proposal to adopt the merger agreement if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

The Board unanimously recommends that you vote “FOR” the proposal to approve one or more adjournments of the special meeting.

MARKET PRICES AND DIVIDEND DATA

Our common stock is listed on NASDAQ exchange under the symbol “SSRG.” On May 2, 2016, the last trading day prior to the public announcement of the execution of the merger agreement, the closing price of our common stock was $10.40 per share. On May 27, 2016, the latest practicable trading day before the printing of this proxy statement, the closing price for our common stock on NASDAQ was $13.08 per share. You are encouraged to obtain current market quotations for our common stock.

	High	Low
2014
Fourth Quarter	$7.96	$7.30
2015
First Quarter	$8.17	$7.15
Second Quarter	$9.21	$6.83
Third Quarter	$9.20	$7.87
Fourth Quarter	$9.74	$8.38
2016
First Quarter	$11.69	$8.00
Second Quarter (through May 27, 2016)	$13.50	$9.72

Under the terms of the merger agreement, from the date of the merger agreement until the earlier of the effective time of the merger and the termination of the merger agreement, we may not declare, set aside, establish a record date for, make or pay any dividends on our common stock without Parent’s prior written consent. Under our current dividend policy, we have never declared or paid any cash dividends on our capital stock and have retained any future earnings to support operations and to finance the growth and development of our business.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Unless otherwise indicated, and subject to community property laws where applicable, the individuals named in the following table have sole voting and investment power with respect to all shares of the Company’s common stock shown as beneficially owned by them. Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC. In calculating the number of shares beneficially owned by an individual or entity and the percentage ownership of that individual or entity, shares underlying options held by that individual or entity that are either currently exercisable or exercisable within 60 days from May 27, 2016 are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other individual or entity. Except as otherwise indicated in the table below, addresses of named beneficial owners are c/o Symmetry Surgical Inc., 3034 Owen Drive, Antioch, Tennessee 37013.

Name	Current Beneficial Holdings	Shares Subject to Options	Total	Percent Owned
Named Executive Officers
Thomas J. Sullivan	441,955	0	441,955	4.12%
David C. Milne	161,090	0	161,090	1.50%
Scott D. Kunkel	74,956	0	74,956	*
Non-Employee Directors
Craig B. Reynolds(1)	64,784	0	64,784	*
James S. Burns(2)	56,909	0	56,909	*
Robert G. Deuster(3)	54,209	0	54,209	*
John S. Krelle(4)	56,171	0	56,171	*
Francis T. Nusspickel(5)	58,801	0	58,801	*
Directors & Executive Officers as a Group(6) (10 persons)	1,095,683	0	1,095,683	10.20%

* Less than one percent of the Company’s outstanding common stock.

(1)	Consists of both owned and restricted shares: 17,500 shares that vest in December 2017 and 12,778 shares that vest January 2017.

(2)	Consists of both owned and restricted shares: 17,500 shares that vest in December 2017 and 12,778 shares that vest January 2017.

(3)	Consists of both owned and restricted shares: 17,500 shares that vest in December 2017 and 12,778 shares that vest January 2017.

(4)	Consists of both owned and restricted shares: 17,500 shares that vest in December 2017 and 12,778 shares that vest January 2017.

(5)	Consists of both owned and restricted shares: 17,500 shares that vest in December 2017 and 12,778 shares that vest January 2017.

(6)	No director or officer has pledged any of their shares to a third party as security for a loan or other indebtedness, and each has the full right to vote such shares.

The following table shows each person or group of affiliated persons, known to us to be the beneficial owner of 5% or more of the outstanding shares of the Company’s common stock as of such date, based on currently available Schedules 13G and 13D filed with the SEC, as may be updated by a Statement of Change of Beneficial Ownership of Securities on Form 4 subsequently filed with the SEC.

Name and address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Luther King Capital Management Corporation	1,528,532(1)	14.24%
BlackRock, Inc.	1,057,152(2)	9.85%
RTW Investments, LLC	879,623(3)	8.20%
Dimensional Fund Advisors LP	756,289(4)	7.05%
Kennedy Capital Management, Inc.	633,544(5)	5.90%
Boston Partners	614,629(6)	5.73%

(1)	The amounts shown and the following information are derived from the Schedule 13D/A filed by Luther King Capital Management Corporation on February 2, 2016 reporting beneficial ownership as of January 25, 2016. Of the 1,528,532 shares of common stock beneficially owned, Luther King Capital Management Corporation, J. Luther King, Jr. and J. Bryan King report sole voting and sole dispositive power as to 1,528,532 shares. LKCM Private Discipline Master Fund, SPC reports sole voting and sole dispositive power as to 1,484,032 shares. LKCM Micro-Cap Partnership, L.P. reports sole voting and sole dispositive power as to 30,500 shares. LKCM Core Discipline, L.P. reports sole voting and sole dispositive power as to 14,000 shares. The address for Luther King Capital Management Corporation is 301 Commerce Street, Suite 1600, Fort Worth, Texas 76102.

(2)	The amounts shown and the following information are derived from the Schedule 13G/A filed by BlackRock Institutional Trust Company, N.A. on January 8, 2016 reporting beneficial ownership as of December 31, 2015. Of the 1,057,152 shares of common stock beneficially owned, BlackRock, Inc. reports sole voting power as to 1,010,421 shares and sole dispositive power as to 1,057,152 shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(3)	The amounts shown and the following information are derived from the Schedule 13G/A filed by RTW Investments, LLC on February 9, 2016 reporting beneficial ownership as of December 31, 2015. Of the 879,623 shares of common stock beneficially owned, RTW Investments, LLC, RTW Master Fund, Ltd. and Roderick Wong report shared voting power for 879,623 shares and shared dispositive power for 879,623 shares. The address for RTW Investments, LLC and Roderick Wong is 250 West 55th Street, 16th Floor, Suite A, New York, New York 10019 and the address for RTW Master Fund, Ltd. is c/o Intertrust Corporate Service (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9001, Cayman Islands.

(4)	The amounts shown and the following information are derived from the Schedule 13G/A filed by Dimensional Fund Advisors LP on February 9, 2016 reporting beneficial ownership as of December 31, 2015. Of the 756,289 shares of common stock beneficially owned, Dimensional Fund Advisors, L.P. reports sole voting power for 733,561 shares and sole dispositive power for 756,289 shares. The address for Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(5)	The amounts shown and the following information are derived from the Schedule 13G filed by Kennedy Capital Management, Inc. on February 12, 2016 reporting beneficial ownership as of December 31, 2015. Of the 633,544 shares of common stock beneficially owned, Kennedy Capital Management, Inc. reports sole voting power as to 547,892 shares and sole dispositive power as to 633,544 shares. The address for Kennedy Capital Management, Inc. is 10829 Olive Boulevard, St. Louis, Missouri 63141.

(6)	The amounts shown and the following information are derived from the Schedule 13G/A filed by Boston Partners on February 11, 2016 reporting beneficial ownership as of December 31, 2015. Of the 614,629 shares of common stock beneficially owned, Boston Partners reports sole voting power for 543,303 shares and sole dispositive power for 614,629 shares. The address for Boston Partners is One Beacon Street, 30th Floor, Boston, Massachusetts 02108.

FUTURE STOCKHOLDER PROPOSALS

If the merger is completed, we will have no public stockholders and there will be no public participation in any of our future stockholder meetings. We intend to hold the 2017 Annual Meeting of stockholders only if the merger is not completed by that time. Any stockholder who intends to present a proposal at the 2017 Annual Meeting, if such meeting is held, must have sent the proposal to the Corporate Secretary of Symmetry at 3034 Owen Drive, Antioch, Tennessee 37013, as set forth below.

Any stockholder satisfying the requirements of the SEC’s Rule 14a-8 and wishing to submit a proposal to be included in the proxy statement for our 2017 Annual Meeting of Stockholders must submit the proposal in writing to our Corporate Secretary, at 3034 Owen Drive, Antioch, Tennessee 37013, on or before November 14, 2016; provided, however, if the date of the 2017 Annual Meeting of Stockholders is held more than 30 days from the anniversary of the date of the 2016 Annual Meeting of Stockholders, stockholder proposals under Rule 14a-8 must be received a reasonable time before the Company begins to print and send its proxy materials.

Any stockholder who has not submitted a timely proposal for inclusion in next year’s proxy statement, but still wishes to make a proposal at the 2017 Annual Meeting of Stockholders, must deliver written notice to our Secretary at the address indicated above not less than 90 days prior to the date of the anniversary of the 2016 Annual Meeting of Stockholders; provided, however, that in the event the 2017 Annual Meeting of Stockholders is scheduled to be held on a date more than 30 days prior to or delayed by more than 60 days after such anniversary date, in order to be timely notice by the stockholder must be received no later than the later of the close of business 90 days prior to the 2017 Annual Meeting of Stockholders or the 10th day following the day on which such notice of the date of the 2017 Annual Meeting of Stockholders was provided to stockholders or such public disclosure of the date was made. Therefore, assuming that the 2017 Annual Meeting of Stockholders, if held, is neither advanced by more than 30 days nor delayed by more than 60 days from the anniversary date of the 2016 Annual Meeting of Stockholders, appropriate notice of nominations, or other matters that stockholders wish to present at the meeting (other than matters submitted under Rule 14a-8), would need to be provided to the Secretary at the address indicated above no later than January 27, 2017.

Our Bylaws also specify requirements relating to the content of the notice which stockholders must provide to the Corporate Secretary for any matter to be properly presented at a stockholder meeting. A copy of the full text of our Bylaws is on file with the SEC and is available on our web site, www.symmetrysurgical.com, under the “Investor Relations” link and then the “Corporate Governance” tab.

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.

The following Symmetry filings with the SEC are incorporated by reference:

•	Symmetry’s Annual Report on Form 10-K for the fiscal year ended January 2, 2016, filed with the SEC on March 1, 2016;

•	Symmetry’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 14, 2016;

•	Symmetry’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 2, 2016, filed with the SEC on May 9, 2016; and

•	Symmetry’s Current Reports on Form 8-K filed with the SEC on January 5, 2016; January 28, 2016; March 4, 2016; April 20, 2016; April 27, 2016; May 2, 2016; and May 3, 2016; (other than the portions of such documents not deemed to be filed).

We also incorporate by reference into this proxy statement additional documents that we may file with the SEC between the date of this proxy statement and the earlier of the date of the special meeting or the termination of the merger agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy solicitation materials. Except as expressly provided herein, the information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference herein.

You may read and copy any reports, statements or other information that we file with the SEC at the SEC’s public reference room at the following location: Station Place, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at (800) SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by Symmetry through the Investor Relations tab of our website at www.symmetrysurgical.com or by requesting them in writing at the address below or by telephone at (615) 964-5520:

Symmetry Surgical Inc.

Investor Relations

3034 Owen Dr.

Antioch, TN 37013

If you request documents to be delivered by mail, please do so by June 24, 2016 to receive them before the special meeting. We will mail them to you by first class mail, or another equally prompt method, within one business day after we receive your request.

If you have any questions about this proxy statement, the special meeting or the merger or need assistance with voting procedures, you should contact:

Okapi Partners LLC

1212 Avenue of the Americas, 24th Floor

New York, NY 10036

+ 1 (212) 297-0720 (Main)

+ 1 (877) 274-8654 (Toll Free)

info@okapipartners.com

Web: www.okapipartners.com

You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement in determining your vote on the merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement and the documents incorporated herein. This proxy statement is dated May 31, 2016. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement) and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

ANNEX A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

SYMMETRY SURGICAL HOLDINGS, INC.,

SYMMETRY ACQUISITION CORP, INC.

and

SYMMETRY SURGICAL INC.

Dated as of May 2, 2016

A-i

A-ii

A-iii

Exhibits

Exhibit A – Knowledge of the Company

Exhibit B – Knowledge of Parent

A-iv

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of May 2, 2016, by and among Symmetry Surgical Holdings, Inc., a Delaware corporation (“Parent”), Symmetry Acquisition Corp, Inc., a Delaware corporation and a wholly-owned Subsidiary of Parent (“Merger Sub”), and Symmetry Surgical Inc., a Delaware corporation (the “Company”). Each of Parent, Merger Sub and the Company are referred to herein as a “Party” and together as “Parties.”

RECITALS

WHEREAS, the Parties intend that Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation in the merger (the “Merger”), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”);

WHEREAS, the Company Board has unanimously (i) determined that this Agreement and the transactions contemplated by this Agreement, including the Merger, are advisable, fair to and in the best interests of the Company and its stockholders, (ii) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth in this Agreement and (iii) resolved to recommend that the holders of Company Common Stock (collectively, the “Company Stockholders”) adopt this Agreement (the “Company Board Recommendation”);

WHEREAS, the respective boards of directors of Parent and Merger Sub have approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth in this Agreement and have determined that this Agreement and the transactions contemplated by this Agreement, including the Merger are in the best interest of their respective stockholders; and

WHEREAS, Parent, Merger Sub and the Company wish to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, the Parties agree as follows:

Article I
Defined Terms and Interpretation

Section 1.1.

Certain Definitions. For purposes of this Agreement, the term:

(a)

“Acceptable Confidentiality Agreement” shall mean a customary confidentiality and standstill agreement between the Company and a counterparty containing terms substantially similar to, and no less favorable to the Company than, those set forth in the NDA.

A-1

(b)

“Acquisition Proposal” shall mean any inquiry, proposal or offer relating to (i) any purchase or other acquisition by any Third Party of fifteen percent (15%) or more of the Equity Interests in the Company (by vote or by value), (ii) any merger, consolidation, business combination, reorganization, share exchange or similar transaction involving any Third Party and the Company or any Company Subsidiary, (iii) any direct or indirect sale of assets, recapitalization, equity investment, joint venture, liquidation, dissolution, purchase, acquisition, license or other transaction that would result in any Third Party acquiring assets (including capital stock of or interest in any Subsidiary or Affiliate of the Company) constituting, accounting for or otherwise representing, directly or indirectly, fifteen percent (15%) or more of the net revenues, net income or cash flows (for the twelve-month period ending on the last day of the Company’s most recently completed fiscal quarter) or total assets (based on fair market value) of the Company and the Company Subsidiaries, taken as a whole, (iv) any tender offer, self-tender or exchange offer or other transaction that, if consummated, would result in any Third Party beneficially owning fifteen percent (15%) or more of the outstanding Equity Interests in the Company or any Company Subsidiary or any resulting parent company of the Company (by vote or by value) or (v) any combination of the foregoing, in each case whether in one transaction or a series or related transactions and whether directly or indirectly.

(c)

“Affiliate” shall mean a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned Person, where “control” (including the terms “controlled by” and “under common control with”) shall mean the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or as trustee or executor, by Contract or otherwise.

(d)

“Antitrust Consents” shall mean the filings, notices, petitions, statements, registrations, submissions of information, applications and other documents under applicable Antitrust Laws set forth on Section 6.5 of the Company Disclosure Letter.

(e)

“Antitrust Laws” shall mean the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act and all other federal, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

(f)

“Blue Sky Laws” shall mean state securities or “blue sky” Laws.

(g)

“Business Day” shall mean any day other than a Saturday, Sunday and any day which is a legal holiday under the Laws of the State of New York or is a day on which banking institutions located in the State of New York are authorized or required by Law or other governmental action to close.

(h)

“Code” shall mean the United States Internal Revenue Code of 1986.

A-2

(i)

“Company Board” shall mean the board of directors of the Company.

(j)

“Company Bylaws” shall mean the Bylaws of the Company, as amended from time to time.

(k)

“Company Certificate of Incorporation” shall mean the Amended and Restated Certificate of Incorporation of the Company, as amended from time to time.

(l)

“Company Common Stock” shall mean the common stock of the Company, par value $0.0001 per share.

(m)

“Company Disclosure Letter” shall mean the confidential letter delivered by the Company to Parent immediately prior to the execution and delivery of this Agreement (it being understood that any matter disclosed in any section of the Company Disclosure Letter shall be deemed to be disclosed in any other section of the Company Disclosure Letter to the extent it is reasonably apparent from the face of such disclosure that such disclosure is applicable to such other section).

(n)

“Company Material Adverse Effect” shall mean any fact, circumstance, event, occurrence, change or effect (each, an “Effect”) that, individually or in the aggregate, together with all other Effects (i) is or would reasonably be expected to be materially adverse to the business, operations, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (ii) materially impairs the ability of the Company to consummate, or prevents or materially delays the consummation of the Merger or any of the other transactions contemplated by this Agreement or otherwise prevents or materially delays the Company and its Subsidiaries from performing their obligations under this Agreement, or in each case would reasonably be expected to do so; provided, that, in the case of clauses (i) and (ii), any event, change or effect will not be deemed to constitute a Company Material Adverse Effect to the extent resulting from any of the following that occurs after the date of this Agreement: (A) changes in general economic, political, credit or market conditions or general changes in the industries in which the Company and its Subsidiaries conduct their businesses; (B) the announcement or pendency of this Agreement or the transactions contemplated by this Agreement; (C) any failure by the Company to meet internal or analyst projections or forecasts for any period (it being understood that the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to be, a Company Material Adverse Effect); (D) acts of war or terrorism (or the escalation of the foregoing) or natural disasters or other acts of God; (E) changes in any laws applicable to the Company or GAAP first proposed after the date of this Agreement; (F) any action taken as required by the express terms of this Agreement, at the request of Parent or with Parent’s prior written consent; (G) any decline in the trading price or change in the trading volume of Company Common Stock on NASDAQ (it being understood that the facts or occurrences giving rise to or contributing to such decline in the trading price or change in the trading volume may be deemed to constitute, or be taken into account in determining whether there has been or would be, a Company Material Adverse Effect); and (H) any legal proceedings commenced by or involving any current or former holder of Company Common Stock (on their own or on behalf of the Company) arising out of or related to this Agreement or the transactions contemplated by this Agreement; provided, however, that Effects set forth in the foregoing clauses (A), (D) and (E) may be taken into account in determining whether there is or would reasonably be expected to be a Company Material Adverse Effect to the extent that such Effects have a disproportionate adverse effect on the business, operations, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, relative to other persons similarly situated.

A-3

(o)

“Company Restricted Stock” shall mean shares of Company Common Stock issued pursuant to the Company Stock Plan that are subject to specified performance or vesting criteria.

(p)

“Company Stock-Based Award” shall mean each right of any kind to receive shares of Company Common Stock or benefits measured by the value of a number of shares of Company Common Stock, and each award of any kind consisting of shares of Company Common Stock, granted under the Company Stock Plan (including stock appreciation rights, restricted stock, restricted stock units, deferred stock units and dividend equivalents).

(q)

“Company Stock Plan” shall mean the Symmetry Surgical Inc. 2014 Equity Incentive Plan, as amended from time to time.

(r)

“Company Termination Fee” shall mean an amount in cash equal to $5,600,000.

(s)

“Contract” shall mean any written note, bond, mortgage, indenture, Lease, license, permit, concession, franchise, contract, agreement or other instrument or obligation.

(t)

“Customs and International Trade Laws” shall mean any Law, Permit, Order or other decision or requirement having the force or effect of Law of any Governmental Authority, concerning the importation of products, the exportation or re-exportation of products (including technology and services), the terms and conduct of international transactions, and the making or receiving of international payments, including, as applicable, the Tariff Act of 1930 and other Laws and programs administered or enforced by U.S. Customs and Border Protection and U.S. Immigration and Customs Enforcement, and their predecessor agencies, Export Administration Act of 1979, Export Administration Regulations, International Emergency Economic Powers Act, Trading With the Enemy Act, Arms Export Control Act, International Traffic in Arms Regulations, Executive Orders of the President regarding embargoes and restrictions on transactions with designated entities, the embargoes and restrictions administered by the OFAC, the antiboycott Laws administered by the U.S. Departments of Commerce and Treasury, the FCPA and the UK Bribery Act of 2010.

(u)

“Encumbrance” shall mean any mortgage, pledge, security interest, encumbrance, lien, charge, option, right of first refusal or claim of any kind or nature whatsoever (including any conditional sale or other title retention agreement or lease in the nature thereof).

A-4

(v)

“Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, association, organization or company (including any limited liability company or joint stock company) or other similar entity.

(w)

“Environmental Laws” shall mean any applicable Law relating to pollution or the protection of the environment, including any Law relating to the use, transportation, storage, disposal, release or threatened release of any Hazardous Materials.

(x)

“Equity Interest” shall mean any share, capital stock, partnership, member or similar interest or security (including any voting interest) in any entity and any option, warrant, right or security convertible, exchangeable or exercisable therefor or other instrument or right the value of which is based on any of the foregoing.

(y)

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended.

(z)

“Fraud Policies” shall mean the FDA’s “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto, or comparable policies of any other Healthcare Regulatory Authority.

(aa)

“GAAP” shall mean generally accepted accounting principles as applied in the United States.

(bb)

“Governmental Authority” shall mean any: (i) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign or other government; (iii) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal); (iv) multinational organization or body; or (v) Person exercising, or entitled to exercise, any executive, legislative, judicial, administrative, arbitral, regulatory, police, military or taxing authority or power.

(cc)

“Hazardous Materials” shall mean any material, substance or waste which is defined or regulated by, or can give rise to liability or standards of conduct under, any Environmental Law.

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(dd)

“Health Care Laws” shall mean laws pertaining to the regulation of health care products and services, including: the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)); the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a); the civil False Claims Act (31 U.S.C. §§ 3729 et seq.); the criminal False Claims Act (18 U.S.C. § 287); the False Statements Statute (42 U.S.C. § 1320a-7b(a)); the Physician Self-Referral Law (42 U.S.C. § 1395nn); the Criminal Health Care Fraud Statute (18 U.S.C. § 1347); the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, as the same may be amended, modified or supplemented from time to time, any successor statutes thereto (“HIPAA”) and any state laws governing the privacy and security of health information; the exclusion laws (42 U.S.C. § 1320a-7); the Federal Food, Drug and Cosmetic Act (21 U.S.C. §§ 301 et seq.) and its implementing regulations; the Medicare and Medicaid statutes (Title XVIII and Title XIX of the Social Security Act); Section 6002 of the Patient Protection and Affordable Care Act; and any comparable foreign, federal or state laws governing the identity, classification, design, research, investigation, development, testing, clearance, approval, manufacturing, safety surveillance, processing, handling, packaging, labeling, distribution, storage, import, export, advertising, promotion, marketing or sale of a health care product or service; and any comparable state laws related to: (i) interactions with health care professionals, customers and referral sources in a position to prescribe, recommend, purchase or use health care products or services and any law requiring tracking or reporting to any Governmental Authority of any such interactions; (ii) false statements to any Governmental Authority or false claims for payment for a health care product or service by a commercial payor, Governmental Authority or any entity accepting, processing or paying claims on behalf of a Governmental Authority; (iii) the billing, coding, coverage, payment, or reimbursement of a health care product or service by a government or private payor, or the purchase of any health care product or service by or on behalf of any Governmental Authority, and the pricing, price reporting, discounting or rebating of such health care product or service; and (iv) provision of free goods or sample products to customers, health care providers or individuals.

(ee)

“Healthcare Regulatory Authority” shall mean any Governmental Authority that regulates or has jurisdiction over any federal, state, local, municipal or foreign Health Care Law, including but not limited to the U.S. Food and Drug Administration (“FDA”) and the U.S. Centers for Medicare & Medicaid Services, the U.S. Department of Justice with respect to enforcement of Health Care Laws, the European Medicines Agency, EU Notified Bodies and EU national authorities, Health Canada, the U.K. Medicines and Healthcare Products Regulatory Agency, the Brazilian Health Surveillance Agency and the Australian Therapeutic Goods Agency.

(ff)

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

(gg)

“Indebtedness” shall mean all indebtedness of the Company and the Company Subsidiaries, determined in accordance with GAAP, including with respect to (i) all liabilities for borrowed money; (ii) all liabilities evidenced by bonds, debentures, notes or other similar instruments; (iii) all liabilities under capital leases or any lease required to be capitalized under GAAP; (iv) all liabilities for guarantees of another Person in respect of liabilities of the type set forth in clauses (i), (ii) and (iii); (v) all reimbursement obligations under letters of credit (including standby and commercial letters of credit), to the extent such letters of credit have been drawn; (vi) all obligations with respect to deferred purchase price of property or services regardless of how structured, including with respect to past acquisitions, including earnouts and other contingent payment obligations (other than trade payables incurred in the ordinary course of business consistent with past practices); and (vii) all liabilities for accrued but unpaid interest and unpaid penalties, fees, expenses, charges, prepayment and redemption premiums, indemnities and other payment obligations that are payable, in each case, with respect to any of the obligations of a type described in clauses (i) through (vi) above.

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(hh)

“Intellectual Property” shall mean, collectively, all United States and foreign intellectual property rights, whether registered or unregistered, including such rights in all (i) patents, technology, inventions, and know-how (whether or not patentable), (ii) trademarks, service marks, trade dress, logos, trade names, corporate names and domain names, and other source indicators, and the goodwill of any business symbolized by any of the foregoing, (iii) copyrights, mask works, and other works of authorship or other copyrightable works (including software and systems), (iv) trade secrets and confidential information (including processes, techniques, methods, algorithms, data, databases, designs, drawings, specification, and material proprietary customer and business data), and (v) any registration of or application to register or other right to any of the foregoing.

(ii)

“Intervening Event” shall mean any positive material development or material change in circumstances occurring or arising after the date of this Agreement with respect to the Company that was (i) not known to or reasonably expected by the Company Board as of, or prior to, the date of this Agreement and (ii) does not relate to (A) any Acquisition Proposal or (B) the mere fact, in and of itself, that the Company meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date of this Agreement, or changes after the date of this Agreement in the market price or trading volume of the Company Common Stock or the credit rating of the Company (it being understood that the underlying cause of any of the foregoing in this clause (B) may be considered and taken into account).

(jj)

“Knowledge” shall mean (i) in the case of the Company, the actual knowledge of the Persons listed on Exhibit A after reasonable inquiry, and (ii) in the case of Parent or Merger Sub, the actual knowledge of the Persons listed on Exhibit B after reasonable inquiry.

(kk)

“Law” shall mean any Order or any law, statute, treaty, convention or ordinance, common law, or any rule, regulation, standard, code, act, constitution, judgment, decree, injunction, directive, requirement, inquiry, policy, license or permit of any Governmental Authority.

(ll)

“Leased Real Property” shall mean all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures, and all easements and other rights and interests appurtenant thereto held by the Company or any Company Subsidiary.

(mm)

“Leases” shall mean all leases, subleases, licenses, concessions and other agreements (written or oral) pursuant to which the Company or any Company Subsidiary holds any Leased Real Property, including the right to all security deposits and other amounts and instruments deposited by or on behalf of the Company or any Company Subsidiary thereunder.

(nn)

“NASDAQ” shall mean The NASDAQ Global Market.

(oo)

“NDA” shall mean that certain Confidentiality Agreement, dated as of February 10, 2016, by and between the Company and RoundTable Healthcare Management IV, LLC, as amended from time to time.

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(pp)

“OFAC” shall mean the U.S. Department of the Treasury, Office of Foreign Assets Control.

(qq)

“Order” shall mean any order, judgment, writ, stipulation, settlement, award, injunction, decree, arbitration award, determination or finding of any Governmental Authority.

(rr)

“Owned Real Property” shall mean all land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned by the Company or any Company Subsidiary.

(ss)

“Parent Disclosure Letter” shall mean the confidential disclosure letter delivered by Parent to the Company concurrently with the execution and delivery of this Agreement (it being understood that any matter disclosed in any section of the Parent Disclosure Letter shall be deemed to be disclosed in any other section of the Parent Disclosure Letter to the extent it is reasonably apparent from the face of such disclosure that such disclosure is applicable to such other section).

(tt)

“Permits” shall mean all permits, licenses, franchises, approvals, clearances, registrations, qualifications, rights, variances, certificates, certifications, consents, approvals and Orders of all Governmental Authorities.

(uu)

“Permitted Encumbrances” shall mean: (i) real estate taxes, assessments and other governmental levies, fees or charges imposed with respect to such Leased Real Property which are not due and payable or which are being contested in good faith by appropriate proceedings and for which an amount has been reserved for in the Company Financial Statements in accordance with GAAP, (ii) mechanics’ liens and similar liens for labor, materials or supplies provided with respect to such Leased Real Property incurred in the ordinary course of business for amounts which are not due and payable or which are being contested in good faith and appropriate reserves have been recorded in the Company Financial Statements in accordance with GAAP, (iii) zoning, building codes and other land use Laws regulating the use or occupancy of such Leased Real Property or the activities conducted thereon which are imposed by any Governmental Authority having jurisdiction over such Leased Real Property which are not violated by the current use or occupancy of such Leased Real Property or the operation of the business thereon, (iv) easements, covenants, conditions, restrictions and other similar matters of record affecting title to such Leased Real Property which do not or would not materially impair the use, value or occupancy of such Leased Real Property, (v) non-exclusive outbound licenses granted in the ordinary course of business and (vi) statutory liens for current Taxes not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings and for which an amount has been reserved in the Company Financial Statements in accordance with GAAP.

(vv)

“Person” shall mean any individual, Entity or Governmental Authority.

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(ww)

“Products” shall mean those products designed, researched, investigated, developed, manufactured, distributed, or marketed by the Company or its Subsidiaries which are subject to Health Care Laws, including but not limited to “devices” as that term is defined in Section 201(h) of the Federal Food, Drug, and Cosmetic Act or similar terms of other jurisdictions.

(xx)

“Proxy Statement Clearance Date” shall mean (i) if the SEC has not informed the Company that it intends to review the Proxy Statement on or prior to the tenth (10th) calendar day following the date of filing of the preliminary Proxy Statement, the date of the first (1st) Business Day following such tenth (10th) calendar day or (ii) if the SEC has informed the Company that it intends to review the Proxy Statement, the date on which the SEC has, orally or in writing, confirmed that it has no further comments on the Proxy Statement.

(yy)

“Recall” shall mean any field notifications, field corrections, market withdrawals or replacements, warnings, “dear doctor” letters, investigator notices, safety notices, or safety alerts relating to an alleged lack of safety, efficacy, or regulatory compliance of any product manufactured, distributed, or marketed by or on behalf of the Company or its Subsidiaries.

(zz)

“Representatives” shall mean, with respect to any Person, such Person’s directors, officers, employees, Affiliates, members, partners, accountants, consultants, advisors, attorneys, auditors, investment bankers, financing sources, agents and other representatives.

(aaa)

“Required Information” shall mean the financial and other pertinent information regarding the Company and its Subsidiaries referred to in clause (a) of Paragraph 4 of Schedule I to Exhibit A of the Debt Financing Commitments.

(bbb)

“Sarbanes-Oxley Act” shall mean the United States Sarbanes-Oxley Act of 2002.

(ccc)

“SEC” shall mean the United States Securities and Exchange Commission.

(ddd)

“Securities Act” shall mean the United States Securities Act of 1933, as amended.

(eee)

“Subsidiary” or “Subsidiaries” of any Person shall mean (a) any corporation of which a majority of the Equity Interests entitled to vote generally in the election of directors thereof, at the time as of which any determination is being made, are owned, directly or indirectly, by such Person, and (b) any joint venture, general or limited partnership, limited liability company or other legal entity in which such Person is the record or beneficial owner, directly or indirectly, of a majority of the voting interests or the general partner or the managing member.

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(fff)

“Superior Proposal” shall mean an unsolicited bona fide written Acquisition Proposal that is fully financed or has fully committed financing (with all of the percentages included in the definition of “Acquisition Proposal” increased to 50% for the purposes of this definition) which does not arise out of or result from any violation of Section 6.4 and which the Company Board determines in good faith, after consultation with an independent financial advisor and outside legal counsel, and after taking into consideration all of the terms and conditions thereof and all legal, financial, regulatory and other aspects of (including the Person making) such Acquisition Proposal and this Agreement (in each case taking into account any revisions to this Agreement made or proposed in writing by Parent prior to the time of determination or in response to such Acquisition Proposal), including breakup fee and expense reimbursement provisions, (a) is reasonably likely to be consummated in accordance with its terms on a timely basis and (b) is more favorable to the stockholders of the Company from a financial point of view than the Merger and the other transactions provided for in this Agreement.

(ggg)

“Takeover Provisions” shall mean any “moratorium”, “control share acquisition”, “fair price”, “interested stockholder”, “affiliate transaction”, “business combination” or other takeover or antitakeover Laws and any similar Law that might otherwise apply to this Agreement and the transactions contemplated hereby, and any restrictive provision in the Company Certificate of Incorporation, the Company Bylaws or comparable organizational documents of any Company Subsidiary, including Section 203 of the DGCL.

(hhh)

“Tax” or “Taxes” shall mean any and all United States federal, state or local or non-United States taxes, assessments, charges, duties, levies or other similar governmental charges, including all income, franchise, profits, capital gains, capital stock, transfer, sales, use, occupation, property, excise, severance, windfall profits, stamp, stamp duty reserve, license, payroll, withholding, ad valorem, value added, escheat, alternative minimum, environmental, customs, social security, unemployment, sick pay, disability, registration and other taxes, assessments, charges, duties, levies or other similar governmental charges, whether disputed or not, together with all estimated taxes, deficiency assessments, additions to tax, penalties and interest.

(iii)

“Tax Returns” shall mean any report, form, statement or return (including any information return) required to be filed with any Governmental Authority with respect to Taxes, including any schedules or attachments thereto or amendments thereof.

(jjj)

“Third Party” shall mean any Person or group other than the Company, the Company Subsidiaries, Parent and Merger Sub.

(kkk)

“Treasury Regulations” shall mean regulations promulgated by the United States Department of the Treasury under the Code.

Section 1.2.

Terms Defined Elsewhere. The following terms are defined elsewhere in this Agreement, as indicated below:

Action	Section 4.15
Agreement	Preamble
Alternative Acquisition Agreement	Section 6.4(a)(ii)(E)
Bankruptcy and Equity Exception	Section 4.3(a)
Capitalization Date	Section 4.2(a)

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Cash Equity	Section 5.6(b)
Certificate of Merger	Section 2.3
Certificates	Section 3.2(b)
Closing	Section 2.2
Closing Date	Section 2.2
Company	Preamble
Company Adverse Recommendation Change	Section 6.4(c)(v)
Company Board Recommendation	Recitals
Company Financial Advisor	Section 4.3(b)
Company Financial Statements	Section 4.7(b)
Company Material Contract	Section 4.14(a)
Company Plans	Section 4.10(a)
Company Preferred Stock	Section 4.2(a)
Company Recommendation	Section 4.3(b)
Company Registered Intellectual Property	Section 4.17(a)
Company Representatives	Section 6.3
Company SEC Filings	Section 4.7(a)
Company Stockholders	Recitals
Company Stockholders Meeting	Section 6.2(d)(i)
Company Subsidiary	Section 4.1
Continuing Employee	Section 6.10(a)
Current Premium Amount	Section 6.12(b)
Debt Financing Commitments	Section 5.6(a)
Debt Financing Sources	Section 9.9
Debt Financing	Section 5.6(a)
Determination Notice	Section 6.4(d)(i)(D)
DGCL	Recitals
Dissenting Shares	Section 3.1(a)
Dissenting Stockholders	Section 3.1(a)
Effective Time	Section 2.3
End Date	Section 8.1(b)(i)
Equity Financing Commitments	Section 5.6(b)
ERISA	Section 4.10(a)
Exchange Fund	Section 3.2(a)
FCPA	Section 4.5(d)
FDA	Section 1.1(ee)
Fee Letters	Section 5.6(a)
Financing Commitments	Section 5.6(b)
Governmental Plan	Section 4.10(a)
Health Care Permits	Section 4.6(c)
HIPAA	Section 1.1(dd)
Improvements	Section 4.20(d)
Incremental Debt Financing Cooperation	Section 2.3
Indemnified Parties	Section 6.12(a)
Intervening Event Change of Recommendation	Section 6.4(d)(ii)
Investments	Section 4.2(d)

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IRS	Section 4.10(b)
Lenders	Section 5.6(a)
Merger	Recitals
Merger Consideration	Section 3.1(a)
Merger Sub	Preamble
Notice Period	Section 6.4(d)(i)(D)
Parent	Preamble
Parent Expenses	Section 8.2(b)(iv)
Parent Representatives	Section 6.3
Parties	Preamble
Party	Preamble
Paying Agent	Section 3.2(a)
Proxy Statement	Section 6.2(a)
Purchaser Plans	Section 6.10(c)
Record Date	Section 6.2(d)(ii)
Replacement Financing	Section 2.3
Required Amount	Section 5.6(d)
Stockholder Approval	Section 4.3(a)
Surviving Corporation	Section 2.1
Tail Period	Section 6.12(a)
Takeover Provision	Section 4.22(a)
Top Customers	Section 4.12
Top Suppliers	Section 4.12
Transaction Litigation	Section 6.7

Section 1.3.

Interpretation. In this Agreement, unless otherwise specified, the following rules of interpretation apply:

(i)

references to sections, schedules, annexes, exhibits, clauses and parties are references to sections or sub-sections, schedules, annexes, exhibits and clauses of, and parties to, this Agreement;

(ii)

the table of contents and headings in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(iii)

references to any Person include references to such Person’s successors and permitted assigns;

(iv)

words importing the singular include the plural and vice versa;

(v)

words importing one gender include the other gender;

(vi)

references to the words “include,” “includes” or “including” do not imply any limitation;

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(vii)

the word “or” when used in this Agreement is not exclusive;

(viii)

the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(ix)

the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other theory extends and such phrase shall not mean “if”;

(x)

references to days mean calendar days unless expressly stated to be Business Days;

(xi)

references to months are to calendar months;

(xii)

references to “$” or “dollars” refer to U.S. dollars;

(xiii)

the phrase “made available to Parent” and words of similar import shall be construed to mean that the applicable item has been provided to Parent in an online data room hosted by Merrill Corporation prior to the date of this Agreement or provided to Parent or Parent Representatives through electronic mail or due diligence meetings or otherwise prior to the date of this Agreement, unless otherwise expressly specified herein;

(xiv)

a defined term has its defined meaning throughout this Agreement and in each schedule, annex and exhibit to this Agreement, regardless of whether it appears before or after the place where it is defined; and

(xv)

except as otherwise specified in this Agreement, all references herein to any Laws defined or referred to herein, are references to those Laws or any successor Laws, as the same may have been amended or supplemented from time to time, and any rules or regulations promulgated thereunder.

Article II
The Merger

Section 2.1.

The Merger. Upon the terms and subject to satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the DGCL, Merger Sub shall be merged with and into the Company at the Effective Time. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”) and a wholly-owned subsidiary of Parent.

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Section 2.2.

Closing. The closing of the Merger (the “Closing”) shall occur (a) at 10:00 A.M. Eastern time on the date that is three (3) Business Days after the day on which all of the conditions to closing set forth in Article VII are satisfied or waived (other than conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing), or (b) at such other date, time or place as the Parties may agree in writing. The date on which the Closing shall occur is referred to herein as the “Closing Date.”

Section 2.3.

Effective Time. At the Closing, the Parties shall cause a certificate of merger (the “Certificate of Merger”) to be executed and filed in accordance with the DGCL and the terms of this Agreement. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such other time as is specified by the Parties as the effective time in the Certificate of Merger (the “Effective Time”).

Section 2.4.

Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

Section 2.5.

Certificate of Incorporation; Bylaws.

(a)

At the Effective Time, the certificate of incorporation of the Surviving Corporation shall, subject to Section 6.12, be amended and restated in its entirety to read identically to the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time, except that the name of the Surviving Corporation as used therein shall be “Symmetry Surgical Inc.” and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL and such certificate of incorporation.

(b)

At the Effective Time, the bylaws of the Surviving Corporation shall, subject to Section 6.12, be amended and restated in their entirety to read identically to the bylaws of Merger Sub as in effect immediately prior to the Effective Time, except that the name of the Surviving Corporation as used therein shall be “Symmetry Surgical Inc.” and, as so amended, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL, the certificate of incorporation of the Surviving Corporation and such bylaws.

Section 2.6.

Directors and Officers.

(a)

The Parties shall take all actions necessary so that the directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

(b)

The officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

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Article III
Conversion of Securities; Exchange of Certificates

Section 3.1.

Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or its stockholders, the following shall occur:

(a)

Conversion Generally. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) any shares of Company Common Stock to be cancelled pursuant to Section 3.1(b), (ii) any share of Company Common Stock owned by Parent, Merger Sub, any direct or indirect wholly-owned Subsidiary of Parent or Merger Sub, or any Company Subsidiary, (iii) any shares of Company Common Stock (“Dissenting Shares”), which are held by stockholders who have perfected and not withdrawn a demand for (or lost their right to) appraisal rights pursuant to Section 262 of the DGCL (“Dissenting Stockholders”), (iv) any shares of Company Restricted Stock, the treatment of which is described in Section 3.5 and (v) any shares of Company Common Stock as to which treatment in the Merger is separately agreed by Parent and the holder thereof after the execution and delivery of this Agreement, which shares shall be treated in the manner so agreed) shall be converted, subject to Section 3.1(d), into the right to receive $13.10 in cash, payable to the holder thereof, without interest (the “Merger Consideration”). At the Effective Time, all such shares of Company Common Stock shall cease to be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each Certificate which immediately prior to the Effective Time represented any such shares shall thereafter represent only the right to receive the Merger Consideration therefor.

(b)

Cancellation of Certain Shares. Each share of Company Common Stock held in the treasury of the Company immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

(c)

Merger Sub. Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and be exchanged for one newly and validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

(d)

Change in Shares. If between the date of this Agreement and the Effective Time the outstanding shares of Company Common Stock shall have been changed into a different number of shares or a different class, solely by reason of any stock dividend, subdivision, reclassification, recapitalization, split, reverse split, combination or exchange of shares or any other similar transaction, the Merger Consideration shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, reverse split, combination or exchange of shares or any other similar transaction and to provide to the holders of Company Common Stock the same economic effect as contemplated by this Agreement prior to such action. For the avoidance of doubt, this Section 3.1(d) shall not be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

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Section 3.2.

Exchange of Certificates.

(a)

Paying Agent. At the Closing, Parent shall deposit, or shall cause to be deposited, with a bank or trust company designated by Parent and reasonably satisfactory to the Company (the “Paying Agent”), for the benefit of the holders of shares of Company Common Stock entitled to receive payment pursuant to Section 3.1(a), subject to exchange through the Paying Agent in accordance with this Article III, cash in U.S. dollars in an amount sufficient to pay the aggregate amount of the Merger Consideration payable in connection with the Merger in accordance with Section 3.1(a) (such cash being hereinafter referred to as the “Exchange Fund”). The Paying Agent shall deliver the Merger Consideration contemplated to be paid pursuant to Section 3.1(a) out of the Exchange Fund. The Exchange Fund shall be invested by the Paying Agent as directed by Parent in short-term obligations of the United States of America with maturities of no more than thirty (30) days or guaranteed by the United States of America and backed by the full faith and credit of the United States of America or in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively; provided, that no such investment or losses thereon shall affect the Merger Consideration payable to the holders of Company Common Stock. Any net profit resulting from, or interest or income produced by, such investments shall be payable to Parent or the Surviving Corporation, as Parent directs.

(b)

Exchange Procedures. As soon as practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the “Certificates”, it being understood that any references herein to “Certificates” shall be deemed to include references to book-entry account statements relating to the ownership of shares of Company Common Stock) and whose shares of Company Common Stock have been converted into the right to receive Merger Consideration pursuant to Section 3.1(a): (i) a letter of transmittal in customary form (including customary provisions with respect to delivery of an “agent’s message” with respect to Certificates held in book-entry form) and with such other provisions as Parent may determine (which shall specify that delivery of any Certificate shall be effected, and risk of loss and title to such Certificate shall pass, only upon the proper delivery of such Certificate to the Paying Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent together with such letter of transmittal, properly completed and duly executed, and such other documents as may be reasonably required pursuant to such instructions (or, if such shares are held in book-entry or other uncertificated form, upon the confirmation of a book-entry transfer of the surrender of such shares), the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration which such holder has the right to receive pursuant to Section 3.1(a) in respect of the shares of Company Common Stock formerly represented by such Certificate, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any Merger Consideration payable to holders of Certificates. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company, the Merger Consideration may be issued to a transferee if the Certificate representing such shares of Company Common Stock is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer Taxes have been paid. Until surrendered as contemplated by this Section 3.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration in accordance with this Article III, without any interest thereon.

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(c)

Payments to other Persons. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of payment that such Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer or properly transferred and that the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of such Certificate or shall have established to the satisfaction of Parent that such Tax is not applicable.

(d)

Further Rights in Company Common Stock. All Merger Consideration paid in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock.

(e)

Termination of Exchange Fund. Any portion of the Exchange Fund (and any interest or other income earned thereon) which remains undistributed to the holders of Company Common Stock for twelve (12) months after the Effective Time shall be delivered to the Surviving Corporation upon demand, and any holders of Company Common Stock who have not theretofore complied with this Article III shall thereafter look only to the Surviving Corporation as general creditors thereof for payment of the Merger Consideration (subject to abandoned property, escheat or other similar laws), without any interest thereon.

(f)

No Liability. None of Parent, the Company or the Surviving Corporation shall be liable to any holder of shares of Company Common Stock for any cash from the Exchange Fund delivered to a public official pursuant to any abandoned property, escheat or similar Law. Any portion of the Exchange Fund remaining unclaimed by stockholders of the Company as of a date that is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority will, to the extent permitted by applicable Law, become the property of Parent (or at Parent’s election, one or more of its designees) free and clear of any claims or interest of any Person previously entitled thereto.

(g)

Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit and indemnity of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent, the posting by such Person of a bond in such amount as Parent or the Paying Agent may determine is reasonably necessary as security for the indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration pursuant to Section 3.1(a) without any interest thereon.

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(h)

No Further Dividends. No dividends or other distributions with respect to capital stock of the Surviving Corporation with a record date on or after the Effective Time shall be paid to the holder of any unsurrendered Certificates or unsurrendered uncertificated shares.

(i)

Withholding. Parent, Merger Sub, the Company, the Surviving Corporation or the Paying Agent shall each be entitled to deduct and withhold or cause to be deducted and withheld from the consideration otherwise payable pursuant to this Agreement all amounts required to be deducted and withheld under the Code or any provision of state, local or non-U.S. Tax Law and pay such amounts to the appropriate Governmental Authority. To the extent that amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made.

Section 3.3.

Dissenters’ Rights. Notwithstanding anything in this Agreement to the contrary, if any Dissenting Stockholder shall demand to be paid the “fair value” of its Dissenting Shares in accordance with Section 262 of the DGCL, such Dissenting Shares shall not be converted into or exchangeable for the right to receive the Merger Consideration (except as provided in this Section 3.3) and shall entitle such Dissenting Stockholder only to payment of the fair value of such Dissenting Shares, in accordance with Section 262 of the DGCL, unless and until such Dissenting Stockholder withdraws (in accordance with Section 262 of the DGCL) or loses the right to dissent. The Company shall give Parent prompt notice of any such demands, withdrawals or attempted withdrawals of such notices or demands and any other instruments received by the Company relating to rights to appraisal prior to the Effective Time and Parent shall have the right to participate in and control all negotiations and proceedings with respect to any such demands. The Company shall not, except with the prior written consent of Parent, voluntarily make (or cause or permit to be made on its behalf) any payment with respect to, or settle, compromise, offer to settle or compromise, or otherwise negotiate any such demand for payment of fair value of Dissenting Shares prior to the Effective Time. If any Dissenting Stockholder shall have withdrawn (in accordance with Section 262 of the DGCL) or lost the right to dissent, then as of the later of the Effective Time or the occurrence of such event, the Dissenting Shares held by such Dissenting Stockholder shall be cancelled and converted into and represent the right to receive the Merger Consideration pursuant to Section 3.1(a), without any interest thereon, upon surrender of the Certificates that formerly evidenced such shares of Company Common Stock in the manner provided in Section 3.2.

Section 3.4.

Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed (after giving effect to the items contemplated by this Article III) and thereafter, there shall be no further registration of transfers of shares of Company Common Stock theretofore outstanding on the records of the Company. From and after the Effective Time, the holders of Certificates shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided herein or by Law.

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Section 3.5.

Company Stock-Based Awards.

(a)

Company Restricted Stock. At the Effective Time, except as otherwise agreed by Parent and the holder of Company Restricted Stock with respect to such holder’s Company Restricted Stock, each share of Company Restricted Stock whether vested or unvested, that is outstanding immediately prior thereto shall be cancelled and all restrictions thereon shall lapse and shall be converted automatically into the right to receive at the Effective Time an amount in cash in U.S. dollars equal to the product of (i) the total number of such shares of Company Restricted Stock and (ii) the Merger Consideration.

(b)

Other Company Stock-Based Awards. At the Effective Time, except as otherwise agreed by Parent and the holder of Company Stock-Based Awards that are not otherwise described in Section 3.5(a) with respect to such holder’s Company Stock-Based Awards, each Company Stock-Based Award that is not otherwise described in Section 3.5(a) that is outstanding immediately prior to the Effective Time shall be cancelled (with each then unearned and unvested performance-based Company Stock-Based Award deemed earned at the target level of performance) and shall be converted automatically into the right to receive at the Effective Time an amount in cash in U.S. dollars equal to the product of (i) the total number of shares of Company Common Stock subject to such Company Stock-Based Award and (ii) the Merger Consideration.

(c)

Further Actions. The Company will take all action reasonably necessary to effect the cancellation of the Company Restricted Stock and other Company Stock-Based Awards upon the Effective Time and to give effect to this Section 3.5. Except as otherwise mutually agreed by the Parties as provided in Section 3.5(a) and Section 3.5(b), all Company Restricted Stock and other Company Stock-Based Awards and all Company Stock Plans will terminate as of the Effective Time, and the provisions in any other incentive or benefit plan, program, arrangement or Contract providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any of the Company Subsidiaries will be cancelled as of the Effective Time, and the Company will take all action reasonably necessary to effect the foregoing. The Company will use its reasonable best efforts to ensure that following the Effective Time no participant in any Company Stock Plan or other Company Plan will have any right thereunder to acquire any equity securities of the Company, the Surviving Corporation or any of their respective Subsidiaries.

Article IV
Representations and Warranties of the Company

With respect to any Section of this Article IV, except (i) as disclosed in the reports, statements and other documents publicly filed prior to the date hereof by the Company with the SEC or publicly furnished prior to the date hereof by the Company to the SEC in the Company SEC Filings (as defined below), but (A) without giving effect to any amendment thereof filed with or furnished to the SEC on or after the date hereof and (B) excluding disclosures in the “Risk Factors” and “Forward-Looking Statements” sections of such reports and other disclosures that are similarly predictive or forward-looking in nature; provided, however, that for purposes of this clause (i), (1) such Company SEC Filings are available on the SEC’s Electronic Data Analysis and Retrieval System, (2) the relevance of the applicable disclosure or an exception to the applicable representations and warranties would be reasonably apparent from the face of such disclosure and (3) nothing disclosed in such Company SEC Filings shall be deemed to be a qualification of, or modification to, the representations and warranties set forth in Section 4.1, Section 4.2, Section 4.3, Section 4.4, Section 4.22, and Section 4.23; or (ii) as set forth in the corresponding section or subsection of the Company Disclosure Letter (it being understood that any matter disclosed in any section of the Company Disclosure Letter shall be deemed to be disclosed in any other section of the Company Disclosure Letter to the extent it is reasonably apparent from the face of such disclosure that such disclosure is applicable to such other section), the Company represents and warrants to Parent and Merger Sub as follows:

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Section 4.1.

Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Each Subsidiary of the Company (each, a “Company Subsidiary”) has been duly organized, and is validly existing and, where such concept is recognized, in good standing under the Laws of the jurisdiction of its incorporation or organization, as the case may be, except to the extent the failure of any such Company Subsidiary to be in good standing would not, individually or in the aggregate, have a Company Material Adverse Effect. Each Company Subsidiary has the requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to have such power or authority, individually or in the aggregate, would not have a Company Material Adverse Effect. The Company and each Company Subsidiary is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that, individually or in the aggregate, would not have a Company Material Adverse Effect. The Company has made available to Parent true, complete and correct copies of the certificate of incorporation and bylaws (or similar organizational documents) of the Company and each Company Subsidiary, each as amended to date, and each as so delivered is in full force and effect. The Company and the Company Subsidiaries are not in violation of such organizational documents.

Section 4.2.

Capitalization.

(a)

The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock, par value of $0.01 per share (the “Company Preferred Stock”). As of May 1, 2016 (the “Capitalization Date”), there were (i) 9,702,895 shares of Company Common Stock issued and outstanding, which number does not include treasury shares or shares of Company Restricted Stock, (ii) zero shares of Company Common Stock held in the treasury of the Company, (iii)  1,700,000 shares of Company Common Stock were reserved for issuance pursuant to the Company Stock Plan, of which amount: (A) a maximum number of 970,395 shares of Company Common Stock were issuable pursuant to outstanding awards of Company Restricted Stock and (B) a maximum number of 1,037,489 shares of Company Common Stock were issuable pursuant to all outstanding Company Stock-Based Awards in the aggregate (including all shares of Company Restricted Stock), (iv) no shares of Company Common Stock owned by any Company Subsidiary, and (v) no shares of Company Preferred Stock issued and outstanding and no shares of Company Preferred Stock held in the treasury of the Company. Section 4.2(a) of the Company Disclosure Letter sets forth a list of the holders of Company Stock-Based Awards as of the Capitalization Date, including, for each such holder of a Company Stock-Based Award, the date of grant of such Company Stock-Based Award, the maximum and target number of shares of Company Common Stock subject to such Company Stock-Based Award, the expiration date (if any) of such Company Stock-Based Award, and the vesting schedule of such Company Stock-Based Award. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and free of any preemptive rights. All shares of Company Common Stock issuable upon settlement of Company Stock-Based Awards have been duly reserved for issuance by the Company, and upon any issuance of such shares in accordance with the terms of the Company Stock Plan, will be duly authorized, validly issued and fully paid and non-assessable.

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(b)

Except as set forth in Section 4.2(a), there are (i) no outstanding shares of capital stock of, or other equity or voting interest in, the Company, (ii) no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary is bound relating to the issued or unissued Equity Interests of the Company, or securities convertible into or exchangeable or exercisable for such Equity Interests, or obligating the Company to issue or sell any shares of its capital stock or other Equity Interests, or securities convertible into or exchangeable or exercisable for such capital stock of, or other Equity Interests of, the Company, (iii) no outstanding shares of restricted stock, restricted stock units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based on the value or price of, any capital stock of, or other securities or ownership interests in, the Company, (iv) no obligations or binding commitments of any character restricting the transfer of any Equity Interest in the Company to which the Company is a party and (v) no other obligations by the Company to make any payments based on the price or value of any Equity Interest of, or other securities or ownership interests in, the Company. Except as set forth in Section 4.2(a), there are no outstanding contractual obligations of the Company or any Company Subsidiary affecting the voting rights of or requiring the repurchase, redemption, issuance, creation or disposition of, any Equity Interests in the Company. Since the Capitalization Date through the date of this Agreement, the Company has not issued or agreed to issue any shares of its capital stock or any other Equity Interests in the Company, or securities convertible into or exchangeable for such capital stock or any other Equity Interests in the Company, except for issuances pursuant to settlement of Company Stock-Based Awards outstanding on the Capitalization Date, as required by the terms of such Company Stock-Based Awards as of the Capitalization Date. There are no outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which the Company’s stockholders may vote. There are no accrued and unpaid dividends with respect to any outstanding shares of Company Common Stock.

(c)

Section 4.2(c) of the Company Disclosure Letter contains a true, correct and complete list of the name, jurisdiction of organization and schedule of stockholders of each Company Subsidiary. Each outstanding share of capital stock or other Equity Interest of each Company Subsidiary is duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights and is held, directly or indirectly, solely by the Company or another Company Subsidiary free and clear of all Encumbrances (other than Permitted Encumbrances). There are no securities convertible into or exchangeable or exercisable for Equity Interests in any Company Subsidiary. There are no subscriptions, options, warrants, rights, calls, Contracts or other commitments, understandings, restrictions or arrangements relating to the issuance, acquisition, voting, redemption, repurchase, disposal or sale of any Equity Interest or other ownership interests of any Company Subsidiary, or any securities convertible into or exchangeable for, Equity Interest or other ownership interests of any Company Subsidiary, including any right of conversion or exchange under any outstanding security, instrument or agreement.

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(d)

Section 4.2(d) of the Company Disclosure Letter sets forth as of the date of this Agreement the name, jurisdiction of organization and the Company’s (or the Company Subsidiary’s) percentage ownership of any and all Persons in which the Company or any Company Subsidiary owns, or has the right or obligation to acquire any Equity Interest (other than any Company Subsidiary) as of the date of this Agreement (collectively, the “Investments”). All of the Investments are owned by the Company or by a Company Subsidiary free and clear of all Encumbrances (other than Permitted Encumbrances). Except for the capital stock and other ownership interests of the Company Subsidiaries and the Investments, the Company does not own, directly or indirectly, any capital stock or other voting or equity securities or interests in any Person.

(e)

Neither the Company nor any of the Company Subsidiaries has entered into any commitment, arrangement or agreement, or is otherwise obligated, to contribute capital, loan money or otherwise provide funds or make additional investments in any other Person, other than any such commitment, arrangement or agreement in the ordinary course of business consistent with past practice, with respect to wholly owned Subsidiaries of the Company.

(f)

There are no stockholder agreements, voting trusts, proxies or other agreements or understandings to which the Company or any Company Subsidiary is a party or by which it is bound relating to the voting or registration of any shares of capital stock or other Equity Interests of the Company or any Company Subsidiary or preemptive rights, rights of first refusal or similar rights with respect thereto.

Section 4.3.

Corporate Authority; Approval and Fairness.

(a)

The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company and no stockholder votes are necessary to authorize this Agreement, the Company’s execution and delivery of this Agreement and its performance hereunder or to consummate the transactions contemplated hereby other than, with respect to the Merger, the affirmative vote of holders of a majority of outstanding shares of Company Common Stock to adopt this Agreement in accordance with the DGCL (the “Stockholder Approval”). The Stockholder Approval is the only vote of the holders of any class or series of Company Common Stock that is necessary pursuant to applicable law, the Company Certificate of Incorporation or the Company Bylaws to adopt this Agreement and consummate the Merger. This Agreement has been duly authorized and validly executed and delivered by the Company and, assuming this Agreement is a valid and binding obligation of Parent and Merger Sub, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency (including all Laws relating to fraudulent transfers), reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”).

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(b)

On or prior to the date of this Agreement, (i) the Company Board has received from Stifel Nicolaus & Company Incorporated, its financial advisor (the “Company Financial Advisor”), its written opinion, subject to the limitations, qualifications and assumptions set forth therein, that the Merger Consideration to be received by the holders of Company Common Stock pursuant to this Agreement is fair from a financial point of view to such holders of Company Common Stock and (ii) the Company Board has, at a meeting duly called and held in which all directors were present, unanimously (A) determined that this Agreement and the transactions contemplated by this Agreement, including the Merger, are advisable, fair to and in the best interests of the Company and its stockholders, (B) approved and declared advisable the execution, delivery and performance of this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth in this Agreement, and (C) resolved to recommend that the Company Stockholders adopt this Agreement and approve the Merger in accordance with the DGCL (collectively, the “Company Recommendation”), which Company Recommendation, subject to Section 6.4, has not been subsequently withdrawn, rescinded or modified in any manner.

Section 4.4.

No Conflict; Required Filings and Consents.

(a)

The execution and delivery by the Company of this Agreement do not, and the performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby will not, (i) assuming the Stockholder Approval is obtained, conflict with or violate any provision of the Company Certificate of Incorporation or the Company Bylaws or any equivalent organizational documents of any Company Subsidiary, (ii) assuming that all consents, approvals and authorizations described in Section 4.4(b) will have been obtained prior to the Effective Time and all filings and notifications described in Section 4.4(b) will have been made and any waiting periods thereunder will have terminated or expired prior to the Effective Time, conflict with or violate any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected or (iii) require any consent or approval under, result in any breach of or any loss of any benefit under, or violate or conflict with, constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, vesting, amendment, acceleration or cancellation of, any Contract to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets are bound or result in the creation of an Encumbrance on any property or asset of the Company or any Company Subsidiary, except, with respect to clauses (ii) and (iii), for matters that, individually or in the aggregate, would not have a Company Material Adverse Effect.

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(b)

The execution and delivery of this Agreement by the Company do not, and the performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby will not, require any consent, approval, order or authorization of, or filing with or notification to, any Governmental Authority, except (i) for any consent, approval, authorization, filing or notification required under the Exchange Act, the rules and regulations of NASDAQ or the Antitrust Consents, (ii) for the filing and recordation of the Certificate of Merger as required by the DGCL or (iii) where the failure to obtain such consents, approvals or authorizations, or to make such filings or notifications would not individually or in the aggregate, have a Company Material Adverse Effect.

Section 4.5.

Compliance with Laws; Permits.

(a)

(i) Each of the businesses of the Company or any Company Subsidiary is, and since December 5, 2014 has been, conducted in compliance in all material respects with all Laws applicable to the Company or such Company Subsidiary or by which any property, asset or right of the Company or such Company Subsidiary is bound, (ii) the Company is in material compliance with the applicable listing, corporate governance and other rules and regulations of NASDAQ, and (iii) to the Knowledge of the Company, the Leased Real Property is in material compliance with all applicable building, zoning, subdivision, health and safety and other land use Laws.

(b)

(i) Each of the Company and each Company Subsidiary holds all material Permits necessary for the lawful conduct of its business and the ownership, use, occupancy and operation of its assets and properties, (ii) the Company and each Company Subsidiary is in compliance in all material respects with the terms of such Permits, (iii) to the Knowledge of the Company, no suspension or cancellation of any material Permit is pending or threatened and (iv) no such Permit shall cease to be effective as a result of the transactions contemplated by this Agreement except, with respect to clause (iv), such matters as would not individually or in the aggregate, have a Company Material Adverse Effect.

(c)

(i) Each of the Company and the Company Subsidiaries is in compliance in all material respects with all applicable Customs and International Trade Laws, and at no time since December 5, 2014 has either the Company or any Company Subsidiary committed any material violation of the Customs and International Trade Laws, and (ii) there are no material unresolved or, to the Knowledge of the Company, threatened questions, claims or other Actions concerning any liability of the Company or the Company Subsidiaries with respect to any Customs and International Trade Laws.

(d)

Neither the Company, any Company Subsidiary, nor, to the Knowledge of the Company, any Affiliate, director, officer, agent, employee or other Person acting on behalf of the Company or any of the Company Subsidiaries has, directly or indirectly, (i) used any corporate funds to provide or offer any unlawful payment, contribution, gift, entertainment or other unlawful expense to any political party, candidate for government office, or official or employee of a Governmental Authority, (ii) made or offered any payment, bribe, rebate, payoff, influence payment, kickback or anything of value to any official or employee of a Governmental Authority in violation of any Law or (iii) violated any provision of the U.S. Foreign Corrupt Practices Act of 1977 (“FCPA”) or similar law of any applicable jurisdiction, including the UK Bribery Act of 2010.

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(e)

Neither the Company nor any Company Subsidiary, nor to the Knowledge of the Company any of their respective officers, directors, or agents, has been or is designated on any list of any Governmental Authority, such as OFAC’s Specially Designated Nationals and Blocked Persons List, U.S. Department of Commerce’s Denied Persons List or Entity List, and the U.S. Department of State’s Debarred List, and neither the Company nor any Company Subsidiary, nor to the Knowledge of the Company any of their respective officers, directors, or agents, has participated in any transaction involving Persons designated on such list or any country that is subject to sanctions in violation of any of the Customs and International Trade Laws.

(f)

Since December 5, 2014, neither the Company nor any Company Subsidiary has received any communication from a Governmental Authority or otherwise that alleges that the Company or any Company Subsidiary, or any Representative thereof is, or may be, in violation of, or has, or may have, any material, unresolved liability under, any Customs and International Trade Laws.

Section 4.6.

Health Care Law Compliance.

(a)

The Company (including its Subsidiaries) is conducting, and has since December 5, 2014, conducted, its business in compliance in all material respects with applicable Health Care Laws, except for such matters that, individually or in the aggregate, would not have a Company Material Adverse Effect.

(b)

Since December 5, 2014, neither the Company nor any of its Subsidiaries has received any written notification of any pending, commenced or, to the Knowledge of Company, threatened Action relating to: (i) allegations or investigations of potential or actual non-compliance with any Health Care Laws; (ii) withdrawal of any authorization to market, investigate, or research a Product; (iii) enjoinment of manufacture or distribution of any Product; or (iv) a change to the labeling or classification of any Product.

(c)

Except as would not reasonably be expected to have a Company Material Adverse Effect, (i) the Company and each of its Subsidiaries holds all material Permits required by the Health Care Laws for the conduct of their business as currently conducted, including, but not limited to, pre-market notifications (“510(k)’s”) and pre-market approval applications (“PMA’s”) required by the federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.) (collectively, the “Health Care Permits”); and (ii) all such Health Care Permits are and have since December 5, 2014, been in full force and effect. Since December 5, 2014, neither the Company nor any of its Subsidiaries has received any written information from any Healthcare Regulatory Authority, which would reasonably be expected to lead to the denial by the Health Care Authority of any planned or pending Health Care Permit.

(d)

All material reports, documents, claims and notices required to be filed, maintained, or furnished to any Healthcare Regulatory Authority have been so filed, maintained or furnished and, to the Knowledge of Company, were complete and correct in all material respects on the date filed (or were corrected in or supplemented by a subsequent filing).

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(e)

Since December 5, 2014, the Company and its Subsidiaries have not voluntarily or involuntarily initiated, conducted or issued, or caused to be initiated, conducted or issued a Recall. To the Knowledge of Company, there are no facts which are reasonably likely to necessitate a Recall. To the Knowledge of Company, the Company and its Subsidiaries have not introduced any Products into the market that were adulterated or misbranded, or have engaged in conduct that is reasonably likely to result in any Products becoming adulterated or misbranded after introduction into the market.

(f)

To the Knowledge of Company, all clinical and non-clinical research and investigations since December 5, 2014 conducted by or on behalf of or sponsored by the Company or its Subsidiaries have been, and, if still pending, are being conducted in all material respects in accordance with all applicable Health Care Laws. Since December 5, 2014, no investigational Product application filed by or on behalf of the Company or its Subsidiaries with any Healthcare Regulatory Authority has been terminated or suspended, and no Healthcare Regulatory Authority has commenced, or, to the knowledge of the Company, threatened to initiate any action to place a clinical hold order on, or otherwise terminate, delay, or suspend any clinical investigation conducted or proposed to be conducted by or on behalf of the Company or its Subsidiaries.

(g)

Neither the Company nor any of its Subsidiaries have, since December 5, 2014 received any FDA Form 483, notice of adverse finding, warning or untitled letter, or other communication from a Healthcare Regulatory Authority alleging noncompliance with Health Care Laws, except for such matters that, individually or in the aggregate, would not have a Company Material Adverse Effect.

(h)

Neither the Company nor any of its Subsidiaries, nor any submissions to Healthcare Regulatory Authorities with respect to its or their Products, is the subject of any pending or, to the Knowledge of Company, threatened investigation related to noncompliance with Fraud Policies. None of the Company or its Subsidiaries, nor, to the knowledge of the Company, any of their respective officers, employees or independent contractors has been convicted of any crime that would result in a debarment or exclusion under 21 U.S.C. § 335a or any other Health Care Laws.

(i)

Neither the Company nor any of its Subsidiaries are a party to any corporate integrity agreements, non-prosecution agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any Governmental Authority. To the Knowledge of Company, no Person has filed or has threatened to file against any of the Company or any of its Subsidiaries, any claim or Action or proceeding under any federal or state whistleblower statute or equivalent law in the applicable jurisdiction, including without limitation, under the False Claims Act, 31 U.S.C. §§ 3729-3733.

(j)

Since December 5, 2014, neither the Company nor any of its Subsidiaries has received notice of, and there is no pending or threatened, proceeding with respect to any alleged “breach” (as such term is defined under HIPAA) or any other violation of HIPAA by any of the Companies or their respective “workforce” (as such term is defined under HIPAA), except as would not reasonably be expected to have a material adverse effect on the Company.

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Section 4.7.

SEC Filings; Financial Statements.

(a)

Company SEC Filings. The Company has timely filed or furnished all forms, reports, certifications, statements and other documents required to be filed or furnished by it under the Securities Act or the Exchange Act, as the case may be, since December 5, 2014 (collectively, including all exhibits and schedules thereto and documents incorporated by reference therein, together with any documents so filed or furnished during such period on a voluntary basis, in each case as may have been amended, the “Company SEC Filings”). Each Company SEC Filing, including all Company SEC Filings filed after the date of this Agreement, (i) at the time they were filed, complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and (ii) did not, at the time it was filed (or, if amended prior to the date of this Agreement, at the time of such amendment), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Company Subsidiary is subject to the periodic reporting requirements of the Exchange Act. The Company has made available to Parent true, correct and complete copies of all material correspondence between the SEC, on the one hand, and the Company and any of the Company Subsidiaries, on the other hand, occurring since December 5, 2014 and prior to the date of this Agreement. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the Company SEC Filings. To the Knowledge of the Company, as of the date of this Agreement, none of the Company SEC Filings is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation.

(b)

Financial Statements. Each of the consolidated financial statements (including, in each case, any notes and schedules thereto) contained in or incorporated by reference into the Company SEC Filings, and including all Company SEC Filings filed after the date of this Agreement (collectively, the “Company Financial Statements”), was prepared in accordance with GAAP applied (except as may be indicated in the notes thereto and, in the case of unaudited quarterly financial statements filed on Form 10-Q, as permitted by Form 10-Q under the Exchange Act) on a consistent basis during the periods indicated (except as may be indicated in the notes thereto), and each presented fairly, in all material respects, the consolidated financial position of the Company as of the respective dates thereof and the consolidated results of operations and cash flows of the Company for the respective periods indicated therein (subject, in the case of unaudited statements, to normal adjustments which, individually or in the aggregate, would not be material to the Company and the Company Subsidiaries, taken as a whole). The books and records of the Company and the Company Subsidiaries have been maintained in all material respects in accordance with GAAP and all other applicable Laws and reflect only actual transactions. Deloitte & Touche, LLP has not resigned or been dismissed (and the Company’s former auditor, Ernst & Young LLP, did not resign and was not dismissed) as independent public accountants of the Company as a result of or in connection with any disagreements with the Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. There are no unconsolidated Subsidiaries of the Company or any off-balance sheet arrangements of the type required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated by the SEC.

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(c)

Internal Controls.

(i)

The Company and the Company Subsidiaries have established and maintained a system of internal control over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act). Such internal controls are effective in providing reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of Company Financial Statements for external purposes in accordance with GAAP, including policies and procedures that (I) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and the Company Subsidiaries, (II) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the Company and the Company Subsidiaries are being made only in accordance with appropriate authorizations of the Company’s management and the Company Board and (III) provide assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and the Company Subsidiaries. Since December 5, 2014, the Company’s principal executive officer and its principal financial officer have disclosed to the Company’s auditors and the audit committee of the Company Board (A) all known significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any known fraud, whether or not material, that involves management or other employees who have a role in the preparation of the Company’s financial statements or internal controls and the Company has made available to Parent copies of any material written materials relating to each of the foregoing. The Company has made available to Parent all such disclosures made by management to the Company’s auditors and audit committee since December 5, 2014.

(ii)

The Company has established and maintains “disclosure controls and procedures” and “internal control over financial reporting” (as such terms are defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act). The Company’s disclosure controls and procedures are designed to ensure that all (I) material information relating to the Company required to be included in reports and other documents filed or furnished pursuant to the Exchange Act, including its consolidated subsidiaries, is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and (II) such material information is accumulated and communicated to the Company’s principal executive officer and its principal financial officer by others within the Company and the Company Subsidiaries, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, and such disclosure controls and procedures are effective in timely alerting the Company’s principal executive officer and its principal financial officer to material information required to be included in the Company’s periodic reports required under the Exchange Act to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The Company’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended January 2, 2016, and such assessment concluded that such system was effective. Since December 5, 2014, the principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act. Neither the Company nor its principal executive officer or principal financial officer has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.

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(iii)

The records, systems, controls, data and information of Company and Company Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or Company Subsidiaries or their accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not have a material adverse effect on the Company’s system of internal accounting controls.

(iv)

Neither the Company nor any Company Subsidiary has made any prohibited loans to any executive officer of the Company (as defined in Rule 3b-7 under the Exchange Act) or director of the Company or any Company Subsidiary. There are no outstanding loans or other extensions of credit made by the Company or any of the Company Subsidiaries to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company.

(d)

Indebtedness. Section 4.7(d) of the Company Disclosure Letter contains a true, correct and complete list of each item of Indebtedness of the Company and the Company Subsidiaries in an amount in excess of $100,000 as of the date of this Agreement, other than Indebtedness reflected in the consolidated balance sheet for the year ended January 2, 2016 of the Company and its consolidated Subsidiaries in the Company SEC filings or otherwise included in the Company SEC Filings.

Section 4.8.

No Undisclosed Liabilities. None of the Company or any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be reflected or reserved against on a balance sheet (or the notes thereto), except for liabilities or obligations (i) that were incurred after January 2, 2016 in the ordinary course of business consistent with past practice, (ii) that were set forth in the Company’s consolidated balance sheet (or in the notes thereto) for the year ended January 2, 2016 included in the Company Financial Statements in the Company SEC Filings prior to the date of this Agreement, (iii) under Contracts in effect as of the date hereof, true complete and correct copies of which have been provided to Parent prior to the date hereof (other than liabilities or obligations that arise from or otherwise relate to any breach of or default under such Contracts) and (iv) that would not have, individually or in the aggregate, a Company Material Adverse Effect.

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Section 4.9.

Absence of Certain Changes or Events. Since January 2, 2016, (a) the Company and the Company Subsidiaries have conducted their respective businesses in the ordinary course of business consistent with past practice in all material respects, except for the negotiation, execution, delivery and performance of this Agreement, and (b) there has not been any Company Material Adverse Effect.

Section 4.10.

Company Plans; Employees and Employment Practices.

(a)

Section 4.10(a) of the Company Disclosure Letter sets forth a list of all material Company Plans. For purposes of this Agreement, “Company Plans” means all “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), whether or not subject to ERISA, all medical, dental, life insurance, equity (including the Company Stock Plan), bonus or other incentive compensation, disability, salary continuation, severance, retention, retirement, pension, deferred compensation, welfare, material fringe benefit, accident, vacation, sick pay or paid time off plans, policies, programs, Contracts, agreements or arrangements, and any other material compensation or benefit plans, programs, or agreements (whether written or unwritten) that are established, maintained, sponsored or contributed to (or required to be contributed to) by the Company or any Company Subsidiary for the benefit of any employee, officer, director, or other service provider of the Company or any Company Subsidiary (whether current, former or retired) or their beneficiaries or under or with respect to which the Company or any Company Subsidiary has any liability or obligation (in each case, other than any plan or program sponsored by or to which contributions are mandated by any Governmental Authority (a “Governmental Plan”)).

(b)

The Company has made available to Parent, to the extent applicable: (i) copies of all plan documents setting forth the terms of each material Company Plan, including all amendments thereto and all related trust documents, (ii) the most recent annual report (Form Series 5500), if any, required under ERISA or the Code in connection with each material Company Plan, (iii) the most recent actuarial reports, if any, for all material Company Plans, (iv) the most recent summary plan description and all summaries of material modifications thereto with respect to each material Company Plan, and (v) the most recent Internal Revenue Service (“IRS”) determination or opinion letter issued with respect to each Company Plan intended to be qualified under Section 401(a) of the Code.

(c)

None of the Company, any Company Subsidiary, or any entity that would at the relevant time be deemed a “single employer” with the Company under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA has since December 5, 2014 (i) maintained any plan that is or was subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA, or (ii) contributed to any “multiemployer plan” (within the meaning of Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code).

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(d)

Each Company Plan intended to qualify under Section 401(a) of the Code has received a determination or opinion letter from the IRS upon which it may rely regarding its qualified status under the Code and, to the Knowledge of the Company, nothing has occurred, whether by action or by failure to act, that could reasonably be expected to adversely affect the qualified status of such Company Plan.

(e)

Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, no Action has been instituted or, to the Knowledge of the Company, has been threatened with respect to any of the Company Plans (other than routine claims for benefits and appeals of such claims), and, to the Knowledge of the Company, there is no fact or circumstance that could reasonably be expected to give rise to any such Action. Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, each Company Plan has been established, maintained and administered in all respects in accordance with its terms and applicable Law, including ERISA and the Code.

(f)

Except as set forth in Section 4.10 of the Company Disclosure Letter, no Company Plan provides, and neither the Company nor any Company Subsidiary has any obligation to provide, post-retirement or post-termination health or welfare benefits to any current or former employee of the Company or any Company Subsidiary, except as required under Section 4980B of the Code, Part 6 of Subtitle B of Title I of ERISA, any similar state Law or any other applicable Law.

(g)

Neither the execution or delivery of this Agreement, nor the consummation of the transactions contemplated hereby, either alone or in combination with another event, including a termination of employment or service of any employee, officer, director or other service provider of the Company or any Company Subsidiary or their beneficiaries, will (i) result in severance or termination pay or any other material payment of compensation or benefits under any Company Plan, (ii) accelerate the time of funding, payment or vesting or increase the amount of compensation or benefits due under any Company Plan, or (iii) result in any payment or benefit that would constitute an “excess parachute payment” under Section 280G of the Code, except, in each case, as set forth in Section 4.10 of the Company Disclosure Letter. The Company and the Company Subsidiaries have no obligation to “gross up” any tax incurred by any Person pursuant to Section 409A, 457A or 4999 of the Code.

Section 4.11.

Labor and Employment Matters. Neither the Company nor any Company Subsidiary is a party to or bound by any collective bargaining agreement or similar agreement with any trade union, works council or other labor organization. No strike, slowdown, picketing, work stoppage, or other similar labor activity has occurred or, to the Knowledge of the Company, been threatened with respect to any employee of the Company or any Company Subsidiary, and there are no labor disputes currently subject to any grievance procedure, arbitration or litigation nor has there been since December 5, 2014, and there is no representation petition pending, or, to the Knowledge of the Company, threatened with respect to any employee of the Company or any Company Subsidiaries. Neither the Company nor any Company Subsidiary is currently engaged in any unfair labor practices within the meaning of the National Labor Relations Act, except for matters that, individually or in the aggregate, would not have a Company Material Adverse Effect. Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, the Company and the Company Subsidiaries are and have been in compliance with all applicable Laws relating to employment and employment practices, workers’ compensation, terms and conditions of employment, worker safety, wages and hours, civil rights, equal employment, immigration, and collective bargaining.

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Section 4.12.

Customers; Suppliers. Section 4.12 of the Company Disclosure Letter sets forth a true, complete and accurate list of (a) the Company’s top ten (10) end-user customers measured by aggregate billings by the Company during the Company’s most recently completed fiscal year (“Top Customers”) and (b) the ten (10) largest suppliers to the Company measured by aggregate billings to the Company during the Company’s most recently completed fiscal year (“Top Suppliers”). None of the Top Customers or Top Suppliers has canceled or terminated their respective Contracts with the Company or notified the Company in writing of any intention to terminate such Contracts, cease to do business with the Company or materially decrease the rate of, or materially and adversely change the terms with respect to, buying products and/or services from, or supplying materials, products or services to, the Company. Neither the Company nor any of the Company Subsidiaries is involved in any material dispute with any such Top Customer or Top Supplier or has been notified by or has notified any such Top Customer or Top Supplier, in writing, of any breach or violation of any contract or agreement with any such Top Customer or Top Supplier.

Section 4.13.

Product Warranties. All Products have been in conformity with all applicable contractual commitments and applicable Laws and all express and implied warranties, and the Company has no liability (and, to the Knowledge of the Company, there is no reasonable basis for any present or future Action against the Company giving rise to any such liability) for replacement thereof or other damages in connection therewith in excess of any warranty reserve specifically established with respect thereto and included on the face of the Company Financial Statements, except in each case as would not, individually or in the aggregate, be material to the operations of the business of the Company and the Company Subsidiaries. The Company has not been notified in writing of any claims for any extraordinary product returns, warranty obligations or product services relating to any Products.

Section 4.14.

Contracts.

(a)

Except as disclosed in Section 4.10, this Section 4.14(a) or Section 4.20(b) of the Company Disclosure Letter, as of the date of this Agreement, neither the Company nor any Company Subsidiary is a party to or bound by any Contract which:

(i)

is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC) or would be required to be disclosed by the Company on a Current Report on Form 8-K;

(ii)

relates to a joint venture, partnership, limited liability or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership, limited liability company or joint venture involving the Company or any of the Company Subsidiaries;

(iii)

relates to any indenture, credit agreement, loan agreement, security agreement, guarantee, note, mortgage or other Contract relating to Indebtedness (in either case, whether incurred, assumed, guaranteed or secured by any asset) (other than solely among the Company and Company Subsidiaries);

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(iv)

requires or is reasonably likely to require either (A) annual payments from Third Parties to the Company and the Company Subsidiaries of at least $100,000 in the aggregate or (B) annual payments from the Company and Company Subsidiaries to Third Parties of at least $100,000 in the aggregate;

(v)

relates to any acquisition or divestiture by the Company or the Company Subsidiaries or pursuant to which the Company or any of the Company Subsidiaries has continuing indemnification, “earn-out” or other contingent payment or guarantee obligations, in each case, that could result in payments in excess of $100,000;

(vi)

is with any directors, executive officers (as such term is defined in the Exchange Act) or 5% stockholders of the Company or any of their Affiliates (other than the Company or any Company Subsidiary) or immediate family members;

(vii)

requires the consent of the other party upon a change in control of the Company or which provides for payments by the Company (that are conditioned, in whole or in part, on a change in control of the Company);

(viii)

grants any license or other rights with respect to Intellectual Property, including any royalty agreements, co-existence agreements, covenants not to sue and licenses (including all inbound and outbound licenses) to which the Company or any of its Subsidiaries is a party (excluding licenses granted to customers in the ordinary course of business and licenses for generally commercially available “off-the-shelf” software);

(ix)

provides for indemnification by the Company or any of the Company Subsidiaries of any Person, except for any such Contract that is (A) not material to the Company or any of the Company Subsidiaries and (B) entered into in the ordinary course of business;

(x)

is a collective bargaining agreement or other Contract with any union, works council or other labor organization;

(xi)

contains any covenant or other provision (A) limiting the right of the Company or any of the Company Subsidiaries to engage in any material line of business or to compete with any Person in any line of business that is material to the Company; (B) prohibiting the Company or any of the Company Subsidiaries from engaging in any business with any Person or levying a fine, charge or other payment for doing so; or (C) containing and limiting the right of the Company or any of the Company Subsidiaries pursuant to any “most favored nation,” “exclusivity” or similar provisions;

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(xii)

involves the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets or capital stock or other equity interests for aggregate consideration (in one or a series of transactions) under such Contract of $100,000 or more (other than acquisitions or dispositions of inventory in the ordinary course of business consistent with past practice);

(xiii)

is a settlement or similar Agreement that imposes material obligations on the Company or any of its Subsidiaries after the date of this Agreement;

(xiv)

obligates the Company or any of its Subsidiaries to make any capital commitment, loan or expenditure in an amount in excess of $100,000;

(xv)

is not entered into in the ordinary course of business between the Company or any of the Company Subsidiaries, on the one hand, and any Affiliate thereof other than any Company Subsidiary; or

(xvi)

is with any Governmental Entity.

Each Contract of the type described in this Section 4.14(a), whether or not disclosed in Section 4.10, Section 4.14(a) or Section 4.20(b) of the Company Disclosure Letter, is referred to herein as a “Company Material Contract.”

(b)

(i) Each Company Material Contract is a legal, valid and binding obligation of the Company or a Company Subsidiary, as applicable, in full force and effect and enforceable against the Company or a Company Subsidiary in accordance with its terms, subject to the Bankruptcy and Equity Exception, except for such failures to be in full force and effect that, individually or in the aggregate, would not have a Company Material Adverse Effect, (ii) to the Knowledge of the Company, each Company Material Contract is a legal, valid and binding obligation of the counterparty thereto, in full force and effect and enforceable against such counterparty in accordance with its terms, (iii) neither the Company nor any Company Subsidiary nor, to the Knowledge of the Company, counterparty to any Company Material Contract, is or is alleged to be in material breach or violation of, or material default under, any Company Material Contract, (iv) neither the Company nor any Company Subsidiary has received any claim of material default under any Company Material Contract, (v) to the Knowledge of the Company, no event has occurred which would result in a breach or violation of, or a default under, any Company Material Contract (in each case, with or without notice or lapse of time or both) and (vi) the Company has not received any notice from any other party to any Company Material Contract, and otherwise has no Knowledge that such Third Party intends to terminate, or not renew any Company Material Contract, or is seeking the renegotiation thereof in any material respect or substitute performance thereunder in any material respect.

Section 4.15.

Litigation. Except as disclosed in Section 4.15 of the Company Disclosure Letter, there is no material legal, administrative, arbitral, litigation or other suit, claim, action, inquiry, audit, mediation, proceeding or investigation of any nature (each, an “Action”) pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary or any present or former officer or director of the Company or any Company Subsidiary in such individual’s capacity as such, nor has there been since December 5, 2014. None of the Company or any of the Company Subsidiaries is, or since December 5, 2014 has been, subject to or bound by any material outstanding Order, writ, decree, or injunction.

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Section 4.16.

Environmental Matters. (i) The Company and each Company Subsidiary are, and since December 5, 2014 have been, in compliance in all material respects with all Environmental Laws, including with respect to all Permits required pursuant to Environmental Laws for the occupation of the Leased Real Property and the operation of the business of the Company and each Company Subsidiary and (ii) neither the Company nor any Company Subsidiary has (A) manufactured, distributed, used, treated, stored, released, disposed of, arranged for the disposal of, transported, handled, released, or exposed any Person to, any Hazardous Material, or (B) owned or operated any facility or property contaminated by any Hazardous Material, in either case of (A) or (B) so as to give rise to any material liabilities (contingent or otherwise) pursuant to any Environmental Law. Neither the Company nor any Company Subsidiary has assumed, undertaken, become subject to, or provided an indemnity with respect to any material liability of any other Person relating to Environmental Laws. Neither the Company nor any Company Subsidiary has received any material written claim or notice relating to any investigation pursuant to any Environmental Law or alleging that the Company or any Company Subsidiary is in material violation of, or has any material liability under, any Environmental Law. True, correct and complete copies of all environmental reports, assessments and audits, and all other material documents bearing on environmental, health or safety liabilities, in the possession or control (and relating to the business) of the Company or any Company Subsidiary, have been made available to Parent.

Section 4.17.

Intellectual Property.

(a)

Section 4.17(a) of the Company Disclosure Letter sets forth a true, correct and complete list of all (i) issued patents and pending patent applications, (ii) trademark and service mark registrations and applications for registration thereof, (iii) copyright registrations and applications for registration thereof, and (iv) internet domain name registrations, in each case, that are owned by the Company or a Company Subsidiary (the “Company Registered Intellectual Property”).

(b)

To the Knowledge of the Company, the Company Registered Intellectual Property is valid and enforceable. No material Company Intellectual Property is subject to any Action or outstanding Order restricting in any manner the use, transfer or licensing thereof.

(c)

The Company or a Company Subsidiary is the sole and exclusive owner, free and clear of any Encumbrances (except for Permitted Encumbrances), of the Company Registered Intellectual Property. Neither the Company nor any of the Company Subsidiaries has transferred ownership to any third Person of, or granted any exclusive license to any third Person with respect to, any Intellectual Property owned by the Company or any of its Subsidiaries as currently operated.

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(d)

There are no claims pending or, to the Knowledge of the Company, threatened in writing challenging the ownership, scope, validity, or use by the Company or any of the Company Subsidiaries of any material Intellectual Property owned by the Company or any Company Subsidiaries. Since December 5, 2014 there have been no (i) claims or indemnification requests made or, to the Knowledge of the Company, threatened or asserting in writing that the Company or any Company Subsidiary is infringing or misappropriating any Intellectual Property right of any Person, or (ii) written requests that the Company or any of its Subsidiaries consider taking a license under any patents.

(e)

To the Knowledge of Company, the conduct of the business of the Company and the Company Subsidiaries as currently conducted does not infringe or misappropriate and, since December 5, 2014, has not infringed or misappropriated the Intellectual Property of any Person.

(f)

Except as set forth in Section 4.17(f) of the Company Disclosure Letter, since December 5, 2014, (i) neither the Company nor any of the Company Subsidiaries has provided any Person with written notice claiming that such Person is infringing, misappropriating or otherwise violating any Intellectual Property owned by the Company or any of its Subsidiaries and (ii) to the Knowledge of Company, no Person is infringing or misappropriating Intellectual Property owned by the Company or any Company Subsidiary in any material manner.

(g)

Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, the Company and the Company Subsidiaries have maintained commercially reasonable practices to protect the Company’s and the Company Subsidiary’s material confidential information and trade secrets, and except as disclosed on Section 4.17(g) of the Company Disclosure Letter, have required all Persons with access to material confidential information trade secrets to execute a Contract requiring them to maintain the confidentiality of such information. All current and former employees, consultants and contractors of the Company or any of its Subsidiaries hired or retained since December 5, 2014 who have contributed to the development of Intellectual Property that is being used in the conduct of the Company’s or any of its Subsidiaries’ businesses have executed and delivered proprietary information, confidentiality and assignment agreements substantially in the Company’s standard forms.

(h)

Notwithstanding anything in this Agreement to the contrary, the representations and warranties contained in this Section 4.17 are the only representations and warranties being made by the Company in this Agreement with respect to the validity of, the right to register, or any activity that constitutes, or otherwise relates to, infringement, misappropriation or other violation of, Intellectual Property.

Section 4.18.

Taxes.

(a)

All U.S. federal, state, and local income Tax Return and all other material Tax Returns required to be filed by or with respect to the Company or any Company Subsidiary for all taxable periods ending on or before the date of this Agreement have been timely filed in accordance with applicable Law (taking into account any extension of time within which to file). All such Tax Returns are true, correct, and complete in all material respects.

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(b)

All income and other material Taxes of the Company and each Company Subsidiary due and payable have been timely paid (taking into account extensions of time to file), other than any amount which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the Company Financial Statements in accordance with GAAP.

(c)

No deficiencies for material Taxes have been proposed or assessed in writing against the Company or any Company Subsidiary by any Governmental Authority, and neither the Company nor any Company Subsidiary has received any written notice of any claim, proposal or assessment against the Company or any Company Subsidiary for any such deficiency for material Taxes, in each case that remain outstanding. As of the date of this Agreement, there is no pending or, to the Knowledge of the Company, threatened audit, judicial proceeding or other examination against or with respect to the Company or any Company Subsidiary with respect to any Taxes. There is no outstanding closing agreement, ruling request or request to consent to change a method of accounting with any Governmental Authority with respect to material Taxes of the Company or any Company Subsidiary, and no Governmental Authority has proposed in writing any material adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or non-U.S. law by reason of a change in accounting method initiated by either the Company or any Company Subsidiary (as applicable). Neither the Company nor any Company Subsidiary has waived any statute of limitations in respect of material Taxes or agreed to any extension of time with respect to the assessment or collection of any material Taxes (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business or waivers or extensions that are no longer in effect).

(d)

The Company and each Company Subsidiary has duly and timely withheld and paid to the appropriate Governmental Authority all material Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(e)

There are no Encumbrances upon any property or assets of the Company or any Company Subsidiary for Taxes, except for Permitted Encumbrances.

(f)

Neither the Company nor any Company Subsidiary has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock that was intended or purported to qualify for tax-free treatment under Section 355 of the Code since December 5, 2014.

(g)

Except as set forth in Section 4.18 of the Company Disclosure Letter, neither the Company nor any Company Subsidiary (i) is or has ever been a member of an affiliated, consolidated, combined, unitary or other group for Tax purposes (other than a group the common parent of which is the Company) (including an affiliated group filing a consolidated federal income Tax Return under Code Section 1501), (ii) has any liability for Taxes of any person (other than the Company or Company Subsidiaries) arising from the application of Treasury Regulation section 1.1502-6 or any analogous provision of state, local or non-U.S. law, or as a transferee or successor, by contract, pursuant to any transaction or series of transactions, or otherwise, or (iii) is, or ever has been, a party to any agreement for the sharing, indemnification, or allocation of Taxes (other than agreements among the Company and any Company Subsidiary and other than agreements the primary purpose of which do not relate to Taxes) or similar contract or arrangement that obligates it to make any material payment computed by reference to the Taxes, taxable income or taxable losses of any other person.

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(h)

Neither the Company nor any Company Subsidiary has engaged in any “listed transaction” within the meaning of Section 6011 of the Code (including the Treasury Regulations promulgated thereunder).

(i)

As of the date hereof, to the Knowledge of the Company, the Company has not undergone an “ownership change” within the meaning of Section 382 of the Code since December 5, 2014.

(j)

Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement (including this Section 4.18) shall be construed as providing a representation or warranty with respect to the existence, amount, expiration date or limitations on (or availability of) any Tax attribute (including methods of accounting) of the Company or any of the Company Subsidiaries.

Section 4.19.

Insurance. The Company has made available to Parent and Merger Sub a true, correct and complete list of all material insurance policies (including information on the premiums payable in connection therewith and the scope and amount of the coverage and deductibles provided thereunder) maintained by the Company or any Company Subsidiary which policies have been issued by insurers, which are reputable and financially sound and provide coverage for the operations conducted by the Company and the Company Subsidiaries of a scope and coverage consistent with customary industry practice or as required by Law. To the Knowledge of the Company, (a) all insurance policies maintained by the Company and the Company Subsidiaries are in full force and effect (and were in full force and effect during the periods of time such insurance policies were purported to be in effect) and all premiums due and payable thereon have been paid; and (b) neither the Company nor any Company Subsidiary is in material breach or default of any of the insurance policies, and neither the Company nor any Company Subsidiary has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default or permit termination or modification of any of the insurance policies. The Company has not received any written notice of termination or cancellation or denial of coverage with respect to any insurance policy maintained by the Company or any Company Subsidiary.

Section 4.20.

Real Estate.

(a)

The Company does not own any Owned Real Property.

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(b)

Section 4.20(b) of the Company Disclosure Letter sets forth the address of each Leased Real Property, and a true, correct and complete list of all Leases (including all amendments, extensions, renewals, guaranties and other agreements with respect thereto) for each such Leased Real Property (including the date and name of the parties to such Lease). The Company has made available to Parent a true, correct and complete copy of each such Lease (including all amendments, extensions, renewals, guaranties and other agreements with respect thereto), and in the case of any oral Lease, a written summary of the material terms of such Lease. Each Lease is legal, valid, binding, enforceable and in full force and effect. Except for matters that, individually or in the aggregate, would not have a Company Material Adverse Effect or materially and adversely affect the current use by the Company or the Company Subsidiaries of the Leased Real Property, with respect to each of the Leases: (i) the Company’s or a Company Subsidiary’s possession and quiet enjoyment of the Leased Real Property under such Lease has not been disturbed and there are no disputes with respect to such Lease, (ii) neither the Company nor any Company Subsidiary nor, to the Knowledge of the Company, any other party to the Lease is in breach or default under such Lease, and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Lease, (iii) no security deposit or portion thereof deposited with respect to such Lease has been applied in respect of a breach or default under such Lease which has not been redeposited in full, (iv) neither the Company nor any Company Subsidiary owes, or will owe in the future, any brokerage commissions or finder’s fees with respect to such Lease, (v) neither the Company nor any Company Subsidiary has subleased, licensed or otherwise granted any Person the right to use or occupy such Leased Real Property or any portion thereof, (vi) neither the Company nor any Company Subsidiary has collaterally assigned or granted any other security interest in such Lease or any interest therein, and (vii) there are no Encumbrances on the estate or interest created by such Lease. With respect to each Lease, the other party to such Lease is not an Affiliate of the Company or any Company Subsidiary.

(c)

The Leased Real Property identified in Section 4.20(b) of the Company Disclosure Letter comprises all of the real property used in the business of the Company and the Company Subsidiaries.

(d)

Except for matters that, individually or in the aggregate, would not have a Company Material Adverse Effect, (i) all buildings, structures, improvements, fixtures, building systems and equipment, and all components thereof, included in the Leased Real Property (the “Improvements”) are in good condition and repair and sufficient for the operation of the business of the Company and the Company Subsidiaries, (ii) there are no structural deficiencies or latent defects affecting any of the Improvements, and (iii) there are no facts or conditions affecting any of the Improvements which would interfere with the use or occupancy of the Improvements or any portion thereof in the operation of the business of the Company and the Company Subsidiaries.

Section 4.21.

Affiliate Transactions. Except for compensation or employment arrangements in the ordinary course of business, there are no transactions, or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions, or series of related transactions, that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act.

Section 4.22.

Anti-Takeover Provisions.

(a)

The Company Board has taken all necessary action so that the restrictions of Section 203 of the DGCL and any other takeover, anti-takeover, moratorium, “fair price”, “business combination”, “control share”, “interested stockholder”, or other similar Law enacted under any Law applicable to the Company and any restrictive provision in the Company Certificate, the Company Bylaws or comparable organizational documents of any Company Subsidiary (each, a “Takeover Provision”) do not, and will not, apply to this Agreement, the Merger or the other transactions contemplated hereby and thereby.

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(b)

The Company does not have any stockholder rights plan in effect.

Section 4.23.

Brokers. Other than the Company Financial Advisor (the fees and expenses of such Company Financial Advisor will be paid by the Company), no broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any Company Subsidiary. The Company has made available to Parent a true, correct and complete copy of the engagement letter of the Company Financial Advisor.

Section 4.24.

Financing Commitments. As of the date hereof, the Company has received fully executed copies of the Financing Commitments and has reviewed the terms thereof.

Section 4.25.

Data Security and Privacy. Except as would not be material to the operations of the business of the Company and its Subsidiaries, taken as a whole, the Company and each of the Company Subsidiaries (i) maintains policies and procedures regarding the security, privacy, transfer and use of personally identifiable information collected by the Company and each of the Company Subsidiaries that are commercially reasonable; and (ii) is in material compliance with all such policies and other applicable laws, rules, regulations pertaining to data privacy and data security.

Section 4.26.

No Other Representations or Warranties. Except for the representations and warranties contained in Article IV, neither the Company nor any other Person on behalf of the Company makes any express or implied representation or warranty with respect to the Company or with respect to any other information provided to Parent or Merger Sub in connection with the transactions contemplated hereby.

Article V
Representations and Warranties of Parent and Merger Sub

Except as disclosed in the Parent Disclosure Letter, Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

Section 5.1.

Organization and Qualification. Each of Parent and Merger Sub is a legal entity, duly organized, validly existing and in good standing under the Laws of the State of Delaware. Each of Parent and Merger Sub has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except as would not, individually or in the aggregate, prevent or materially delay the ability of Parent and Merger Sub to consummate the Merger. Each of Parent and Merger Sub is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification, licensing or good standing necessary, except as would not, individually or in the aggregate, prevent or materially delay the ability of Parent and Merger Sub to consummate the Merger.

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Section 5.2.

Authority. Each of Parent and Merger Sub has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger. The execution and delivery of this Agreement by each of Parent and Merger Sub and the consummation by Parent and Merger Sub of the Merger have been duly and validly authorized by all necessary action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub and no vote of the holders of Parent’s or Merger Sub’s Equity Interests is necessary to authorize this Agreement or to consummate the Merger, other than the adoption of this Agreement by Parent in its capacity as sole stockholder of Merger Sub, which adoption Parent shall effect promptly following the execution and delivery of this Agreement. This Agreement has been duly authorized and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement is a valid and binding obligation of the Company and the other Parties, this Agreement constitutes a legal, valid and binding obligation of Parent and Merger Sub, enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception.

Section 5.3.

No Conflict; Required Filings and Consents.

(a)

The execution and delivery by Parent and Merger Sub of this Agreement do not, and the performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Merger will not, (i) conflict with or violate any provision of the organizational documents of Parent or Merger Sub, (ii) assuming that all consents, approvals and authorizations described in Section 5.3(b) will have been obtained prior to the Effective Time and all filings and notifications described in Section 5.3(b) will have been made and any waiting periods thereunder will have terminated or expired prior to the Effective Time, conflict with or violate any Law applicable to Parent or Merger Sub or by which any property or asset of Parent or Merger Sub is bound or affected or (iii) result in any breach of, any loss of any benefit under, constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any property or asset of Parent or Merger Sub pursuant to, any Contract.

(b)

The execution and delivery by Parent and Merger Sub of this Agreement do not, and the performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Merger will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority or other Person, except (i) for any consent, approval, authorization, filing or notification required under the Exchange Act, any applicable Blue Sky Laws, the rules and regulations of NASDAQ or the Antitrust Consents, (ii) for the filing and recordation of the Certificate of Merger as required by the DGCL and (iii) any actions or filings the absence of which would not prevent or materially delay the ability of Parent and Merger Sub to consummate the Merger.

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Section 5.4.

Litigation. As of the date of this Agreement, there is no material Action pending or, to the Knowledge of Parent, threatened against Parent or Merger Sub which seeks to, or would reasonably be expected to, prevent or materially delay the ability of Parent and Merger Sub to consummate the Merger.

Section 5.5.

Ownership of Merger Sub; No Prior Activities. Parent owns 100% of the issued and outstanding Equity Interests of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. Except for obligations or liabilities incurred in connection with its formation and the transactions contemplated by this Agreement and related activities, including with respect to the financing thereof, Merger Sub has not incurred any obligations or liabilities or engaged in any business activities.

Section 5.6.

Financing.

(a)

Each of Parent and Merger Sub affirms that it is not a condition to the Closing or to any of its other obligations under this Agreement that Parent or Merger Sub obtains debt financing for or related to any of the transactions contemplated hereby. Concurrently with the execution and delivery of this Agreement, Parent has received and accepted an executed commitment letter, dated as of the date of this Agreement (as amended, restated, modified, supplemented, replaced or extended from time to time after the date of this Agreement in compliance with Section 6.6, the “Debt Financing Commitments”), from Healthcare Financial Solutions, LLC, Pacific Western Bank and The Private Bank and Trust Company (collectively with any other additional lead arrangers, bookrunners, managers, arrangers, agents, co-agents or lenders who become party to the Debt Financing Commitments, the “Lenders”), pursuant to which the Lenders have agreed, subject to the terms and conditions thereof, to provide the debt amounts set forth therein. The debt financing committed pursuant to the Debt Financing Commitments is collectively referred to in this Agreement as the “Debt Financing.” Parent has delivered to the Company a true, complete and correct copy of the executed Debt Financing Commitments and copies of the fee letters related to the Debt Financing (with only fee amounts, pricing caps, market flex and other economic terms redacted) (as amended, restated, modified, supplemented, replaced or extended, the “Fee Letters”).

(b)

Parent has received and accepted an executed equity commitment letter, dated as of the date of this Agreement, and Parent has delivered to the Company a duly executed equity commitment letter, dated as of the date hereof (as may be amended, restated, modified, supplemented, replaced or extended in compliance with Section 6.6, including all exhibits, schedules and annexes to such letter, the “Equity Financing Commitments” and, together with the Debt Financing Commitments, the “Financing Commitments”) from RoundTable Healthcare Partners IV, L.P. and RoundTable Healthcare Investors IV, L.P. pursuant to which such parties have agreed, subject to the terms and conditions thereof, to invest in Merger Sub up to $140,300,000 in equity financing. The Equity Financing Commitments provide that the Company is a third-party beneficiary thereof and is entitled to enforce such agreement, in each case, subject to the terms and conditions thereof. The cash equity committed pursuant to the Equity Financing Commitments is referred to in this Agreement as the “Cash Equity.” Parent hereby represents and warrants that each of the representations and warranties of Parent set forth in the Equity Commitment Letter is true and correct in all respects.

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(c)

Except as expressly set forth in the copies of the Equity Financing Commitments, as of the date of this Agreement, there are no side letters or other Contracts related to the funding or investing as applicable, which expand the conditions precedent to the obligations of RoundTable Healthcare Partners IV, L.P. and RoundTable Healthcare Investors IV, L.P. to provide the Equity Financing and the Equity Financing Commitments contain all of the conditions precedent to the obligations of the parties thereunder to make the Equity Financing available to Parent on the terms therein and no portion of the Equity Financing is subject to any reduction, contingency or conditions other than those set forth in the Equity Financing Commitments. The Equity Financing Commitments have not been amended, supplemented or modified, and no provision thereof has been waived, prior to the date hereof, no such amendment, restatement, supplement, modification or waiver is contemplated or pending, and the commitments contained in the Equity Financing Commitments have not been withdrawn, terminated or rescinded in any respect, and no such withdrawal, termination or rescission is contemplated. Assuming satisfaction of the conditions set forth in Section 7.1 and Section 7.2, (i) Parent does not believe, as of the date of this Agreement, that it will be unable to satisfy on a timely basis all material conditions to be satisfied by it in the Equity Financing Commitments at the time it is required to consummate the Closing, and (ii) as of the date of this Agreement, neither RoundTable Healthcare Partners IV, L.P. nor RoundTable Healthcare Investors IV, L.P. has breached in any material respect any of its obligations under the Equity Financing Commitments.

(d)

Assuming satisfaction of the conditions set forth in Section 7.1 and Section 7.2, the Cash Equity, together with the cash and cash equivalents of the Company and the Company Subsidiaries, when funded in accordance with the Equity Financing Commitments, shall provide Parent and Merger Sub with cash proceeds on the Closing Date sufficient for the satisfaction of all of Parent’s and Merger Sub’s payment obligations under this Agreement and under the Equity Financing Commitments, including the payment of the Merger Consideration and any fees and expenses of or payable by Parent, Merger Sub or the Surviving Corporation in connection with the Merger and the Equity Financing (such amounts, collectively, the “Required Amount”), in each case at the Closing.

(e)

As of the date of this Agreement, the Equity Financing Commitments are binding obligations of Parent and each of the other parties thereto (except to the extent enforcement may be limited by the Bankruptcy and Equity Exception) and, as of the date of this Agreement, no event has occurred that, with or without notice, lapse of time, or both, would reasonably be expected to constitute a material default or breach on the part of Parent or the other parties thereto under the terms and conditions of the Equity Financing Commitments as of the date of this Agreement. Parent has paid in full any and all commitment fees or other fees required to be paid pursuant to the terms of the Equity Financing Commitments on or before the date of this Agreement. As of the date of this Agreement, (i) the Equity Financing Commitments have not been modified, amended or altered and (ii) the respective commitments under the Equity Financing Commitments have not been withdrawn or rescinded.

Section 5.7.

Brokers. No broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger based upon arrangements made by or on behalf of Parent or Merger Sub for which the Company could have any liability prior to Closing.

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Section 5.8.

Ownership of Company Common Stock. Neither Parent nor Merger Sub is, nor at any time during the last three (3) years has been, an “interested stockholder” of the Company as defined in Section 203 of the DGCL.

Article VI
Covenants

Section 6.1.

Conduct of Business by the Company Pending the Closing.

(a)

The Company agrees that, between the execution and delivery of this Agreement and the Effective Time, except as set forth in Section 6.1(a) of the Company Disclosure Letter, as otherwise required or expressly contemplated by this Agreement, as required by applicable Law or as consented to in writing by Parent, which consent shall not be unreasonably withheld, conditioned or delayed, the Company will, and will cause each Company Subsidiary to, (i) conduct its business in the ordinary course consistent with past practice and (ii) use its commercially reasonable efforts to keep available the services of the current officers and key employees of the Company and each Company Subsidiary and to preserve the current relationships of the Company and each Company Subsidiary with each of the customers, suppliers, distributors and other Persons with whom the Company or any Company Subsidiary has material business relations. Without limiting the foregoing, and as an extension thereof, except as set forth in Section 6.1(a) of the Company Disclosure Letter, as otherwise expressly contemplated by this Agreement, as required by applicable Law or as consented to in writing by Parent, which consent shall not be unreasonably withheld, conditioned or delayed, the Company shall not, and shall not permit any Company Subsidiary to, between the execution and delivery of this Agreement and the Effective Time, directly or indirectly, take any of the following actions:

(i)

amend or otherwise change the Company Certificate of Incorporation, the Company Bylaws or equivalent organizational documents of any Company Subsidiary;

(ii)

issue, deliver, sell, pledge, transfer, encumber, modify the terms of or otherwise dispose, or authorize, commit, propose or agree to the issuance, delivery, sale, pledge, transfer, encumbrance, modification of the terms of or disposition of, any shares of its capital stock or other Equity Interests, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of any class or series of its capital stock or other Equity Interests, including the issuance, sale or other transfer of any Equity Interests pursuant to or in settlement of any obligations under any Contract or other commercial arrangement (other than Company Common Stock issued upon the exercise in accordance with the terms of outstanding Company Stock-Based Awards disclosed to Parent and granted prior to the date of this Agreement);

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(iii)

declare, set aside, establish a record date for, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of its capital stock or other Equity Interests, or make any other actual, constructive or deemed distribution in respect of its capital stock or other Equity Interests (other than cash dividends paid by a wholly-owned domestic Company Subsidiary to the Company or to any other wholly-owned domestic Company Subsidiary), or enter into any agreement, understanding or arrangement with respect to the voting or registration of its capital stock or other Equity Interests;

(iv)

reclassify, combine, split, adjust, subdivide or redeem, purchase or otherwise acquire or offer to acquire, directly or indirectly, any of its capital stock or other securities, or securities convertible or exchangeable into or exercisable for any of its capital stock or other securities;

(v)

acquire (including by merger, consolidation, or acquisition of stock or assets) any interest in any Person or any division thereof or any assets thereof or enter into any joint venture, legal partnership (excluding, for the avoidance of doubt, strategic relationships, alliances, reseller agreements and similar commercial relationships) or similar arrangement with any Person, except for any purchases of inventory from suppliers in the ordinary course of business consistent with past practice pursuant to agreements existing as of the date of this Agreement (or that are subsequently entered into by the Company without breaching this Agreement);

(vi)

make any loans, advances or capital contributions to or investments in any Person (other than loans or advances by the Company to any direct or indirect wholly-owned Subsidiary of the Company) in excess of $50,000 in the aggregate;

(vii)

redeem, repurchase, prepay, defease, cancel, incur, assume or otherwise acquire, or modify the terms of, any Indebtedness (including any long-term or short-term debt) or issue any debt securities or assume, guarantee or endorse, or otherwise become liable or responsible for (whether directly, contingently or otherwise), the obligations of any Person for Indebtedness, except for the incurrence of Indebtedness incurred under the Company’s existing credit facilities in the ordinary course of business consistent with past practice;

(viii)

grant any Encumbrance on any of its assets, tangible or intangible, other than Encumbrances granted in connection with any Indebtedness permitted under Section 6.1(a)(vii);

(ix)

other than the sale, lease or licensing of products or services of the Company and the Company Subsidiaries in the ordinary course of business consistent with past practice, sell, transfer, lease, abandon, exchange, mortgage, pledge, guarantee, license, assign or otherwise dispose of or encumber (including, by merger, consolidation, or sale of stock or assets) any entity, business, assets, rights or properties of the Company or any Company Subsidiary;

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(x)

authorize, incur or make any commitment with respect to, any single capital expenditure in excess of $150,000 or capital expenditures for the Company and the Company Subsidiaries in excess of $350,000 in the aggregate, except for capital expenditures in accordance with the Company’s plan for annual capital expenditures for 2016 set forth on Section 6.1(a)(x) of the Company Disclosure Letter;

(xi)

enter into any new line of business or materially change any existing line of business;

(xii)

grant any material refunds, credits, rebates or other allowances to any end user, customer, reseller or distributor or waive, release, grant or transfer any right of material value, in each case other than in the ordinary course of business;

(xiii)

(A) except to the extent required by a Company Plan, (1) grant, announce or effect any increase in the salaries, bonuses or other compensation and benefits payable by the Company or any Company Subsidiary to any of the employees, officers, directors or other service providers of the Company or any Company Subsidiary, pay any special bonus or special remuneration to any director, officer or employee, or pay any benefit not required by (or accelerate the time of payment or vesting of any payment becoming due under) any Company Plan as in effect as of the date of this Agreement; or (2) except as otherwise set forth in this Section 6.1(a)(xiii), enter into, adopt, amend (including accelerating the vesting), modify or terminate any Company Plan, (B) hire any new employees, unless such hiring is in the ordinary course of business consistent with past practice and is with respect to employees having an annual base salary opportunity not to exceed $125,000, (C) enter into any change in control, severance or similar agreement or any retention or similar agreement with any officer, employee, director or independent contractor or (D) enter into any collective bargaining Contract or agreement to form a work council or other agreement with any labor organization or works council;

(xiv)

except as may be required by GAAP or as required by a change in Law, (A) make any change in accounting principles, policies, practices, procedures or methods or (B) revalue in any material respect any of its properties or assets, including writing-off notes or accounts receivable, other than in the ordinary course of business consistent with past practice;

(xv)

(A) change any material method of Tax accounting, (B) file any amended Tax Return or any other Tax Return that could materially increase the Taxes payable by the Company or its Subsidiaries, (C) change any material Tax election, (D) consent to any extension or waiver of any limitation period with respect to any material Tax, Tax claim or assessment (other than pursuant to extensions of time to file Tax Returns), (E) settle, consent to or compromise any material Tax liability, claim or assessment, (F) enter into any closing agreement with respect to any material Tax or (G) surrender any right to claim a material Tax refund;

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(xvi)

settle, release, discharge, waive or compromise any pending or threatened Action of or against the Company or any of the Company Subsidiaries (A) requiring a monetary payment in an amount in excess of $50,000 individually and $100,000 in the aggregate, (B) that requires the incurrence of (1) any obligation or liability of the Company in excess of such amounts, including costs or revenue reductions or (2) obligations that would impose any material restrictions on the business or operations of the Company or any of the Company Subsidiaries, (C) involves any non-monetary relief or remedy, including any injunctive relief, or (D) that is brought by any current, former or purported holder of any capital stock or debt securities of the Company or any Company Subsidiary relating to the transactions contemplated by this Agreement, including any Transaction Litigation;

(xvii)

enter into, terminate, renew, extend or materially amend or modify or waive any material rights or obligations under any Company Material Contract or any Contract that, if in effect on the date of this Agreement, would have been a Company Material Contract;

(xviii)

fail to maintain in full force and effect material insurance policies covering the Company and the Company Subsidiaries and their respective properties, assets and businesses at levels that are at least at current levels and in any event in a form and amount consistent with past practice;

(xix)

adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any Company Subsidiary (other than the Merger);

(xx)

enter into, adopt or implement any “poison pill” or similar stockholder rights plan;

(xxi)

(A) sell, assign or transfer all or any portion of its or any of the Company Subsidiaries’ Intellectual Property, (B) grant any licenses of Intellectual Property except for non-exclusive licenses granted in the ordinary course of business consistent with past practice, (C) abandon or cease to prosecute or maintain any of the Company Registered Intellectual Property or any other Intellectual Property that is material to the conduct of the Business or (D) disclose any trade secrets or other material confidential information to any Person that is not subject to a legally-binding confidentiality obligation with respect thereto;

(xxii)

engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404;

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(xxiii)

effectuate a “plant closing,” “mass layoff” (each as defined in WARN) or other employee layoff event affecting in whole or in part any site of employment, facility, operating unit or employee; or

(xxiv)

commit, authorize or agree to take any of the foregoing actions or enter into any letter of intent (binding or non-binding) or similar agreement.

(b)

Nothing contained in this Agreement is intended to give Parent, directly or indirectly, the right to control or direct the operations of the Company or any Company Subsidiary prior to the Effective Time. Prior to the Effective Time, each of Parent and Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and the Company Subsidiaries’ respective operations.

Section 6.2.

Proxy Statement; Company Stockholders Meeting.

(a)

Proxy Statement. Within fifteen (15) Business Days after the date of this Agreement, the Company shall prepare a proxy statement relating to the Company Stockholders Meeting (together with any amendments thereof or supplements thereto, the “Proxy Statement”). The Company shall cause the Proxy Statement to be filed with the SEC as promptly as practicable (and in no event later than fifteen (15) Business Days) after the date of this Agreement. Parent and Merger Sub each shall furnish all information concerning it and its Affiliates, if applicable, as the Company may reasonably request in connection with such actions and the preparation of the Proxy Statement. Subject to and without limiting the rights of the Company Board pursuant to Section 6.4, the Proxy Statement shall include (i) the Company Recommendation, (ii) all material disclosure relating to the Company Financial Advisor (including the amount of fees and other consideration the Company Financial Advisor will receive upon consummation of the Merger, and the conditions for the payment of such fees and other consideration), the opinion referred to in Section 4.3(b) and the basis for rendering such opinion and (iii) a copy of Section 262 of the DGCL. The Company shall ensure that the Proxy Statement complies in all material respects with the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder and satisfies all rules of NASDAQ. The Company shall use commercially reasonable efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after the filing thereof.

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(b)

SEC Comments. The Company, after consultation with Parent, will use its reasonable best efforts to respond as promptly as practicable to any comments made by the SEC with respect to the Proxy Statement. The Company shall advise Parent, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information and will promptly supply Parent with copies of all correspondence between the Company or any of the Company Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the transactions contemplated by this Agreement. Prior to filing or mailing the Proxy Statement or filing any other filings or materials relating to the Company Stockholders Meeting (including any “soliciting material” as such term is used in Regulation 14A promulgated under the Exchange Act), or any amendment or supplement thereto, or responding to any comments of or otherwise communicating with the SEC with respect thereto, the Company shall provide Parent and its counsel with a reasonable opportunity to review and comment on such document, response or other communication, shall give due consideration to all reasonable additions, deletions or changes suggested thereto by Parent or its counsel and shall include in such document, response or other communication comments reasonably proposed by Parent or its counsel. As promptly as practicable, the Company shall mail the Proxy Statement and all other proxy materials to the holders of shares of Company Common Stock and, if necessary in order to comply with applicable securities Laws, after the Proxy Statement shall have been so mailed, promptly circulate amended or supplemented proxy material.

(c)

Information Supplied. Each of Parent and the Company agrees, as to it and its Affiliates, directors, officers, employees, agents or other Representatives, that none of the information supplied or to be supplied by Parent or the Company, as applicable, expressly for inclusion or incorporation by reference in the Proxy Statement or any other documents filed or to be filed with the SEC in connection with the transactions contemplated hereby, will, as of the time such documents (or any amendment thereof or supplement thereto) are filed with the SEC and mailed to the holders of shares of Company Common Stock and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of Parent, Merger Sub and the Company further agrees that all documents that such Party is responsible for filing with the SEC in connection with the Merger will comply as to form and substance in all material respects with the applicable requirements of the Securities Act, the Exchange Act and any other applicable Laws and will not contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, neither the Company, on the one hand, nor Parent or Merger Sub, on the other hand, makes any covenant with respect to any information provided by the other for inclusion or incorporation by reference in any document that such first Party is responsible for filing with the SEC in connection with the Merger. If at any time prior to the Company Stockholders Meeting, any event or circumstance relating to Parent, Merger Sub, the Company or any Company Subsidiary or their respective Affiliates, officers or directors which should be set forth in an amendment or a supplement to the Proxy Statement (so that such document would not contain any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading) should be discovered by Parent or the Company, such Party shall promptly inform the other Party and, if requested by Parent, the Company shall amend or supplement the Proxy Statement promptly to disclose such event or circumstance and, to the extent required by applicable Law, disseminate such amendment or supplement to the stockholders of the Company.

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(d)

Stockholders’ Meeting.

(i)

The Company shall duly call, give notice of, convene and hold a meeting of its stockholders (the “Company Stockholders Meeting”) to be held as promptly as practicable following the Proxy Statement Clearance Date; provided, that without the prior written consent of Parent, the Company Stockholders Meeting shall not be held later than forty-five (45) days after the date of the Proxy Statement Clearance Date. The Company may not adjourn, postpone or call a recess of the Company Stockholders Meeting without the prior written consent of Parent; provided, that if, on a date for which the Company Stockholders’ Meeting is scheduled, the Company has not received proxies representing a sufficient number of votes to obtain the Stockholder Approval or to obtain a quorum for such meeting, the Company shall, at Parent’s request, postpone or adjourn the Company Stockholders’ Meeting solely for the purpose of and for the minimum time reasonably necessary to obtain the Stockholder Approval.

(ii)

As promptly as practicable after the date of this Agreement, the Company shall take all action necessary in accordance with the DGCL, the Company Certificate of Incorporation, the Company Bylaws and the NASDAQ Stock Market Rules to establish a record date for purposes of determining stockholders entitled to notice of and vote at the Company Stockholders Meeting (the “Record Date”) and to commence a “broker search” pursuant to Section 14a-13 of the Exchange Act with respect to the Company Stockholders Meeting. The Company shall consult with Parent in good faith regarding the foregoing. Once the Company has established the Record Date, the Company shall not change such Record Date or establish a different record date for the Company Stockholders Meeting without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed).

(iii)

The Company’s obligation to establish a record date for, call, give notice of, convene and hold the Company Stockholders’ Meeting pursuant to this Section 6.2(d) shall not be limited, or otherwise affected, by the commencement, disclosure, announcement or submission to the Company of any Acquisition Proposal or by the making of a Company Adverse Recommendation Change or an Intervening Event Change of Recommendation, and notwithstanding any Company Adverse Recommendation Change or Intervening Event Change of Recommendation, unless this Agreement is validly terminated pursuant to, and in accordance with Article VIII, this Agreement shall be submitted to the Company Stockholders for the purpose of obtaining the Stockholder Approval. Unless there has been a Company Adverse Recommendation Change or an Intervening Event Change of Recommendation specifically permitted by Section 6.4(d), the Company shall use its reasonable best efforts to solicit the Stockholder Approval. Upon the request of Parent, the Company shall promptly advise Parent as to the aggregate tally of the proxies received by the Company or its Representatives with respect to the Stockholder Approval. Without the prior written consent of Parent, the adoption of this Agreement and, if applicable, the advisory vote required by Rule 14a-21(c) under the Exchange Act in connection therewith, shall be the only matters (other than procedural matters related thereto) which the Company shall propose to be acted on by the stockholders of the Company at the Company Stockholders Meeting.

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Section 6.3.

Access to Information; Confidentiality. From the execution and delivery of this Agreement to the Effective Time, the Company and each Company Subsidiary shall, and shall cause their respective Representatives (collectively, “Company Representatives”) to, (i) provide to Parent and Merger Sub and each of their respective Representatives (collectively, “Parent Representatives”) access at reasonable times during normal business hours, upon prior notice, to the officers, employees, agents, properties, assets, offices, Contracts, customers, suppliers and other facilities of the Company and the Company Subsidiaries and to the books and records thereof and (ii) furnish or cause to be furnished as promptly as reasonably practicable after request therefor such information concerning the business, properties, Contracts, assets, liabilities, personnel and other aspects of the Company and the Company Subsidiaries as Parent, Merger Sub or any Parent Representative may reasonably request; provided, that until the Effective Time, the Company shall not be required to provide access to or furnish any information if doing so would violate applicable Law, or where such access to information would involve the waiver of an attorney-client privilege so long as the Company has taken all reasonable steps to permit inspection of or to disclose such information on a basis that does not violate applicable Law or compromise the Company’s or any Company Subsidiary’s privilege with respect thereto, including by disclosing such information to external counsel to Parent to the extent required to comply with applicable Law or maintain such privilege, as applicable. Notwithstanding the forgoing, the Company shall provide to Parent and Merger Sub, without having to be requested to do so, the monthly management financial reporting package for each month up to and including the month of the Effective Time as soon as the same is available and consistent with past practice. All information exchanged pursuant to this Section 6.3 shall be subject to the NDA.

Section 6.4.

No Solicitation of Transactions.

(a)

Notwithstanding any other provision of this Agreement to the contrary, but subject to Section 6.4(b), during the period beginning on the date of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time:

(i)

the Company will cease and cause to be terminated any discussions or negotiations with any Person and its Representatives that would be prohibited by this Section 6.4(a), request the prompt return or destruction of all non-public information concerning the Company or the Company Subsidiaries theretofore furnished to any such Person with whom a confidentiality agreement was entered into at any time within the three month period immediately preceding the date of this Agreement and will:

(A)

cease providing any further information with respect to the Company or any Acquisition Proposal or potential Acquisition Proposal to any such Person or its Representatives; and

(B)

terminate all access granted to any such Person and its Representatives to any physical or electronic data room.

(ii)

the Company and the Company Subsidiaries shall not, and shall not instruct, authorize or permit any of their respective Representatives to, directly or indirectly:

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(A)

solicit, initiate, facilitate, assist, induce or knowingly encourage any inquiries regarding, or the making, submission or announcement of any proposal, offer or inquiry that constitutes, or is reasonably expected to lead to, an Acquisition Proposal;

(B)

furnish to any Person (other than to Parent, Merger Sub or any designees of Parent or Merger Sub) any non-public information relating to the Company or any of the Company Subsidiaries or afford to any Person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of the Company Subsidiaries (other than Parent, Merger Sub or any designees of Parent or Merger Sub), in any such case with the intent to induce the making, submission or announcement of, or to encourage, facilitate or assist, any proposal, offer or inquiry that constitutes, or is reasonably expected to lead to, an Acquisition Proposal;

(C)

participate or engage in discussions or negotiations with any Person with respect to any proposal, offer or inquiry that constitutes, or is reasonably expected to lead to, an Acquisition Proposal (other than informing such Persons of the provisions contained in this Section 6.4);

(D)

approve, endorse or recommend any proposal, offer or inquiry that constitutes, or is reasonably expected to lead to, an Acquisition Proposal;

(E)

approve, endorse, recommend, or execute or enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement constituting or relating to an Acquisition Proposal or any proposal, offer or inquiry that is intended to or would reasonably be expected to lead to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement) (an “Alternative Acquisition Agreement”);

(F)

terminate, waive, amend, release or modify any provision of any confidentiality or standstill agreement or Takeover Provisions to which the Company or any of its Affiliates or Representatives is a party with respect to any proposal, offer or inquiry that constitutes, or is reasonably expected to lead to, an Acquisition Proposal, or otherwise fail to enforce any of the foregoing, except at any time prior to the receipt of the Stockholder Approval solely to the extent (1) the Company Board determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law and (2) the scope of such action is limited to allowing such Person to make an unsolicited confidential Acquisition Proposal to the Company Board in accordance with and not in violation of this Section 6.4; or

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(G)

resolve, agree or propose to do any of the foregoing.

(b)

Notwithstanding anything to the contrary contained in this Section 6.4, if at any time following the date of this Agreement and prior to the receipt of the Stockholder Approval:

(i)

the Company receives a written Acquisition Proposal that the Company Board believes in good faith to be bona fide and such Acquisition Proposal has not been withdrawn;

(ii)

such Acquisition Proposal was unsolicited and did not otherwise result from a breach of this Section 6.4;

(iii)

the Company Board determines in good faith (after consultation with outside legal counsel and its financial advisor) that such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal; and

(iv)

the Company Board determines in good faith (after consultation with outside legal counsel) that the failure to take the actions referred to in clause (A) or (B) below would be inconsistent with the directors’ fiduciary duties to the stockholders of the Company under applicable Law, then the Company may:

(A)

furnish information with respect to the Company and its Subsidiaries to the Person making such Acquisition Proposal pursuant to an Acceptable Confidentiality Agreement; provided, that (I) the Company shall provide Parent a non-redacted copy of each confidentiality agreement the Company has executed in accordance with this Section 6.4 and (II) that any non-public information provided to any such Person shall have been previously provided to Parent or shall be provided to Parent prior to or concurrently with the time it is provided to such Person; and

(B)

participate in discussions or negotiations with the Person making such Acquisition Proposal regarding such Acquisition Proposal.

Notwithstanding the foregoing, the Company shall not provide (and shall not instruct, authorize or permit any of its Representatives to provide) to any potential strategic buyer any commercially or competitively sensitive non-public information in connection with the actions permitted by this Section 6.4(b), except in accordance with “clean room” or other similar procedures designed to limit any adverse effect of the sharing of such information on the Company.

(c)

Except as expressly provided by Section 6.4(d), at any time after the execution and delivery of this Agreement, neither the Company Board nor any committee thereof shall:

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(i)

withhold or withdraw (or publicly propose or resolve to withhold or withdraw) or, in any manner adverse to Parent or Merger Sub, qualify, amend or modify (or publicly propose or resolve to qualify, amend or modify), the Company Recommendation;

(ii)

fail to include the Company Recommendation in the Proxy Statement;

(iii)

fail to publicly reaffirm the Company Board Recommendation within five (5) Business Days after Parent so requests in writing or, if the Stockholders Meeting is scheduled to be held within five (5) Business Days of such request, within one (1) Business Day after such request and in any event, prior to the date of the Stockholders Meeting (provided, that Parent may not make such a request on more than three (3) occasions unless any such request relates to the announcement or commencement of an Acquisition Proposal or any material change thereto);

(iv)

approve, adopt or recommend or propose (publicly or otherwise) to approve, adopt or recommend, or otherwise declare advisable the approval by the Company stockholders of, an Acquisition Proposal; or

(v)

take or fail to take any formal action or make or fail to make any recommendation or public statement in connection with a tender offer or exchange offer other than a recommendation against such offer or a “stop, look and listen” communication by the Company Board pursuant to Rule 14D-9(f) of the Exchange Act (any action described in clauses (i) through (v), a “Company Adverse Recommendation Change”).

(d)

Notwithstanding anything to the contrary in this Agreement, at any time prior to the receipt of the Stockholder Approval:

(i)

if the Company has received a bona fide written Acquisition Proposal after the date of this Agreement that was unsolicited and did not otherwise result from a breach of this Section 6.4 and that has not been withdrawn, subject to compliance with this Section 6.4(d) (A) the Company Board may effect a Company Adverse Recommendation Change with respect to such Acquisition Proposal or (B) the Company Board may authorize the Company to terminate this Agreement pursuant to Section 8.1(c)(ii) and substantially concurrently enter into a binding Alternative Acquisition Agreement, if and only if, prior to taking any such action:

(A)

the Company Board shall have determined in good faith, after consultation with its independent financial advisor and outside legal counsel, that such Acquisition Proposal constitutes a Superior Proposal;

(B)

the Company Board shall have determined in good faith, after consultation with outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties to the stockholders of the Company under applicable Law, taking into account all adjustments to the terms of this Agreement that may be offered by Parent pursuant to this Section 6.4;

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(C)

the Company shall have complied in all respects with its obligations under this Section 6.4;

(D)

the Company shall have provided prior written notice (a “Determination Notice”) to Parent at least five (5) Business Days in advance (the “Notice Period”), to the effect that the Company Board has received such a Superior Proposal and, absent any revision to the terms and conditions of this Agreement, the Company Board has resolved to effect a Company Adverse Recommendation Change or to terminate this Agreement pursuant to this Section 6.4(d)(i), which notice shall specify the basis for such Company Adverse Recommendation Change or termination, including the identity of the Person making the Superior Proposal and the material terms and conditions thereof, and shall include copies of all relevant documents (including a copy of the proposed Alternative Acquisition Agreement) relating to such Superior Proposal (it being understood that any material revision, amendment, update or supplement to the terms and conditions of such Superior Proposal (including any change to the financial terms) shall be deemed to constitute a new Superior Proposal and shall require a new notice with an additional three (3) Business Day period from the date of such notice);

(E)

prior to effecting such Company Adverse Recommendation Change or termination, the Company shall, and shall cause its financial and legal advisors to, during the Notice Period, negotiate with Parent and the Parent Representatives in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement so that such Acquisition Proposal would cease to constitute a Superior Proposal;

(F)

at or following the end of such Notice Period, the Company Board continues to determine in good faith, after consultation with an independent financial advisor and outside legal counsel, that such Acquisition Proposal continues to be a Superior Proposal and failure to take such action would continue to be inconsistent with the directors’ fiduciary duties to the stockholders of the Company under applicable Law (in each case taking into account any revisions to this Agreement made or proposed in writing by Parent); and

(G)

in the case that the Company Board authorizes the Company to terminate this Agreement to substantially concurrently enter into a binding Alternative Acquisition Agreement for such Superior Proposal, the Company shall have validly terminated this Agreement in accordance with Section 8.1(c)(ii), including the payment of the Company Termination Fee in accordance with Section 8.2(b)(i); or

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(ii)

other than in connection with an Acquisition Proposal, the Company Board may take any action prohibited by clauses (i), (ii) or (iii) of Section 6.4(c) (an “Intervening Event Change of Recommendation”) in response to an Intervening Event if and only if, prior to taking any such action:

(A)

the Company Board shall have determined in good faith, after consultation with outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties to the stockholders of the Company under applicable Law, taking into account all adjustments to the terms of this Agreement that may be offered by Parent pursuant to this Section 6.4;

(B)

the Company shall have complied in all respects with its obligations under this Section 6.4;

(C)

the Company shall have provided Parent with written notice of and information describing such Intervening Event promptly after becoming aware of it, and shall have continued to keep Parent reasonably informed of developments with respect to such Intervening Event;

(D)

the Company shall have provided a Determination Notice to Parent for at least the Notice Period to the effect that the Company Board has determined to effect an Intervening Event Change of Recommendation and that failure to take such action would be inconsistent with the directors’ fiduciary duties to the stockholders of the Company under applicable Law, taking into account all adjustments to the terms of this Agreement that may be offered by Parent pursuant to this Section 6.4, which notice shall specify the Intervening Event in reasonable detail;

(E)

prior to effecting such Intervening Event Change of Recommendation, the Company and its Representatives shall, during the Notice Period, negotiate with Parent and the Parent Representatives in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement in such a manner that such Intervening Event no longer necessitates such Intervening Event Change of Recommendation; and

(F)

at or following the end of such Notice Period, the Company Board continues to determine in good faith, after consultation with outside legal counsel, that such Intervening Event continues to constitute an Intervening Event, such Intervening Event continues to necessitate an Intervening Event Change of Recommendation and failure to effect an Intervening Event Change of Recommendation in response to such Intervening Event would continue to be inconsistent with the directors’ fiduciary duties to the stockholders of the Company under applicable Law (in each case taking into account any revisions to this Agreement made or proposed in writing by Parent).

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(e)

Nothing contained in this Section 6.4 shall be deemed to prohibit the Company or the Company Board from complying with its disclosure obligations under U.S. federal or state Law with respect to an Acquisition Proposal, including taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act (or any substantially similar communication to stockholders); provided, that if such disclosure includes a Company Adverse Recommendation Change, such disclosure shall be deemed to be a Company Adverse Recommendation Change (it being understood that a “stop, look and listen” communication of the type contemplated by Rule 14d-9(f) promulgated under the Exchange Act shall not in and of itself be deemed to be a Company Adverse Recommendation Change), it being understood that any such statement or disclosure made by the Company Board pursuant to this Section 6.4(e) must be subject to the terms and conditions of this Agreement and will not limit or otherwise affect the obligations of the Company or the Company Board and the rights of Parent under this Section 6.4, it being understood that nothing in the foregoing will be deemed to permit the Company or the Company Board to effect a Company Adverse Recommendation Change other than in accordance with Section 6.4(d).

(f)

The Company agrees that it will promptly (and, in any event, within twenty-four (24) hours of receipt) notify Parent in writing if any inquiries, proposals or offers with respect to, constituting or that are reasonably expected to lead to an Acquisition Proposal are received by, any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company, any Company Subsidiary or any Company Representative indicating, in connection with such notice, the identity of the Person or group of Persons making such inquiry, indication, request for information or discussion, offer or proposal and the material terms and conditions of and facts surrounding any requests, inquiries, proposals or offers (including, if applicable, copies of any written requests, inquiries, proposals or offers, including proposed agreements) and thereafter shall keep Parent reasonably informed, on a prompt basis, of the status, terms and details (including, within twenty-four (24) hours after the occurrence of any amendment, modification, development, discussion or negotiation) of any such Acquisition Proposal, request, inquiry, proposal or offer, including furnishing copies of any written inquiries, correspondence and draft documentation, and written summaries of any material oral inquiries or discussions (including any amendments thereto) and the status of any such discussions or negotiations. Without limiting the generality of the foregoing, the Company shall (i) promptly (and in any event within twenty-four (24) hours) notify Parent orally and in writing if it determines to begin providing information or to engage in discussions or negotiations concerning an Acquisition Proposal pursuant to this Section 6.4 and (ii) provide to Parent promptly and in any event within twenty-four (24) hours after receipt or delivery thereof, copies of all draft agreements (and any other written material to the extent such material contains any financial terms, conditions or other material terms relating to any Acquisition Proposal) sent by or provided to the Company or any Company Representative in connection with any Acquisition Proposal.

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(g)

The Company agrees that any violation of the restrictions set forth in this Section 6.4 by any Representative of the Company or any of its Subsidiaries shall be deemed to be a material breach of this Agreement by the Company.

(h)

The Company shall not, and shall cause its Subsidiaries not to, enter into any confidentiality agreement with any Person subsequent to the date of this Agreement that would restrict the Company’s ability to comply with any of the terms of this Section 6.4, and represents that neither it nor any of its Subsidiaries is a party to any such agreement.

(i)

The Company shall not take any action to exempt any Person (other than Parent, Merger Sub and their respective Affiliates) from the restrictions on “business combinations” contained in Section 203 of the DGCL (or any similar provision of any other Takeover Law) or otherwise cause such restrictions not to apply, or agree to do any of the foregoing, in each case unless such actions are taken substantially concurrently with a termination of this Agreement pursuant to Section 8.1(c)(ii).

Section 6.5.

Regulatory Matters.

(a)

Subject to the terms and conditions of this Agreement, each of the Parties shall cooperate with the other Parties and use (and shall cause their respective Affiliates to use) their respective commercially reasonable efforts to promptly (i) take, or cause to be taken, all actions, and do, or cause to be done, all things, necessary, proper or advisable to cause the conditions to Closing set forth in Article VII to be satisfied as promptly as practicable, including preparing and filing promptly and fully all documentation to effect all Antitrust Consents and (ii) obtain all Antitrust Consents.

(b)

In furtherance and not in limitation of the foregoing, each Party agrees to make an appropriate filing pursuant to the HSR Act and any other applicable Antitrust Laws with respect to the Merger as promptly as practicable following the date of this Agreement and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act or any other applicable Antitrust Law and use commercially reasonable efforts to take, or cause to be taken, all other actions consistent with this Section 6.5 necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act or any other applicable Antitrust Law (including any extensions thereof) as soon as practicable.

(c)

Each of the Parties shall use commercially reasonable efforts to (i) cooperate in all respects with each other in connection with any filing or submission with a Governmental Authority in connection with obtaining an Antitrust Consent and in connection with any investigation or other inquiry by or before a Governmental Authority relating to Antitrust Laws and (ii) keep the other Parties informed in all material respects and on a reasonably timely basis of any material communication received by such Party from, or given by such Party to, the Federal Trade Commission, the Antitrust Division of the Department of Justice, or any other Governmental Authority. Subject to applicable Laws relating to the exchange of information, each of the Parties shall have the right to review in advance, and to the extent practicable, consult with the other on, all the information relating to the other Parties and their respective Affiliates, as the case may be, that appears in any filing made with, or written materials submitted to, any Governmental Authority in connection with the Merger related to Antitrust Laws; provided, that materials may be redacted (A) to remove references concerning the valuation of the assets or businesses to be acquired by Parent pursuant hereto, (B) as necessary to comply with contractual arrangements and (C) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns.

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Section 6.6.

Financing.

(a)

Parent shall take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to maintain in effect the Equity Financing Commitments and to consummate the Equity Financing at or prior to the Closing. Parent shall not agree to or permit any amendment, supplement or other modification of, or waive any of its rights under, or voluntarily replace the Equity Financing Commitments or any definitive agreements related to the Equity Financing, in each case, without the Company’s prior written consent.

(b)

[Reserved.]

(c)

Without limiting the generality of the foregoing, Parent shall give the Company prompt written notice of any material breach, material default, repudiation, cancellation or termination by any party to the Equity Financing Commitments or any termination of the Equity Financing Commitments.

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(d)

Prior to the Closing, the Company shall provide to Parent, and shall cause the Company Subsidiaries to, and shall use its commercially reasonable efforts to cause its and the Company Representatives, including legal and accounting, to provide to Parent, on a timely basis, all cooperation reasonably requested by Parent in connection with the arrangement, syndication and consummation of the Debt Financing, which is customarily required for financings of the type contemplated by the Debt Financing Commitments in connection with the Debt Financing, including the following: (i) furnishing Parent and the Lenders as promptly as reasonably practicable with the Required Information; (ii) participating in a reasonable number of meetings (including customary one-on-one meetings with the parties acting as lead arrangers, bookrunners or agents for, and prospective lenders of, the Debt Financing and senior management of the Company), lender presentations, road shows, due diligence sessions (and providing diligence materials reasonably requested by Parent including, subject to a confidentiality agreement, to the Lenders), and other marketing efforts at times and places to be mutually agreed; (iii) assisting with the preparation of offering and syndication documents and materials, including lender and investor presentations and similar documents and materials in connection with the Debt Financing (provided, that such assistance shall not include providing a description of the Debt Financing, including any information customarily provided by the Debt Financing sources or their counsel); (iv) using commercially reasonable efforts to obtain such consents, waivers, estoppels, approvals, authorizations and instruments which may be reasonably requested by Parent or Merger Sub in connection with the Debt Financing and collateral arrangements, including customary payoff letters, lien releases, instruments of termination or discharge, legal opinions, appraisals, engineering reports, surveys, title insurance, landlord consents, waivers and access agreements; (v) executing and delivering customary authorization letters for use in the lender investor presentation referred to in clause (iii) above and definitive financing documentation, including pledge and security documents, guarantees, certificates, and facilitating the delivery of legal opinions, as may be reasonably requested by Parent in each case, with respect to information regarding the Company; (vi) providing “know your customer” and anti-money laundering documentation and information required by regulatory authorities in connection with the Debt Financing (to the extent required by Paragraph 8 of Schedule I of the Debt Financing Commitments) and (vii) obtaining customary assistance from the Company’s accounting firm with respect to financial information customarily derived from the financial statements of the Company in financing transactions of this type; provided, that, in each case, nothing herein shall require such cooperation to the extent it would interfere unreasonably with the business or operations of the Company or cause competitive harm to the Company or the Company Subsidiaries if the transactions contemplated by this Agreement are not consummated; provided, further, that the Company shall not (A) be required to pay any commitment or other similar fee, have any liability or obligation under any loan agreement and related documents, or incur any other liability in connection with the Debt Financing contemplated by the Debt Financing Commitments (other than, in each case, in connection with the delivery of authorization letters and other than liabilities, obligations, fees and expenses which are contingent upon the Closing or that would be effective after the Closing or fees and expenses that are promptly reimbursed by Parent), deliver or obtain opinions of internal or external counsel, provide access to or disclose information where the Company determines that such access or disclosure could jeopardize the attorney-client privilege or contravene any Law or Contract, deliver any audited financial statements, to the extent not already available to the Company or waive or amend any terms of this Agreement or any other Contract to which the Company or the Company Subsidiaries are a party, or (B) be required to take any action that will conflict with or violate this Agreement, the Company’s or any Company Subsidiary’s organizational documents or any Law applicable to the Company or would cause any condition to the Closing not to be satisfied; and provided, further, that (x) none of the directors of the Company, acting in such capacity, shall be required to execute, deliver or enter into or perform any agreement, document or instrument, including any definitive financing documentation, with respect to the Debt Financing or adopt any resolutions approving the agreements, documents and instruments pursuant to which the Debt Financing is obtained, (y) none of the Company, the Company Subsidiaries or their respective directors, officers or employees shall be required to execute, deliver or enter into, or perform any agreement, document or instrument (other than the authorization and representation letters contemplated above), including any definitive financing documentation, with respect to the Debt Financing that is not contingent upon the Closing or that would be effective prior to the Closing and (z) none of the directors or managers of the Company Subsidiaries shall be required to any adopt resolutions approving the agreements, documents and instruments pursuant to which the Debt Financing is obtained, in each case which are effective prior to the Closing. In addition, the Company shall arrange for delivery of customary payoff letters to be delivered at least three (3) Business Days prior to Closing to allow for the payoff, discharge and termination in full of all funded indebtedness and Encumbrances (other than Permitted Encumbrances) related thereto to be extinguished on the Closing Date.

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Notwithstanding anything in this Agreement to the contrary, without limiting the Company’s cooperation obligations under this Section 6.6(d), with respect to any amendment, modification, supplement, restatement or replacement of the Debt Financing Commitments (any such amendment, modification, supplement, restatement or replacement, a “Replacement Financing”), if (x) the cooperation required to be provided pursuant to this Section 6.6(d), in connection with such Replacement Financing is more onerous to the Company than what is required to be provided pursuant to this Section 6.6(d) with respect to the Debt Financing Commitments and without giving effect to any Replacement Financing contemplated thereunder (to the extent more onerous, the “Incremental Debt Financing Cooperation”) and (y) the Company fails to provide any portion of such Incremental Debt Financing Cooperation, then such failure to provide such Incremental Debt Financing Cooperation shall not be deemed to be a breach of this Section 6.6(d).

(e)

Parent shall (i) if the Closing does not occur, indemnify and hold harmless the Company from and against any and all liabilities and expenses suffered or incurred by them in connection with the arrangement of the Debt Financing contemplated by the Debt Financing Commitments and the performance of their respective obligations under this Section 6.6 and any information utilized in connection therewith (other than information related to the Company or its Subsidiaries provided by or on behalf of the Company or its Subsidiaries in writing specifically for use in connection with the Debt Financing offering documents) and (ii) promptly upon request of the Company, reimburse the Company for all reasonable costs and expenses incurred by the Company (including those of the Company Representatives) in connection with the cooperation required by this Section 6.6.

(f)

The Company hereby consents to the use of any logos of the Company and the Company Subsidiaries in connection with the Debt Financing; provided, that such logos are used solely in a manner that is not intended to nor reasonably likely to harm or disparage the Company. The Company shall promptly, upon the written request of Parent, provide Parent with an electronic version of the trademarks, service marks and corporate logo of the Company and the Company Subsidiaries for use in marketing materials for the purpose of facilitating the syndication of the Debt Financing.

Section 6.7.

Notices of Certain Events. From and after the date of this Agreement until the Effective Time, each of the Company and Parent shall promptly notify the other orally and in writing and keep the other reasonably informed with respect to the status of (i) the occurrence, or non-occurrence, of any event that, individually or in the aggregate, would reasonably be expected to cause any condition to the obligations of any Party to effect the Merger not to be satisfied, (ii) any Action commenced or, to any Party’s Knowledge, threatened against, such Party or any of its Subsidiaries or Affiliates (including its officers or directors) or otherwise relating to, involving or affecting such Party or any of its Subsidiaries or Affiliates (including its officers or directors), in each case in connection with, arising from or otherwise relating to the Merger or any other transaction contemplated hereby (including by providing copies of all pleadings with respect thereto) (the “Transaction Litigation”), (iii) the failure of any such Party to comply with or satisfy (or any change, condition or event that that results or would reasonably be expected to result in any failure of such party to comply with or satisfy) any material covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement, (iv) any notice or other communication received by such party from any Governmental Entity in connection with the Merger or the related transactions contemplated hereby or from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the transactions contemplated hereby, (v) any other notice or communication from any Governmental Entity in connection with the Merger or the related transactions contemplated hereby or (vi) any change, condition or event that renders or would reasonably be expected to render any representation or warranty of such Party set forth in this Agreement (disregarding any materiality qualification contained therein) to be untrue or inaccurate in any material respect at the Closing; provided, that the delivery of any notice pursuant to this Section 6.7 shall not cure any breach of or otherwise affect any representation, warranty, covenant or right, or the conditions to the obligations, of the Parties hereunder or otherwise limit or affect the obligations of or remedies available hereunder to any Party.

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Section 6.8.

Transaction Litigation. The Company shall (a) give Parent the opportunity to participate in the defense, settlement and/or prosecution of any Transaction Litigation, and (b) consult with Parent with respect to the defense, settlement and/or prosecution of any Transaction Litigation. The Company must not compromise, settle or come to an arrangement regarding, or agree to compromise, settle or come to an arrangement regarding, any Transaction Litigation without Parent’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

Section 6.9.

Publicity. The initial press release regarding the Merger shall be in an agreed form between the Company and Parent. Thereafter, no public release or announcement concerning the Merger or any other transactions contemplated by this Agreement shall be issued or made by any Party without the prior consent of the other Party or Parties, except (a) as required by applicable Law or the listing rules of NASDAQ, in which case the Party required to make the release or announcement shall allow the other Party or Parties reasonable time to comment on such release or announcement in advance of such issuance and shall give due consideration to such comments or (b) with respect to any Company Adverse Recommendation Change or Intervening Event Change of Recommendation in accordance with Section 6.4.

Section 6.10.

Employment Matters.

(a)

During the period commencing at the Closing and ending on the date that is twelve (12) months following the Closing Date, Parent shall, or shall cause the Surviving Corporation to, provide each employee and officer of the Company or the Subsidiaries who is employed immediately prior to the Effective Time (each, a “Continuing Employee””) with (i) a base salary or wage level at an annual rate that is substantially similar to the annual rate of the base salary or wage level that was provided to such Continuing Employee immediately prior to the Effective Time and (ii) employee benefits that are no less favorable in the aggregate than the benefits that each such Continuing Employee was entitled to receive immediately prior to the Effective Time.

(b)

From and after the Closing, Parent shall, or shall cause the Surviving Corporation to, continue to honor, pay, perform and satisfy any and all liabilities, obligations and responsibilities to, or in respect of, each employee, officer and independent contractor of the Company and the Subsidiaries, and each former employee, officer and independent contractor of Company and the Subsidiaries, as of the Closing arising under the terms of, or in connection with, any Company Plan in accordance with the terms thereof.

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(c)

For all purposes under the employee benefit and compensation plans, programs, agreements and arrangements of Parent, the Surviving Corporation or any of their respective subsidiaries in which Continuing Employees are eligible to participate following the Closing (the “Purchaser Plans”), all periods of service with the Company or any Company Subsidiary, as applicable, or any predecessor entity thereto, by any Continuing Employee prior to the Closing Date will be credited for eligibility, participation and vesting purposes (other than for purposes of benefit accrual under any defined benefit pension plan) under such plan, program or policy and for purposes of calculating benefits under any severance, sick leave or vacation plans, except where such crediting would result in duplication of benefits. The Purchaser Plans shall not deny Continuing Employees coverage on the basis of pre-existing conditions to the extent such conditions were waived or satisfied under similar Company Plans immediately prior to the Closing and shall credit such Continuing Employees for any deductibles and out-of-pocket expenses paid prior to the Closing Date in satisfying any deductibles and out-of-pocket expenses in the applicable plan year to which such deductibles and out-of-pocket expenses relate.

(d)

The parties hereto acknowledge and agree that all provisions contained in this Section 6.10 with respect to employees of the Company and the Subsidiaries are included for the sole benefit of the Parties and shall not create any right, including any third-party beneficiary right, (i) in any other Person, including, without limitation, any employee, former employee or any participant or any beneficiary thereof in any Company Plan or Purchaser Plan, or (ii) to employment or continued employment with the Company, any of the Subsidiaries, Parent or the Surviving Corporation. Nothing contained in this Section 6.10, express or implied, is intended to be or shall be considered to be an amendment or adoption of any plan, program, agreement, arrangement or policy of the Company, any of the Subsidiaries, Parent or the Surviving Corporation nor shall it interfere with Parent’s, the Surviving Corporation’s or any of the Subsidiaries’ right to amend, modify or terminate any Company Plan (subject to the terms of such Company Plan) or to terminate the employment of any employee of the Company or the Subsidiaries for any reason; provided, that the Surviving Corporation and the Subsidiaries shall be subject to the provisions of Section 6.10(a).

Section 6.11.

Resignation of Directors. At the Closing, except as otherwise may be agreed by Parent, the Company shall deliver to Parent the resignations of all members of the Company Board who are in office immediately prior to the Effective Time, which resignations shall be effective at the Effective Time.

Section 6.12.

Indemnification of Directors and Officers.

(a)

All rights of indemnification existing in favor of the current or former directors and officers of the Company and the Company Subsidiaries (the “Indemnified Parties”) as provided in the Certificate of Incorporation and the Company Bylaws or under any indemnification agreements between any Indemnified Party and the Company or any Company Subsidiary that have been delivered and made available to Parent prior to the date hereof, in each case as in effect on the date of this Agreement and previously made available to Parent, shall survive the Merger and continue in full force and effect in accordance with their respective terms to the extent permitted by applicable Law.

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From the Effective Time through the sixth (6th) anniversary of the Effective Time (such period, the “Tail Period”), the certificate of incorporation and bylaws of the Surviving Corporation shall contain provisions no less favorable in any material respect with respect to indemnification and limitation of liabilities of the Indemnified Parties and advancement of expenses than are set forth as of the date of this Agreement in the Certificate of Incorporation and Company Bylaws, except as required by Applicable Law.

(b)

During the Tail Period, the Surviving Corporation shall maintain in effect the Company’s current directors’ and officers’ liability insurance covering each officer and director currently covered by the Company’s directors’ and officers’ liability insurance policy (a correct and complete copy of which has been heretofore made available to Parent) for acts or omissions occurring prior to the Effective Time with respect to any matter claimed against such person by reason of him or her serving in such capacity on terms with respect to such coverage and amounts no less favorable in any material respect in the aggregate than those of such policy in effect on the date of this Agreement (such current annual premium, as set forth in Section 6.12(b) of the Company Disclosure Letter, the “Current Premium Amount”); provided, that in no event shall the aggregate cost of such insurance policy exceed for any one policy year during the Tail Period 300% of the Current Premium Amount, it being understood that the Surviving Corporation shall nevertheless be obligated to provide such coverage, with respect to each year during the Tail Period, as may be obtained for such amount. In lieu of the foregoing insurance coverage, prior to the Closing Date, the Company may (following reasonable consultation with Parent), or the Company shall if requested by Parent, obtain a prepaid (or “tail”) directors’ and officers’ liability insurance policy, the material terms of which, including coverage and amount, are no less favorable in the aggregate than the insurance coverage otherwise required under this Section 6.12(b); provided, that in no event shall the aggregate cost of any such tail policy in respect of the entire Tail Period exceed 600% of the Current Premium Amount.

(c)

In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations of such Person set forth in this Section 6.12.

(d)

The provisions of this Section 6.12 shall survive the consummation of the Merger and are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their respective heirs and representatives.

Section 6.13.

State Takeover Provisions. The Company and the Company Board shall (i) take all actions necessary to ensure that no Takeover Provision is or becomes applicable to this Agreement or the transactions contemplated by this Agreement and (ii) if any Takeover Provision is or becomes applicable to this Agreement or the transactions contemplated by this Agreement, take all actions necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Takeover Provision on this Agreement, the Merger or the other transactions contemplated by this Agreement.

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Section 6.14.

Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be necessary or appropriate to cause the transactions contemplated by this Agreement, including any dispositions of shares of Company Common Stock (including derivative securities with respect to such shares of Company Common Stock) by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.15.

Excess Cash. Upon receipt of written request from Parent or Merger Sub on or after May 10, 2016, the Company will use commercially reasonable efforts to cause, including obtaining the necessary Permits required in order to cause, each Company Subsidiary organized in a non-U.S. jurisdiction to distribute all available cash to the Company (or to a Company Subsidiary organized in the United States) before the Closing Date (and shall cooperate with Parent and Merger Sub in doing so and keep them reasonably apprised of the status of the process of obtaining such Permits and distributing such cash).

Article VII
Closing Conditions

Section 7.1.

Conditions to Obligations of Each Party Under This Agreement. The respective obligations of each Party to effect the Merger are subject to the satisfaction, or written waiver by Parent and the Company (if permissible under Law), at or prior to the Closing of the following conditions:

(a)

Stockholder Approval. The Stockholder Approval shall have been obtained.

(b)

Antitrust Laws. Any applicable waiting periods (and any extensions thereof) under, and any approvals required pursuant to, the Antitrust Consents will have expired or otherwise been terminated or shall have been obtained.

(c)

No Injunctions or Restraints. No Order (whether temporary, preliminary or permanent in nature) issued by any court of competent jurisdiction or other restraint or prohibition of any Governmental Authority shall be in effect, no action shall be pending seeking such an Order, and no Law shall have been enacted, entered, promulgated, enforced or deemed applicable by any Governmental Authority that, in any case, restrains, prohibits or makes illegal the consummation of the Merger or any of the other transactions contemplated by this Agreement.

Section 7.2.

Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the following conditions, any one or more of which may be waived in writing by Parent:

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(a)

Representations and Warranties. Representations and Warranties. (i) The representations and warranties of the Company set forth in the second sentence of Section 4.2(a) (Capitalization) and the first three sentences of Section 4.2(b) (Capitalization) shall be true and correct in all respects except for de minimis inaccuracies, (ii) the representations and warranties of the Company set forth in Section 4.1 (Organization and Qualification), the third sentence of Section 4.2(a) (Capitalization), the fourth sentence of Section 4.2(b) (Capitalization), Section 4.2(f) (Capitalization), Section 4.3 (Corporate Authority; Approval and Fairness), Section 4.22 (Anti-Takeover Provisions) and Section 4.23 (Brokers) shall be true and correct in all material respects and (iii) each of the other representations and warranties of the Company set forth in this Agreement shall be true and correct in all respects (without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein) except for such failures to be true and correct which, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, in each case, with respect to clauses (i), (ii) and (iii), as of the date of this Agreement and as of the Closing Date as if made at and as of such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be so true and correct as of such earlier date).

(b)

Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c)

No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect or any event, change or effect that has had or would reasonably be expected to have a Company Material Adverse Effect.

(d)

Officer’s Certificate. Parent shall have received a certificate of an executive officer of the Company confirming the satisfaction of the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(c).

(e)

Other Certificates. The Company shall have delivered to Parent: (i) a copy of the resolution or consent of the Company Board approving this Agreement and the Merger duly certified by a duly authorized officer of the Company and (ii) a certificate in customary form and substance reasonably acceptable to Parent executed by a duly authorized officer of the Company certifying that the Company is not and has not been a United States real property holding corporation in compliance with Treasury Regulations Section 1.897-2(h).

Section 7.3.

Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is also subject to the following conditions, any one of which may be waived in writing by the Company.

(a)

Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct (without giving effect to any materiality qualifications set forth therein) as of the date of this Agreement and as of the Closing Date as if made at and as of such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except for such failures to be true and correct which, individually or in the aggregate, would not prevent or materially delay the ability of Parent and Merger Sub to consummate the Merger.

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(b)

Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

(c)

Officer’s Certificate. The Company shall have received a certificate of an executive officer of Parent confirming the satisfaction of the conditions set forth in Section 7.3(a) and Section 7.3(b).

Article VIII
Termination, Amendment and Waiver

Section 8.1.

Termination. This Agreement may be terminated, and the Merger may be abandoned, at any time prior to the Effective Time, by action taken or authorized by the board of directors of the terminating Party or Parties, whether before or after receipt of the Stockholder Approval:

(a)

by mutual written consent of Parent and the Company;

(b)

by either Parent or the Company:

(i)

if the Merger shall not have been consummated by 11:59 p.m., Eastern time, on October 14, 2016 (the “End Date”); provided, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any Party if the failure of the Closing to occur prior to the End Date resulted from the failure of such Party to perform any of its covenants or obligations under this Agreement;

(ii)

if (A) any Order of any Governmental Authority having competent jurisdiction is entered enjoining the Company, Parent or Merger Sub from consummating the Merger and such Order has become final and nonappealable, or (B) there shall be any Law that makes consummation of the Merger illegal or otherwise prohibited; provided, that the right to terminate this Agreement pursuant to this Section 8.1(b)(ii) shall not be available to any Party whose breach of any provision of this Agreement resulted in the imposition of any such Order or the failure of such Order to be resisted, resolved or lifted, as applicable; or

(iii)

if the Stockholder Approval is not obtained at the Company Stockholders Meeting (or any adjournment or postponement thereof); provided, that the right to terminate this Agreement pursuant to this Section 8.1(b)(iii) shall not be available to any Party whose breach of any provision of this Agreement has been the cause of, or resulted in, the failure to obtain such Stockholder Approval;

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(c)

by the Company:

(i)

if (A) Parent or Merger Sub shall have breached any of the covenants or agreements contained in this Agreement to be complied with by Parent or Merger Sub such that the closing condition set forth in Section 7.3(b) would not be satisfied or (B) there exists a breach of any representation or warranty of Parent or Merger Sub contained in this Agreement such that the closing condition set forth in Section 7.3(a) would not be satisfied and, in the case of clauses (A) or (B), such breach is incapable of being cured by the End Date or is not cured by Parent or Merger Sub within thirty (30) calendar days after Parent or Merger Sub receives written notice of such breach and the Company’s intention to terminate this Agreement pursuant to this Section 8.1(c)(i) from the Company; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(c)(i) if, at the time of such termination, there exists a breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement that would result in the closing conditions set forth in Section 7.2(a) or Section 7.2(b), as applicable, not being satisfied;

(ii)

if prior to obtaining the Stockholder Approval, (A) the Company has received a Superior Proposal, (B) the Company Board has authorized the Company to enter into a definitive Alternative Acquisition Agreement to consummate the acquisition transaction contemplated by that Superior Proposal, (C) the Company has complied in all respects with Section 6.4 and (D) substantially concurrently with the termination of this Agreement, the Company enters into such Alternative Acquisition Agreement referred to in the foregoing clause (B); provided, that the right of the Company to terminate this Agreement pursuant this Section 8.1(c)(ii) is conditioned on and subject to the prior payment by the Company of the Company Termination Fee to Parent in accordance with Section 8.2(b)(i), and any purported termination pursuant to this Section 8.1(c)(ii) shall be void and of no force or effect if the Company shall not have paid the Company Termination Fee; or

(iii)

if (A) the Merger shall not have been consummated on the date upon which Parent is required to consummate the Closing pursuant to Section 2.2, (B) at the time of such termination, all conditions to Parent’s obligations to consummate the Closing pursuant to Section 2.2 other than those conditions that by their nature are to be satisfied by actions taken at the Closing continue to be satisfied, (C) the Company stood ready, willing and able to consummate the Merger and the other transactions contemplated by this Agreement on such date and continues to stand ready, willing and able to do so at all times during such three (3) Business Days described in the following clause (D), and the Company has given Parent irrevocable written notice at least one (1) Business Day prior to the date upon which Parent is required to consummate the Closing confirming that fact and (D) Parent and Merger Sub fail to consummate the Merger within three (3) Business Days following receipt of such written notice;

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(d)

by Parent:

(i)

if (A) the Company shall have breached any of the covenants or agreements contained in this Agreement to be complied with by the Company (other than Section 6.2 or Section 6.4) such that the closing condition set forth in Section 7.2(b) would not be satisfied or (B) there exists a breach of any representation or warranty of the Company contained in this Agreement such that the closing condition set forth in Section 7.2(a) would not be satisfied and, in the case of either (A) or (B), such breach is incapable of being cured by the End Date or is not cured by the Company within thirty (30) calendar days after the Company receives written notice of such breach and of Parent’s intention to terminate this Agreement pursuant to this Section 8.1(d)(i) from Parent or Merger Sub; provided, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(d)(i) if, at the time of such termination, there exists a breach of any representation, warranty, covenant or agreement of Parent or Merger Sub contained in this Agreement that would result in the closing conditions set forth in Section 7.3(a) or Section 7.3(b), as applicable, not being satisfied; or

(ii)

if, prior to the obtaining of the Stockholder Approval, (A) Parent shall have received written notice from the Company to the effect that the Company intends to terminate this Agreement in accordance with Section 6.4(d)(i), (B) the Company Board or any committee thereof shall have effected a Company Adverse Recommendation Change or an Intervening Event Change of Recommendation, (C) the Company Board shall, within five (5) Business Days of a tender or exchange offer relating to an Acquisition Proposal (whether or not a Superior Proposal) having been commenced, fail to publicly recommend against such tender or exchange offer, (D) the Company Board shall have failed to publicly reaffirm its recommendation of the Merger after any Acquisition Proposal or any material modification thereto is first commenced, publicly announced, distributed or disseminated to the Company’s stockholders within five (5) Business Days after Parent so requests in writing (or, if the Stockholders Meeting is scheduled to be held within five (5) Business Days of such request, within one (1) Business Day after such request and in any event, prior to the date of the Stockholders Meeting) or (E) the Company shall have breached or be deemed to have breached in any material respect its obligations under Section 6.2 or Section 6.4.

(e)

Notice of Termination. The Party desiring to terminate this Agreement pursuant to this Section 8.1 (other than under Section 8.1(a)) shall give written notice of such termination to the other Parties specifying the provision or provisions of this Section 8.1 pursuant to which such termination is purportedly effected and setting forth in reasonable detail the facts forming the basis for such termination pursuant to such provision or provisions.

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Section 8.2.

Effect of Termination; Termination Fees.

(a)

Effect of Termination Generally. Any proper and valid termination of this Agreement pursuant to Section 8.1 will be effective immediately upon the delivery of written notice by the terminating Party to the other Parties. Except as otherwise set forth in this Section 8.2, in the event of a termination of this Agreement by either the Company or Parent as provided in Section 8.1, this Agreement shall forthwith become void and of no further force or effect and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company or their respective Representatives; provided, that the provisions of this Section 8.2 and Article IX shall remain in full force and effect and survive any termination of this Agreement in accordance with their respective terms; provided, further, that no Party shall be relieved or released from any liabilities or damages under this Agreement arising out of its willful breach of any provision of this Agreement (including the failure by any Party to pay any amounts due pursuant to this Section 8.2) or for fraud. Notwithstanding the foregoing, in no event shall any Party be liable for punitive damages. Notwithstanding anything else in this Agreement, in no event shall specific performance of Parent’s or Merger Sub’s obligation to cause the Cash Equity to be funded or to consummate the Merger or the other transactions contemplated by this Agreement survive any termination of this Agreement.

(b)

Company Termination Fee.

(i)

In the event this Agreement is terminated by the Company pursuant to Section 8.1(c)(ii), the Company must prior to or substantially concurrently with such termination pay the Company Termination Fee to Parent (or one or more of its designees) by wire transfer of same day funds to one or more accounts designated by Parent (or its designee(s)).

(ii)

In the event this Agreement is terminated by Parent pursuant to Section 8.1(d)(ii), the Company shall pay the Company Termination Fee to Parent (or one or more of its designees) promptly, but in any event within two (2) Business Days after the date of such termination, by wire transfer of same day funds to one or more accounts designated by Parent (or its designee(s)).

(iii)

In the event that (A) this Agreement is terminated by (x) Parent pursuant to Section 8.1(d)(i) or (y) by either Parent or the Company pursuant to Section 8.1(b)(i) or Section 8.1(b)(iii), (B) at or prior to the time of such termination an Acquisition Proposal or an intention to make an Acquisition Proposal shall have been made to the Company or the Company Stockholders or the Company Board or otherwise publicly announced or disclosed or otherwise communicated to senior management of the Company and (C) after the execution and delivery of this Agreement and prior to the twelve (12) month anniversary of the termination of this Agreement, the Company consummates the transactions contemplated by any Alternative Acquisition Agreement or any Acquisition Proposal or the Company enters into a definitive agreement providing for the consummation of the transactions contemplated by any Acquisition Proposal or the Company recommends or submits an Acquisition Proposal to the Company Stockholders for adoption (which, in each case, need not be the same Acquisition Proposal that was made, disclosed or communicated prior to termination hereof), then the Company shall, on the earliest date that such Alternative Acquisition Agreement or an Acquisition Proposal is consummated, entered into, recommended or submitted pay the Company Termination Fee to Parent (or one or more of its designees) by wire transfer of same day funds to one or more accounts designated by Parent (or its designee(s)); provided, that for purposes of this Section 8.2(b)(iii), all percentages in the definition of Acquisition Proposal shall be replaced with 50%.

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(iv)

In the event that this Agreement is terminated by the Company or Parent pursuant to Section 8.1(b)(iii) under circumstances in which the Company Termination Fee is not then payable pursuant to Section 8.2(b)(iii), then the Company shall reimburse Parent and its Affiliates for all of their reasonable and documented out-of-pocket fees and expenses (including all fees and expenses of financing sources, counsel, accountants, investment bankers, experts and consultants to Parent and Merger Sub and their Affiliates) actually incurred by Parent or Merger Sub or on their behalf in connection with or related to the authorization, preparation, investigation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby (the “Parent Expenses”), up to a maximum amount of $2,750,000; provided, that the payment by the Company of the Parent Expenses pursuant to this Section 8.2(b)(iv) shall not relieve the Company of any subsequent obligation to pay the Company Termination Fee pursuant to Section 8.2(b) (except that such obligation shall be reduced by the amount of Parent Expenses already paid to Parent by the Company).

(v)

For the avoidance of doubt, in no event shall the Company be obligated to pay, or cause to be paid, the Company Termination Fee on more than one occasion; provided, that the payment by the Company of the Company Termination Fee shall not relieve the Company from any liability or damage resulting from a material breach of any of its covenants or agreements set forth in this Agreement. Parent shall have right to assign the right to receive the Company Termination Fee to one or more Persons in its sole discretion.

(c)

Liability. Notwithstanding anything to the contrary in this Agreement, no Parent Party, except Parent and Merger Sub, shall have any liability for any obligation or liability to the Company, any of its Affiliates or any of its or their direct or indirect stockholders for any claim for any loss suffered as a result of any breach of this Agreement or the Financing Commitments (other than RoundTable Healthcare Partners IV, L.P. or RoundTable Healthcare Investors IV, L.P. for any breach of the Equity Commitment Letter), or the failure of the Merger or any other transaction contemplated hereby or thereby to be consummated, or in respect of any oral representation made or alleged to be have been made in connection herewith or therewith, whether in equity or at law, in contract, in tort or otherwise. For the purpose of this Section 8.2(c), “Parent Party” means, collectively, (i) Parent, Merger Sub and any of their respective Representatives and (ii) the Representatives of the Persons listed in the foregoing clause (i).

(d)

Acknowledgement. Each Party acknowledges that (i) the agreements contained in this Section 8.2 are an integral part of the transactions contemplated in this Agreement and (ii) without the agreements contained in this Section 8.2, the Parties would not have entered into this Agreement.

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Section 8.3.

Extension; Waiver. At any time prior to the Effective Time, the Parties may, to the extent permitted by applicable Law and subject to Section 8.4, (i) extend the time for the performance of any of the obligations or other acts of the other Parties, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions contained herein. No extension or waiver by the Company shall require the approval of the stockholders of the Company unless such approval is required by Applicable Law. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. The failure of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

Section 8.4.

Amendment. This Agreement may be amended by the Parties by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time. No amendment of this Agreement shall be submitted to be approved by the stockholders of the Company unless required by Applicable Law. This Agreement may not be amended except by an instrument in writing signed by Parent and the Company.

Article IX
General Provisions

Section 9.1.

Non-Survival of Representations, Warranties, Covenants and Agreements. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. None of the covenants or agreements of the Parties in this Agreement shall survive the Effective Time, other than (i) the covenants and agreements contained in this Article IX, the agreements of Parent, Merger Sub and the Company in Article III (Conversion of Securities; Exchange of Certificates), and Section 6.12 (Indemnification of Directors and Officers) and (ii) those other covenants and agreements contained herein that by their terms apply, or that are to be performed in whole or in part, after the Effective Time, which shall survive the consummation of the Merger until fully performed.

Section 9.2.

Notices. Any notices or other communications required or permitted under, or otherwise in connection with this Agreement, shall be in writing and shall be deemed to have been duly given (a) when received if delivered in person, by registered or certified mail (postage prepaid) or by national overnight courier or (b) upon confirmation of receipt when transmitted by facsimile transmission or by electronic mail (but only if followed by transmittal by national overnight courier or hand delivery on the next Business Day), in each case as follows:

If to Parent or Merger Sub, at:

Symmetry Surgical Holdings, Inc.
c/o RoundTable Healthcare Partners
272 East Deerpath Road, Suite 350
Lake Forest, IL 60045

Attention:	R. Craig Collister, Senior Partner
Facsimile:	(847) 482-9215
E-mail:	ccollister@roundtablehp.com

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with copies (which shall not constitute notice) to:

Gibson, Dunn & Crutcher
200 Park Avenue
New York, New York 10166

Attention:	Sean P. Griffiths
Facsimile:	(212) 351-5222
E-mail:	SGriffiths@gibsondunn.com

If to the Company, at:

Symmetry Surgical Inc.

3034 Owen Dr.

Antioch, TN 37013

Attention:	Tom Sullivan, Chief Executive Officer
David C. Milne, General Counsel
Facsimile:	1 (800) 342-3272
E-mail:	tom.sullivan@symmetrysurgical.com
david.milne@symmetrysurgical.com

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036

Attention:	James T. Lidbury, Rachel Phillips
Facsimile:	+852 3664 6454
E-mail:	james.lidbury@ropesgray.com, rachel.phillips@ropesgray.com

or, in each case, to such other addresses as shall be given in writing by any such Person to each of the other Parties in accordance with this Section 9.2.

Section 9.3.

Fees and Expenses. Except as otherwise expressly set forth in this Agreement, all fees and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the Party incurring such expenses, whether or not the Merger is consummated.

Section 9.4.

Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the greatest extent possible.

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Section 9.5.

Entire Agreement. This Agreement (together with the Exhibits, Parent Disclosure Letter, Company Disclosure Letter and the other documents delivered pursuant hereto), the Financing Commitments and the NDA constitute the entire agreement of the Parties and supersede all prior agreements and undertakings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof and thereof.

Section 9.6.

Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof. Accordingly, in the event of any breach by any Party of any covenant or obligation contained in this Agreement the non-breaching Party shall be entitled to seek an injunction or injunctions to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which such Party is entitled at law or in equity. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 9.6 shall not be required to provide any bond or other security in connection with any such order or injunction. Each Party further agrees that in the event of an action by any other Party for specific performance or injunctive relief, it will not assert that a remedy at law or other remedy would be adequate or that specific performance or injunctive relief in respect of such breach or violation should not be available on the grounds that money damages are adequate or any other grounds.

Section 9.7.

Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)

This Agreement and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the transactions contemplated hereby or the negotiation, execution or performance of this Agreement shall be construed, performed and enforced in accordance with the Laws of the State of Delaware without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the Laws of another jurisdiction.

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(b)

Any Action against, arising out of or relating to this Agreement, the Equity Financing Commitments or the transactions contemplated hereby or thereby (including the Merger) shall be brought solely and exclusively in the Court of Chancery of the State of Delaware; provided, that if (and only after) such court determines that it lacks subject matter jurisdiction over any such Action, such Action shall be brought in the Federal courts of the United States located in the State of Delaware. Each of the Parties agrees that a final judgment (subject to any appeals therefrom) in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party hereby irrevocably submits to the exclusive jurisdiction of such courts in respect of any Action arising out of or relating to this Agreement, the Equity Financing Commitments or the transactions contemplated hereby or thereby, and hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any Action arising out of or relating to such matters in any such court in accordance with the provisions of this Section 9.7. Each of the Parties hereby irrevocably waives, to the fullest extent it may legally and effectively do so, the defense of an inconvenient forum to the maintenance of such Action in any such court. Each of the Parties hereby irrevocably and unconditionally consents to service of process in the manner provided for notices in Section 9.2 (Notices). Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by Law. Notwithstanding anything in this Agreement to the contrary, to the extent required under the Debt Financing Commitments, the law of the State of New York law shall apply (but, for the avoidance of doubt, other than with respect to the definition, interpretation of the meaning and application of Company Material Adverse Effect (or other similar event) and whether a Company Material Adverse Effect has occurred, with respect to which issues, Delaware law shall apply in all cases), and the Parties agree that New York State or United States federal courts sitting in the borough of Manhattan, New York City (and any New York State or United States Federal court from which appeal therefrom may validly be taken) shall have exclusive jurisdiction over the parties and over any such Action brought against any financing source under the Debt Financing Commitments or any of their respective Affiliates in connection with this Agreement, any Debt Financing Commitments or the transactions contemplated hereby or thereby, or the failure of such transactions to be consummated, and nothing in this Section 9.7 or elsewhere in this Agreement shall be construed to provide otherwise.

(c)

Each Party acknowledges and agrees that any controversy which may arise under this Agreement, the Debt Financing Commitments or the Equity Financing Commitments is likely to involve complicated and difficult issues, and therefore each such Party hereby irrevocably and unconditionally waives any right such Party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, the Debt Financing Commitments, the Equity Financing Commitments or the transactions contemplated hereby or thereby. Each Party certifies and acknowledges that (i) no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each Party understands and has considered the implications of this waiver, (iii) each Party makes this waiver voluntarily and (iv) each Party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 9.7(c).

Section 9.8.

No Third-Party Beneficiaries. This Agreement is not intended to, and shall not, confer any rights, claims, Actions or remedies upon any Person other than Company, Parent and Merger Sub (and their respective successors and permitted assigns), except for following the Effective Time, the rights of the Indemnified Parties pursuant to Section 6.12. The representations and warranties in this Agreement are the product of negotiations among the Company, Parent and Merger Sub and are for the sole benefit of Company, Parent and Merger Sub. Any breaches of or inaccuracies in such representations and warranties are subject to waiver solely by the Parties in accordance with Section 8.3 without notice or liability to any other Person. The representations and warranties in this Agreement may represent an allocation among the Company, Parent and Merger Sub of risks associated with particular matters regardless of the Knowledge of any of them or any other Person. Accordingly, Persons other than the Company, Parent and Merger Sub may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

A-75

Section 9.9.

No Recourse to Lenders. Subject to the rights of the parties to the Debt Financing Commitments under the terms thereof, none of the parties hereto, nor any of their respective Affiliates, solely in their respective capacities as parties to this Agreement, shall have any rights or claims against any Lender or any Affiliate thereof (collectively, the “Debt Financing Sources”), solely in their respective capacities as lenders or arrangers in connection with the Debt Financing, and the Debt Financing Sources, solely in their respective capacities as lenders or arrangers, shall not have any rights or claims against any Party hereto or any related Person thereof, in connection with this Agreement or the Debt Financing, whether at law or equity, in contract, in tort or otherwise.

Section 9.10.

Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties; provided, that each of Parent and Merger Sub may assign this Agreement or any of its rights (but not its obligations) to an Affiliate of Parent or to any parties providing the Debt Financing (including for purposes of creating a security interest herein or otherwise assigning collateral in respect of such Debt Financing). No assignment by any Party shall relieve such Party of any of its obligations hereunder. Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

Section 9.11.

Obligations of Parent and of the Company. Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

Section 9.12.

Mutual Drafting. Each Party has participated in the drafting of this Agreement, which each Party acknowledges is the result of extensive negotiations between the Parties.

Section 9.13.

Counterparts. This Agreement may be executed by facsimile and in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 9.14.

Delivery by Facsimile or E-mail. This Agreement, and any amendments hereto, waivers hereof or consents or notifications hereunder, to the extent signed and delivered by means of a facsimile machine or by e-mail with facsimile or scan attachment, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any Party, each other Party shall re-execute original forms thereof and deliver them to all other Parties. No Party shall raise the use of a facsimile machine or e-mail to deliver a signature or the fact that any signature or Contract was transmitted or communicated through the use of facsimile machine or by e-mail with facsimile or scan attachment as a defense to the formation of a contract, and each such Party forever waives any such defense.

[Signature page follows.]

A-76

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SYMMETRY SURGICAL HOLDINGS, INC.

By:	/s/ R. Craig Collister
Name: R. Craig Collister
Title: President

SYMMETRY ACQUISITION CORP, INC.

By:	/s/ R. Craig Collister
Name: R. Craig Collister
Title: President

SYMMETRY SURGICAL INC.

By:	/s/ David C. Milne
Name: David C. Milne
Title: Chief Administrative Officer, SVP, General Counsel, Chief Compliance Officer & Corporate Secretary

[Signature Page to Agreement and Plan of Merger]

A-77

EXHIBIT A

Knowledge of the Company

Thomas Sullivan

Scott Kunkel

David Milne

Ronda Harris

Jose Fernandez

A-A-1

 EXHIBIT B

Knowledge of Parent

R. Craig Collister

Phillip Smith

A-B-1

ANNEX B

May 2, 2016

Board of Directors
Symmetry Surgical Inc.
3034 Owen Drive
Antioch, TN 37013

Members of the Board:

Stifel, Nicolaus & Company, Incorporated (“Stifel” or “we”) has been advised that Symmetry Surgical Inc. (the “Company”) is considering entering into an Agreement and Plan of Merger (the “Merger Agreement”) with Symmetry Surgical Holdings, Inc. (the “Buyer”) and a newly formed Delaware corporation that is a wholly-owned subsidiary of the Buyer (“Merger Sub”), pursuant to which (i) Merger Sub will be merged with and into the Company with the Company continuing as the surviving corporation and (ii) each share (collectively, the “Shares”) of Common Stock, $0.0001 par value per share, of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time (as defined in the Merger Agreement), other than (w) shares held in the treasury of the Company or shares owed by the Buyer, Merger Sub, any direct or indirect wholly-owned subsidiary of Parent or Merger Sub or any Company subsidiary, (x) Dissenting Shares (as defined in the Merger Agreement), (y) Company Restricted Stock (as defined in the Merger Agreement) and (z) any shares of Company Common Stock as to which treatment is separately agreed by the Buyer and the holder thereof after the execution and delivery of the Merger Agreement (the shares specified in clauses (w) through (z), the “Excluded Shares”) will be converted into the right to receive $13.10 per Share in cash (the “Merger Consideration”), subject to adjustment and on terms and conditions more fully set forth in the Merger Agreement (the “Merger”).

The Board of Directors of the Company (the “Board”) has requested Stifel’s opinion, as investment bankers, as to the fairness, from a financial point of view, to the holders of Shares of Company Common Stock, other than the Excluded Shares, of the Merger Consideration to be received by such holders of Shares from the Buyer in the Merger pursuant to the Merger Agreement (the “Opinion”).

In rendering our Opinion, we have, among other things:

(i)	discussed the Merger and related matters with the Company’s counsel and reviewed a draft copy of the Merger Agreement dated May 2, 2016;
(ii)	reviewed the audited consolidated financial statements of the Company contained in its Annual Report on Form 10-K for the year ended January 2, 2016;
(iii)	reviewed and discussed with the Company’s management certain other publicly available information concerning the Company;
(iv)	reviewed certain non-publicly available information concerning the Company, including internal financial analyses and forecasts prepared by its management and held discussion with the Company’s senior management regarding recent developments;
B-1

Board of Directors
May 2, 2016

(v)	reviewed and analyzed certain publicly available information concerning the terms of selected merger and acquisition transactions that we considered relevant to our analysis;
(vi)	reviewed and analyzed certain publicly available financial and stock market data relating to selected public companies that we deemed relevant to our analysis;
(vii)	participated in certain discussions and negotiations between representatives of the Company and the Buyer;
(viii)	reviewed the reported prices and trading activity of the equity securities of the Company;
(ix)	considered the results of our efforts, at the direction of the Company, to solicit indications of interest from selected third parties with respect to a merger or other transaction with the Company;
(x)	conducted such other financial studies, analyses and investigations and considered such other information as we deemed necessary or appropriate for purposes of our opinion; and
(xi)	took into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuations and our knowledge of the Company’s industry generally.

In rendering our Opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information that was provided to Stifel by or on behalf of the Company, or that was otherwise reviewed by Stifel, and have not assumed any responsibility for independently verifying any of such information. With respect to the financial forecasts supplied to us by the Company, we have assumed, at the direction of the Company, that they were reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of the Company as to the future operating and financial performance of the Company and that they provided a reasonable basis upon which we could form our opinion. Such forecasts and projections were not prepared with the expectation of public disclosure. All such projected financial information is based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projected financial information. Stifel has relied on this projected information without independent verification or analyses and does not in any respect assume any responsibility for the accuracy or completeness thereof.

We also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of the Company since the date of the last financial statements of the Company made available to us. We did not make or obtain any independent evaluation, appraisal or physical inspection of the Company’s assets or liabilities, nor have we been furnished with any such evaluation or appraisal. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, Stifel assumes no responsibility for their accuracy.

B-2

Board of Directors
May 2, 2016

We have assumed, with your consent, that there are no factors that would delay or subject to any adverse conditions any necessary regulatory or governmental approval and that all conditions to the Merger will be satisfied and not waived. In addition, we have assumed that the definitive Merger Agreement will not differ materially from the draft we reviewed. We have also assumed that the Merger will be consummated substantially on the terms and conditions described in the Merger Agreement, without any waiver of material terms or conditions by the Company or any other party and without any anti-dilution or other adjustment to the Merger Consideration, and that obtaining any necessary regulatory approvals or satisfying any other conditions for consummation of the Merger will not have an adverse effect on the Company or the Merger. We have assumed that the Merger will be consummated in a manner that complies with the applicable provisions of the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. We have further assumed that the Company has relied upon the advice of its counsel, independent accountants and other advisors (other than Stifel) as to all legal, financial reporting, tax, accounting and regulatory matters with respect to the Company, the Merger and the Merger Agreement.

Our Opinion is limited to whether the Merger Consideration is fair to the holders of Shares of Company Common Stock, other than the Excluded Shares, from a financial point of view, and does not address any other terms, aspects or implications of the Merger, including, without limitation, the form or structure of the Merger, any consequences of the Merger on the Company, its stockholders, creditors or otherwise, or any terms, aspects or implications of any voting, support, stockholder or other agreements, arrangements or understandings contemplated or entered into in connection with the Merger or otherwise. Our Opinion also does not consider, address or include: (i) any other strategic alternatives currently (or which have been or may be) contemplated by the Board or the Company; (ii) the legal, tax or accounting consequences of the Merger on the Company or the holders of Company Common Stock; (iii) the fairness of the amount or nature of any compensation to any of the Company’s officers, directors or employees, or class of such persons, relative to the compensation to the holders of the Company’s securities; (iv) the effect of the Merger on, or the fairness of the consideration to be received by, holders of any class of securities of the Company other than the Shares, or any class of securities of any other party to any transaction contemplated by the Merger Agreement; (v) whether the Buyer has sufficient cash, available lines of credit or other sources of funds to enable it to pay the Merger Consideration to the holders of Shares of Company Common Stock at the closing of the Merger; or (vi) any advice or opinions provided by any other advisor to the Company. Furthermore, we are not expressing any opinion herein as to the prices, trading range or volume at which the Company’s securities will trade following public announcement or consummation of the Merger.

B-3

Board of Directors
May 2, 2016

Our Opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us by or on behalf of the Company or its advisors, or information otherwise reviewed by Stifel, as of the date of this Opinion. It is understood that subsequent developments may affect the conclusion reached in this Opinion and that Stifel does not have any obligation to update, revise or reaffirm this Opinion, except in accordance with the terms and conditions of Stifel’s engagement letter agreement with the Company. Our Opinion is for the information of, and directed to, the Board for its information and assistance in connection with its consideration of the financial terms of the Merger. Our Opinion does not constitute a recommendation to the Board as to how the Board should vote on the Merger or to any stockholder of the Company as to how any such stockholder should vote at any stockholders’ meeting at which the Merger is considered, or whether or not any stockholder of the Company should enter into a voting, stockholders’ or affiliates’ agreement with respect to the Merger, or exercise any dissenters’ or appraisal rights that may be available to such stockholder. In addition, the Opinion does not compare the relative merits of the Merger with any other alternative transactions or business strategies which may have been available to the Company and does not address the underlying business decision of the Board or the Company to proceed with or effect the Merger.

We are not legal, tax, regulatory or bankruptcy advisors. We have not considered any potential legislative or regulatory changes currently being considered or recently enacted by the United States Congress, the various federal banking agencies, the Securities and Exchange Commission (the “SEC”), or any other regulatory bodies, or any changes in accounting methods or generally accepted accounting principles that may be adopted by the SEC or the Financial Accounting Standards Board. Our Opinion is not a solvency opinion and does not in any way address the solvency or financial condition of the Company, the Buyer, Merger Sub or any other party.

Stifel, as part of its investment banking services, is regularly engaged in the independent valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services that is contingent upon the consummation of the Merger. We have also acted as financial advisor to the Board and will receive a fee upon the delivery of this Opinion that is not contingent upon consummation of the Merger. Such fee will be credited against any financial advisory fee payable upon consummation of the Merger. We will not receive any other significant payment or compensation contingent upon the successful consummation of the Merger. In addition, The Company has agreed to indemnify us for certain liabilities arising out of our engagement. Stifel served as financial advisor to Symmetry Medical Inc. in connection with the sale of Symmetry Medical Inc. and the spin-off of the Company that were announced in August 2014, and we received compensation in connection therewith. Stifel may seek to provide investment banking services to the Buyer or its affiliates in the future, for which we would seek customary compensation. In the ordinary course of business, Stifel and our clients may transact in the equity securities of each of the Company and the Buyer and may at any time hold a long or short position in such securities.

Stifel’s Fairness Opinion Committee has approved the issuance of this Opinion. Our Opinion may not be published or otherwise used or referred to, nor shall any public reference to Stifel be made, without our prior written consent, except in accordance with the terms and conditions of Stifel’s engagement letter agreement with the Company.

B-4

Board of Directors
May 2, 2016

Based upon and subject to the foregoing, we are of the opinion, as investment bankers, that, as of the date hereof, the Merger Consideration to be received by holders of Shares of Company Common Stock, other than Excluded Shares, from the Buyer in the Merger pursuant to the Merger Agreement is fair to such holders of Shares, from a financial point of view.

Very truly yours,

/s/ Stifel, Nicolaus & Company, Incorporated
STIFEL, NICOLAUS & COMPANY, INCORPORATED

B-5

ANNEX C

SECTION 262 OF THE GENERAL CORPORATION LAW
OF THE STATE OF DELAWARE

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

C-5

SYMMETRY SURGICAL INC. Attn: David Milne 3034 OWEN DRIVE ANTIOCH, TN 37013

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following proposals:					For	Against	Abstain

1			To adopt the Agreement and Plan of Merger, dated as of May 2, 2016, among Symmetry Surgical Inc., Symmetry Surgical Holdings, Inc. and Symmetry Acquisition Corp, Inc., and thereby approve the transactions contemplated by the merger agreement, including the merger.		☐	☐	☐

2			To approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.		☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No

Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

0000294133_1      R1.0.1.25

Proxy- Symmetry Surgical Inc.

Solicited on Behalf of the Board of Directors
SPECIAL MEETING OF STOCKHOLDERS
July 1, 2016 beginning at 9:00 AM M.D.T.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice of Meeting and Proxy Statement are available at www.proxyvote.com

SYMMETRY SURGICAL INC.
Special Meeting of Stockholders
July 1, 2016 9:00 AM M.D.T.
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Francis T. Nusspickel and Craig Reynolds, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of SYMMETRY SURGICAL INC. that the stockholder(s) is/are entitled to vote at the special meeting of stockholder(s) to be held at 9:00 AM M.D.T. on July 1, 2016, at Salt Lake Marriott Downtown at City Creek, 75 South West Temple, Salt Lake City, UT, 84101, and any adjournment or postponement thereof, and with discretionary authority with respect to any other business that may properly come before the special meeting or any adjournment or postponement thereof.

The stockholder(s) hereby revoke(s) any proxy heretofore given and directs said proxies (the individuals named on your proxy card) to vote or act as indicated on the reverse side of this ballot.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side

0000294133_2     R1.0.1.25